FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-15

Free Writing Prospectus

Collateral Term Sheet

$546,254,993

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2026-5C10

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

LMF Commercial, LLC

Societe Generale Financial Corporation

Citi Real Estate Funding Inc.

Goldman Sachs Mortgage Company

BSPRT CMBS Finance, LLC

JPMorgan Chase Bank, National Association

UBS AG New York Branch

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2026-5C10

June 4, 2026

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	SOCIÉTÉ GÉNÉRALE	UBS SECURITIES LLC
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Société Générale is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2026-5C10	Transaction Highlights

I.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	9	39	$254,071,875	46.5%
Wells Fargo Bank, National Association	6	6	108,250,000	19.8
LMF Commercial, LLC	5	5	65,300,000	12.0
Societe Generale Financial Corporation	2	3	27,123,118	5.0
Citi Real Estate Funding Inc.	2	3	25,760,000	4.7
Goldman Sachs Mortgage Company	1	1	25,000,000	4.6
BSPRT CMBS Finance, LLC	1	2	18,750,000	3.4
JPMorgan Chase Bank, National Association	2	2	18,000,000	3.3
UBS AG New York Branch	1	1	4,000,000	0.7
Total	29	62	$546,254,993	100.0%

Loan Pool:

Initial Pool Balance:	$546,254,993
Number of Mortgage Loans:	29
Average Cut-off Date Balance per Mortgage Loan:	$18,836,379
Number of Mortgaged Properties:	62
Average Cut-off Date Balance per Mortgaged Property(1):	$8,810,564
Weighted Average Mortgage Interest Rate:	6.7897%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	67.9%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	360
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.66x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.8%
Weighted Average Balloon Loan-to-Value Ratio(1):	62.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.0%
% of Mortgage Loans with Single Tenants(3):	NAP
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2026-5C10	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 18.7% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

18.7% (4 mortgage loans) require amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 81.3% of the mortgage pool (25 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 63.8% and 1.58x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 50.9% of the mortgage pool (10 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	78.6% of the pool
Insurance:	23.9% of the pool
Capital Replacements:	89.7% of the pool
TI/LC:	79.7% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

80.8% of the mortgage pool (23 mortgage loans) features a lockout period, then defeasance only until an open period;

15.5% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

3.7% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

II.       Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/Units/ Pads	Cut-off Date Balance Per SF/Unit/ Pad ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
AREF2	St. Louis Portfolio	St. Louis	MO	1 / 10	$50,000,000	9.2%	Multifamily	565	$88,496	67.7%	67.7%	1.36x	9.9%
AREF2	Westroads Mall	Omaha	NE	1 / 1	49,000,000	9.0%	Retail	538,040	125	53.3%	50.8%	2.20x	19.8%
AREF2	Northwest Atlanta Industrial Portfolio	Various	GA	1 / 22	49,000,000	9.0%	Various	387,623	126	65.3%	65.3%	1.46x	10.2%
WFB	2020 Main Street	Irvine	CA	1 / 1	48,000,000	8.8%	Office	271,288	177	59.8%	59.8%	1.97x	14.8%
LMF	Astor Place Retail	New York	NY	1 / 1	36,000,000	6.6%	Retail	27,742	1,298	74.8%	74.8%	1.20x	7.0%
AREF2	Rayford's Edge Apartments	Spring	TX	1 / 1	33,000,000	6.0%	Multifamily	376	87,766	65.4%	65.4%	1.20x	8.5%
AREF2	The Shops at Rockvale	Lancaster	PA	1 / 1	28,250,000	5.2%	Retail	292,452	97	65.9%	65.9%	1.57x	11.9%
AREF2	Frontera Crossing	Austin	TX	1 / 1	27,600,000	5.1%	Office	165,258	167	62.0%	62.0%	1.49x	12.8%
WFB	The Towers at Cupertino City Center	Cupertino	CA	1 / 1	25,000,000	4.6%	Office	357,838	405	63.6%	63.6%	1.69x	11.3%
GSMC	Hamilton Place	Chattanooga	TN	1 / 1	25,000,000	4.6%	Retail	385,318	187	67.6%	64.0%	2.03x	17.1%
Top Three Total/Weighted Average				3 / 33	$148,000,000	27.1%				62.1%	61.3%	1.67x	13.3%
Top Five Total/Weighted Average				5 / 35	$232,000,000	42.5%				63.6%	63.1%	1.66x	12.6%
Top Ten Total/Weighted Average				10 / 40	$370,850,000	67.9%				64.1%	63.5%	1.63x	12.4%
Non-Top Ten Total/Weighted Average				19 / 22	$175,404,993	32.1%				60.2%	59.9%	1.73x	12.1%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Pad, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2026-5C10	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling /Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
2	Westroads Mall	AREF2	$49,000,000	$18,000,000	$67,000,000	WFCM 2026-5C10	Trimont LLC	Argentic Services Company LP	Future Securitization(s)	2.20x	19.8%	53.3%
9	The Towers at Cupertino City Center	WFB	$25,000,000	$120,000,000	$145,000,000	BANK5 2026-5YR22	Trimont LLC	KeyBank National Association	BBCMS 2026-5C41 WFCM 2026-5C9 BANK5 2026-5YR22 Future Securitization(s)	1.69x	11.3%	63.6%
10	Hamilton Place	GSMC	$25,000,000	$46,900,000	$71,900,000	Future Securitization	Future Securitization	Future Securitization	N/A	2.03x	17.1%	67.6%
11	535 & 545 5th Avenue	SGFC	$19,973,118	$289,610,215	$309,583,333	Benchmark 2026-V20	Midland	Rialto	BMARK 2026-V20 BBCMS 2026-5C40 BMARK 2026-V21 BMO 2026-5C14 BBCMS 2026-5C41 BMARK 2026-V22 WFCM 2026-5C9 BBCMS 2026-5C42 Future Securitization(s)	1.30x	9.8%	63.2%
16	West Memorial Place	JPMCB	$10,000,000	$96,000,000	$106,000,000	BANK5 2026-5YR22	Trimont	Keybank	BANK5 2026-5YR22	1.42x	10.6%	56.4%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
2	AREF2	Westroads Mall	$49,000,000	9.0%	NAP	$12,000,000	7.9741%	2.20x	1.81x	19.8%	16.8%	53.3%	62.8%
Total/Weighted Average			$49,000,000	9.0%	NAP	$12,000,000	7.9741%	2.20x	1.81x	19.8%	16.8%	53.3%	62.8%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

D.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1.01	AREF2	Hampden Hall	St. Louis	MO	Multifamily	$8,890,787	1.6%	FRESB 2017-SB35
1.02	AREF2	Triumph on the Park	St. Louis	MO	Multifamily	8,591,677	1.6%	FRESB 2017-SB35
1.03	AREF2	Sherwood Court	St. Louis	MO	Multifamily	5,970,457	1.1%	MSC 2007-IQ14
1.04	AREF2	Gates at Forest Park	St. Louis	MO	Multifamily	5,443,988	1.0%	FRESB 2017-SB35
1.05	AREF2	Park Lux	St. Louis	MO	Multifamily	4,918,617	0.9%	FRESB 2017-SB35
1.06	AREF2	Fountain Row	St. Louis	MO	Multifamily	4,212,388	0.8%	FRESB 2017-SB35
1.07	AREF2	Central Park	St. Louis	MO	Multifamily	3,765,547	0.7%	FRESB 2017-SB35
1.08	AREF2	Maryland Lofts	St. Louis	MO	Multifamily	3,258,790	0.6%	FRESB 2017-SB35
1.10	AREF2	Maryland Gardens	St. Louis	MO	Multifamily	1,976,184	0.4%	FRESB 2017-SB35
2.00	AREF2	Westroads Mall	Omaha	NE	Retail	49,000,000	9.0%	COMM 2012-LTRT
5.00	LMF	Astor Place Retail	New York	NY	Retail	36,000,000	6.6%	SGCMS 2016-C5
6.00	AREF2	Rayford's Edge Apartments	Spring	TX	Multifamily	33,000,000	6.0%	AREIT 2023-CRE8
7.00	AREF2	The Shops at Rockvale	Lancaster	PA	Retail	28,250,000	5.2%	WBCMT 2007-C32
10.00	GSMC	Hamilton Place	Chattanooga	TN	Retail	25,000,000	4.6%	GSMS 2016-GS3; GSMS 2016-GS4
11.00	SGFC	535 & 545 5th Avenue	New York	NY	Mixed Use	19,973,118	3.7%	MSBAM 2015-C24
12.00	BSPRT	Aloft Chesapeake and Fairfield Inn & Suites Williamsburg	Various	VA	Hospitality	$18,750,000	3.4%	SGCMS 2016-C5
24.00	LMF	Noble Creek Shoppes	Noblesville	IN	Retail	6,200,000	1.1%	SGCMS 2016-C5
25.00	AREF2	Long Beach Apartments	Long Beach	MS	Multifamily	6,071,875	1.1%	BL2186
	Total					$269,273,428	49.4%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

E.        Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	7	$173,350,000	31.7%	62.0%	60.7%	1.93	x	14.5%	13.7%	6.6678%
Anchored	5	99,350,000	18.2	64.8	64.8	1.77		11.3	10.8	6.2231
Super Regional Mall	2	74,000,000	13.5	58.1	55.3	2.14		18.9	17.6	7.2648
Multifamily	21	145,471,875	26.6	66.6	66.6	1.34		9.4	9.1	6.7268
Garden	4	54,071,875	9.9	66.6	66.6	1.30		9.2	8.9	6.7359
Mid Rise	8	51,569,829	9.4	67.9	67.9	1.35		9.2	9.0	6.5734
Low Rise	8	30,939,384	5.7	64.4	64.4	1.39		10.0	9.7	6.8911
High Rise	1	8,890,787	1.6	67.7	67.7	1.36		9.9	9.6	6.9900
Office	6	120,038,000	22.0	60.5	60.3	1.80		13.7	12.9	6.9817
Suburban	5	118,600,000	21.7	60.4	60.2	1.80		13.8	12.9	6.9867
Medical	1	1,438,000	0.3	65.3	65.3	1.46		10.2	9.7	6.5700
Industrial	22	53,812,000	9.9	65.0	65.0	1.45		10.2	9.7	6.6161
Flex	4	25,334,000	4.6	65.3	65.3	1.46		10.2	9.7	6.5700
Warehouse/Distribution	16	23,603,000	4.3	64.6	64.6	1.43		10.2	9.7	6.6751
Warehouse	2	4,875,000	0.9	65.3	65.3	1.46		10.2	9.7	6.5700
Mixed Use	2	28,233,118	5.2	62.7	62.1	1.40		10.2	10.1	6.9430
Retail/Office	1	19,973,118	3.7	63.2	62.3	1.30		9.8	9.7	7.0600
Multifamily/Office	1	8,260,000	1.5	61.6	61.6	1.65		11.1	11.1	6.6600
Hospitality	2	18,750,000	3.4	52.1	52.1	1.80		15.4	13.4	7.3500
Select Service	1	10,446,000	1.9	52.1	52.1	1.80		15.4	13.4	7.3500
Limited Service	1	8,304,000	1.5	52.1	52.1	1.80		15.4	13.4	7.3500
Self Storage	1	4,000,000	0.7	58.0	58.0	1.54		11.2	11.1	7.1370
Self Storage	1	4,000,000	0.7	58.0	58.0	1.54		11.2	11.1	7.1370
Manufactured Housing	1	2,600,000	0.5	59.6	59.6	1.29		9.1	9.1	6.9200
Manufactured Housing	1	2,600,000	0.5	59.6	59.6	1.29		9.1	9.1	6.9200
Total/Weighted Average	62	$546,254,993	100.0%	62.8%	62.4%	1.66	x	12.3%	11.7%	6.7897%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

F.        Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
California	3	$89,900,000	16.5%	62.3%	62.3%	1.77	x	12.7%	12.3%	6.8160%
Southern California	2	64,900,000	11.9	61.8	61.8	1.80		13.3	12.8	6.9600
Northern California	1	25,000,000	4.6	63.6	63.6	1.69		11.3	11.0	6.4420
New York	6	88,433,118	16.2	69.1	68.9	1.31		8.5	8.4	6.2272
Texas	3	70,600,000	12.9	62.8	62.8	1.34		10.5	9.6	7.0578
Georgia	23	55,250,000	10.1	65.0	65.0	1.45		10.2	9.7	6.6149
Missouri	10	50,000,000	9.2	67.7	67.7	1.36		9.9	9.6	6.9900
Nebraska	1	49,000,000	9.0	53.3	50.8	2.20		19.8	18.4	7.4780
Pennsylvania	1	28,250,000	5.2	65.9	65.9	1.57		11.9	11.2	7.0070
Other(3)	15	114,821,875	21.0	58.6	57.6	2.06		15.1	14.1	6.6871
Total/Weighted Average:		$546,254,993	100.0%	62.8%	62.4%	1.66	x	12.3%	11.7%	6.7897%
(1)	The mortgaged properties are located in 19 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 12 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

G.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
2,600,000 - 6,000,000	4	$16,650,000	3.0%
6,000,001 - 7,000,000	5	31,721,875	5.8
7,000,001 - 10,000,000	5	41,910,000	7.7
10,000,001 - 15,000,000	1	12,000,000	2.2
15,000,001 - 20,000,000	4	73,123,118	13.4
20,000,001 - 50,000,000	10	370,850,000	67.9
Total:	29	$546,254,993	100.0%
Average:	$18,836,379
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.21 - 1.30	5	$82,950,000	15.2%
1.31 - 1.50	10	148,973,118	27.3
1.51 - 1.70	6	100,981,875	18.5
1.71 - 1.90	2	52,600,000	9.6
1.91 - 2.25	3	91,750,000	16.8
2.26 - 3.00	2	57,000,000	10.4
3.01 - 5.15	1	12,000,000	2.2
Total:	29	$546,254,993	100.0%
Weighted Average:	1.75x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.0 - 10.0	12	$209,473,118	38.3%
10.1 - 11.0	4	71,450,000	13.1
11.1 - 12.0	6	76,981,875	14.1
12.1 - 13.0	1	27,600,000	5.1
13.1 - 16.0	2	66,750,000	12.2
16.1 - 26.9	4	94,000,000	17.2
Total:	29	$546,254,993	100.0%
Weighted Average:	12.3%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	27	$531,683,118	97.3%
Acquisition	2	14,571,875	2.7
Total:	29	$546,254,993	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.1600 - 5.7500	2	$48,000,000	8.8%
5.7501 - 6.5000	4	53,850,000	9.9
6.5001 - 6.7500	8	110,381,875	20.2
6.7501 - 7.0000	6	123,050,000	22.5
7.0001 - 7.2500	6	115,623,118	21.2
7.2501 - 7.4780	3	95,350,000	17.5
Total:	29	$546,254,993	100.0%
Weighted Average:	6.7897%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.25	2	$69,000,000	12.6%
1.26 - 1.30	6	47,273,118	8.7
1.31 - 1.50	9	192,250,000	35.2
1.51 - 1.70	6	76,981,875	14.1
1.71 - 1.90	1	18,750,000	3.4
1.91 - 2.25	3	122,000,000	22.3
2.26 - 4.87	2	20,000,000	3.7
Total:	29	$546,254,993	100.0%
Weighted Average:	1.66x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.9 - 9.0	8	$128,100,000	23.5%
9.1 - 10.0	7	142,823,118	26.1
10.1 - 12.0	8	114,581,875	21.0
12.1 - 14.0	1	18,750,000	3.4
14.1 - 16.0	2	73,000,000	13.4
16.1 - 20.0	1	49,000,000	9.0
20.1 - 25.5	2	20,000,000	3.7
Total:	29	$546,254,993	100.0%
Weighted Average:	11.7%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2026-5C10	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	28	$539,104,993	98.7%
61	1	7,150,000	1.3
Total:	29	$546,254,993	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 61	29	$546,254,993	100.0%
Total:	29	$546,254,993	100.0%
Weighted Average:	59 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	25	$444,281,875	81.3%
360	3	82,000,000	15.0
Planned Amortization	1	19,973,118	3.7
Total:	29	$546,254,993	100.0%
Weighted Average(3):	360 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	25	$444,281,875	81.3%
360	3	82,000,000	15.0
Planned Amortization	1	19,973,118	3.7
Total:	29	$546,254,993	100.0%
Weighted Average(3):	360 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	8	$230,250,000	42.2%
Springing	15	164,281,875	30.1
Soft / Springing Cash Management	4	104,150,000	19.1
Hard / In Place Cash Management	2	47,573,118	8.7
Total:	29	$546,254,993	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	23	$441,581,875	80.8%
Lockout / GRTR 1% or YM / Open	5	84,700,000	15.5
Lockout / GRTR 1% or YM / Defeasance or GRTR 1% or YM / Open	1	19,973,118	3.7
Total:	29	$546,254,993	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
33.3 - 40.0	1	$12,000,000	2.2%
40.1 - 55.0	4	81,150,000	14.9
55.1 - 60.0	5	70,800,000	13.0
60.1 - 65.0	6	93,583,118	17.1
65.1 - 70.0	10	237,521,875	43.5
70.1 - 74.8	3	51,200,000	9.4
Total:	29	$546,254,993	100.0%
Weighted Average:	62.8%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
33.3 - 40.0	1	$12,000,000	2.2%
40.1 - 55.0	4	81,150,000	14.9
55.1 - 60.0	5	70,800,000	13.0
60.1 - 65.0	7	118,583,118	21.7
65.1 - 70.0	9	212,521,875	38.9
70.1 - 74.8	3	51,200,000	9.4
Total:	29	$546,254,993	100.0%
Weighted Average:	62.4%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	25	$444,281,875	81.3%
Amortizing Balloon	4	101,973,118	18.7
Total:	29	$546,254,993	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	9	$210,250,000	38.5%
1	13	188,181,875	34.4
2	2	83,000,000	15.2
3	4	44,850,000	8.2
5	1	19,973,118	3.7
Total:	29	$546,254,993	100.0%
Weighted Average:	1 month

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Mortgage Loan No. 1 – St. Louis Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	St. Louis, MO Various
Original Balance:	$50,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$50,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Victor Alston			Size:	565 Units
Guarantor(1):	Victor Alston			Cut-off Date Balance per Unit:	$88,496
Mortgage Rate:	6.9900%			Maturity Date Balance per Unit:	$88,496
Note Date:	4/2/2026			Property Managers:	Elite Properties STL LLC and Central
Maturity Date:	4/6/2031				PM STL LLC (each borrower–related)

Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,962,880
IO Period:	60 months			UW NCF:	$4,821,758
Seasoning:	2 months			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	L(26),D(26),O(8)			UW NCF Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.36x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$4,320,212 (1/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$5,521,037 (12/31/2024)
				3rd Most Recent NOI(4):	$5,720,070 (12/31/2023)
Reserves(2)				Most Recent Occupancy(4):	90.4% (5/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	82.3% (12/31/2025)
RE Taxes:	$248,778	$49,756	NAP	3rd Most Recent Occupancy(4):	93.1% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$73,860,000 (2/20/2026)
Replacement Reserve:	$0	$11,771	NAP	Appraised Value per Unit:	$130,726
Deferred Maintenance:	$14,250	$0	NAP	Cut-off Date LTV Ratio:	67.7%
Other Reserves(3):	$892,470	$0	NAP	Maturity Date LTV Ratio:	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$43,371,204	86.7%
			Return of Equity:	$3,453,609	6.9%
			Closing Costs(6):	$2,019,689	4.0%
			Upfront Reserves:	$1,155,498	2.3%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%
(1)	The guarantor provided a partial payment guaranty in the amount of $10,000,000, which will be reduced to $5,000,000 upon the St. Louis Portfolio Properties (as defined below) achieving a net cash flow debt yield of 9.75%.
(2)	See “Escrows and Reserves” below for a further discussion of reserve requirements.
(3)	Other Reserves include $381,250 for an environmental reserve and $511,220 for an elevator upgrades reserve.
(4)	In May 2025, a tornado struck St. Louis, leading to power outages and damage across several St. Louis Portfolio Properties. The resulting disruptions contributed to a decline in historical net operating income and occupancy in 2025 while restoration efforts were in progress. See “The Properties” below.
(5)	The appraiser also concluded to an “As-Stabilized” value for nine of the 10 St. Louis Portfolio Properties, which results in a portfolio-level “As-Stabilized” appraised value of $78,720,000 for the St. Louis Portfolio Properties.
(6)	Closing Costs include an interest rate buydown of $500,000.

The Mortgage Loan. The largest mortgage loan (the “St. Louis Portfolio Mortgage Loan”) is evidenced by three promissory notes in the original principal amount of $50,000,000 and secured by a first-priority fee mortgage encumbering 10 multifamily properties totaling 565 units in St. Louis, Missouri (each, a “St. Louis Portfolio Property” and collectively, the “St. Louis Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the St. Louis Portfolio Mortgage Loan are 5500 Pershing, LLC, Alps Maryland, LLC, Everest - 4400 Mcpherson, LLC, Gothics One LLC, K2, LLC, Kilamanjaro I - 5560 Pershing, LLC, Kilamanjaro II - 5386 Pershing, LLC, Kilamanjaro III - 5528 Pershing, LLC and Kilamanjaro V - 605 Clara, LLC, each a Missouri limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the St. Louis Portfolio Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor for the St. Louis Portfolio Mortgage Loan is Victor Alston. Victor Alston is the chief executive officer of Lux Living, a St. Louis-based real estate development and management firm that currently owns 15 properties totaling 1,300 units throughout St. Louis, Missouri.

In addition to standard non-recourse carveouts, the guarantor provided a partial payment guaranty in the amount of $10,000,000, which will be reduced to $5,000,000 upon the St. Louis Portfolio Properties achieving a net cash flow debt yield of 9.75% on the last day of any calendar quarter. See “Risk Factors–Risks Relating to the Mortgage Loans–Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in the prospectus.

The Properties. The St. Louis Portfolio Properties are comprised of a 77-unit multifamily property (the “Hampden Hall Property”), a 108-unit multifamily property (the “Triumph on the Park Property”), a 66-unit multifamily property (the “Sherwood Court Property”), a 69-unit multifamily property (the “Gates at Forest Park Property”), a 53-unit multifamily property (the “Park Lux Property”), a 44-unit multifamily property (the “Fountain Row Property”), a 40-unit multifamily property (the “Central Park Property”), a 54-unit multifamily property (the “Maryland Lofts Property”), an 18-unit multifamily property (the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

“Kenmore Court Property”), and a 36-unit multifamily property (the “Maryland Gardens Property”). The St. Louis Portfolio Properties are all located in St. Louis, Missouri, approximately three to five miles west of downtown St. Louis. Nine of the ten St. Louis Portfolio Properties were renovated in 2025, with the Kenmore Court Property completing its most recent renovations in 2016. Units across the St. Louis Portfolio Properties feature upgraded interiors, including kitchens with quartz countertops, stainless steel appliances, and in-unit laundry. Inclusive of $11.8 million of insurance proceeds (as described below), the borrower sponsor has invested approximately $22.3 million ($39,519 per unit) in capital expenditures since acquiring the St. Louis Portfolio Properties between 2007 and 2017. Two of the St. Louis Portfolio Properties, the Hampden Hall Property and Kenmore Court Property, are part of condominiums in which the related borrower owns all units at the applicable St. Louis Portfolio Property.

As of May 26, 2026, the St. Louis Portfolio Properties were 90.4% occupied in aggregate. From 2022 to 2024, occupancy levels across the portfolio averaged 97.6%. In May 2025, a tornado struck St. Louis, causing power outages for up to 45 days at eight of the St. Louis Portfolio Properties and physically damaging five of the St. Louis Portfolio Properties, resulting in occupancy rates at the St. Louis Portfolio Properties falling to 74.9% as of September 2025. The borrower sponsors received approximately $11.8 million in insurance proceeds to repair the damage, including roof replacement, façade replacement and parking lot improvements, and have completed all repairs, with the exception of façade restoration at the Gates at Forest Park Property, which does not impact tenant units or access. Following the repairs, the borrower sponsor has successfully leased the St. Louis Portfolio Properties back to 90.4% as of May 2026 and plans to continue to increase occupancy back to the historical averages.

The following table presents a portfolio summary of the St. Louis Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Property Subtype(1)	Stories(1)	Number of Units(2)	Occ. %(2)	Allocated	Appraised Value(1)	Underwritten Net Cash Flow	Monthly Average In-Place Rent per Unit(2)(3)
						Cut-off Date Mortgage Loan Amount (“ALA”)
Hampden Hall	1925 / 2025	High Rise	14	77	92.2%	$8,890,787	$11,300,000	$778,956	$1,354
Triumph on the Park	1918 / 2025	Mid Rise	6	108	88.9%	$8,591,677	$11,790,000	$803,393	$991
Sherwood Court	1904 / 2025	Low Rise	3	66	92.4%	$5,970,457	$9,020,000	$617,323	$1,079
Gates at Forest Park	1923 / 2025	Mid Rise	7	69	87.0%	$5,443,988	$7,770,000	$536,600	$1,078
Park Lux	1923 / 2025	Mid Rise	6	53	92.5%	$4,918,617	$7,860,000	$485,726	$1,273
Fountain Row	1917 / 2025	Low Rise	3	44	93.2%	$4,212,388	$5,850,000	$428,866	$1,160
Central Park	1917 / 2025	Mid Rise	5	40	85.0%	$3,765,547	$5,330,000	$353,408	$1,193
Maryland Lofts	1966 / 2025	Low Rise	3	54	90.7%	$3,258,790	$6,660,000	$349,174	$785
Kenmore Court	1907 / 2016	Low Rise	3	18	94.4%	$2,971,565	$4,020,000	$262,157	$1,752
Maryland Gardens	1928 / 2025	Low Rise	3	36	91.7%	$1,976,184	$4,260,000	$206,155	$755
Total/Wtd. Avg.				565	90.4%	$50,000,000	$73,860,000	$4,821,758	$1,107

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 26, 2026.
(3)	Monthly Average In-Place Rent per Unit is based on occupied units.

The Market. The St. Louis Portfolio Properties are located in the Central West End and Debaliviere Place neighborhoods in St. Louis, Missouri. The St. Louis Portfolio Properties are all located approximately three to five miles west of downtown St. Louis and are all proximate to Forest Park, a 1,300-acre park featuring 30 miles of paths and trails, three playgrounds, two museums, and the Saint Louis Zoo. The St. Louis Portfolio Properties are also situated near major employment and medical centers, including Washington University in St. Louis, St. Louis Children’s Hospital, John Cochran VA Medical Center, and Barnes-Jewish Hospital. The top five employers in the St. Louis metropolitan area include BJC Healthcare, Washington University in St. Louis, Walmart Inc., Boeing Defense, Space & Security, and SSM Health Care System.

The St. Louis Portfolio Properties are located in the Central West End multifamily submarket within the St. Louis multifamily market. As of the fourth quarter of 2025, the Central West End multifamily submarket had an inventory of 9,580 units with a vacancy rate of 10.5%. The average monthly asking rent was $1,506 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

The following table presents information regarding certain competitive properties to the St. Louis Portfolio Properties:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
5086 Waterman Blvd St. Louis, MO	1962	28	100.0%	1 BR	$1,089
The Chesterfield St. Louis, MO	1905	57	96.0%	1 BR	$952 - $1,200
				2 BR	$1,530
The Embassy St. Louis, MO	1925	78	97.0%	1 BR	$893 - $1,216
				2 BR	$1,177 - $1,428
Waterman Clara St. Louis, MO	1913	30	90.0%	1 BR	$1,118
				2 BR	$1,199 - $1,527
West End Terrace St. Louis, MO	1975	195	89.0%	Studio	$1,047
				1 BR	$1,049
				2 BR	$1,298 - $1,507
Park 44 Apartments St. Louis, MO	1968	148	90.0%	Studio	$969
				1 BR	$1,354
				2 BR	$1,582
Del Coronado St. Louis, MO	1984	209	95.0%	1 BR	$1,200 - $1,300
				2 BR	$1,675
Convent Gardens St. Louis, MO	1925	82	80.0%	Studio	$859 - $872
				1 BR	$1,009 - $1,149
				2 BR	$1,399

(1)	Source: Appraisal.

Appraisal. The appraisals concluded to an aggregate “as-is” appraised value for the St. Louis Portfolio Properties of $73,860,000 as of February 20, 2026. The appraisals also concluded to an aggregate “as-stabilized” appraised value of $78,720,000 based on the “as-stabilized” appraised values of nine of the St. Louis Portfolio Properties, as of various dates between May 20, 2026 and February 20, 2027, and the “as-is” appraised value of the Maryland Gardens Property, as of February 20, 2026.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 23, 2026, there was evidence of a recognized environmental condition (“REC”) at the Fountain Row Property related to a potential vapor encroachment. The related borrower is required to conduct a vapor investigation at the Fountain Row Property and, should the investigation identify levels of compounds exceeding allowable levels, is required to implement mitigation measures recommended by the environmental professional or required by environmental law. The borrower deposited $381,250 into an environmental reserve at origination of the St. Louis Portfolio Mortgage Loan to cover the estimated cost of any required mitigation measures; such measures have been completed and the funds in the environmental reserve have been released to the related borrower. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the St. Louis Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	1/31/2026 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$6,975,183	$6,937,884	$5,962,518	$5,836,570	$7,564,863	$13,389.14
Other Income(2)	$759,853	$1,047,743	$931,370	$926,497	$926,497	$1,639.82
Net Rental Income	$7,735,036	$7,985,626	$6,893,889	$6,763,067	$8,491,360	$15,028.96
Less Vacancy, Concessions & Credit Loss	$0	$0	$0	$0	($817,863)	($1,447.55)
Effective Gross Income	$7,735,036	$7,985,626	$6,893,889	$6,763,067	$7,673,497	$13,581.41

Real Estate Taxes(3)	$474,159	$567,567	$506,739	$537,594	$641,022	$1,134.55
Insurance	$419,913	$437,443	$379,586	$379,620	$469,398	$830.79
Management Fee	$232,051	$239,569	$206,817	$202,892	$230,205	$407.44
Other Expenses	$888,843	$1,220,010	$1,298,582	$1,322,749	$1,369,992	$2,424.76
Total Operating Expenses	$2,014,966	$2,464,589	$2,391,723	$2,442,856	$2,710,616	$4,797.55

Net Operating Income	$5,720,070	$5,521,037	$4,502,165	$4,320,212	$4,962,880	$8,783.86
Replacement Reserves	$0	$0	$0	$0	$141,122	$249.77
Net Cash Flow	$5,720,070	$5,521,037	$4,502,165	$4,320,212	$4,821,758	$8,534.09

Occupancy (%)(4)	96.9%	93.1%	82.3%	90.4%	89.2%
NOI DSCR	1.61x	1.56x	1.27x	1.22x	1.40x
NCF DSCR	1.61x	1.56x	1.27x	1.22x	1.36x
NOI Debt Yield	11.4%	11.0%	9.0%	8.6%	9.9%
NCF Debt Yield	11.4%	11.0%	9.0%	8.6%	9.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 26, 2026.
(2)	Other Income is comprised of utility reimbursements, parking income, and other miscellaneous fees.
(3)	Two of the St. Louis Portfolio Properties (the Park Lux Property and the Triumph on the Park Property) are subject to tax abatements scheduled to expire in 2026. In anticipation of these expirations, the lender underwrote the assets assuming full real estate taxes, resulting in real estate tax expense that is higher than historical levels.
(4)	Historical Occupancy % represents the average occupancies for each respective year, except for 1/31/2026 TTM, which represents the occupancy as of the underwritten rent roll dated May 26, 2026. UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of approximately $248,778 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $49,756.

Insurance – The St. Louis Portfolio Mortgage Loan documents require an ongoing monthly deposit into a reserve equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12 month period, initially estimated at approximately $39,117; provided, however, the required ongoing reserve will be waived so long as (i) no event of default has occurred and is continuing, (ii) there is an acceptable blanket policy in place and (iii) the borrowers deliver to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery is required to be made prior to the expiration of such policy. At the origination of the St. Louis Portfolio Mortgage Loan, an acceptable blanket policy was in place such that the monthly reserves were waived.

Replacement Reserve – The St. Louis Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $11,771 for replacement reserves.

Deferred Maintenance – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of $14,250 for deferred maintenance.

Environmental Reserve – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of $381,250 that is permitted to be used for certain vapor mitigation measures at the Fountain Row Property. The borrower has completed such vapor mitigation measures, and the deposited funds have been released.

Elevator Upgrades Reserve – The St. Louis Portfolio Mortgage Loan documents require an upfront reserve of $511,220 that is permitted to be used for elevator upgrades at the Gates at Forest Park Property and the Hampden Hall Property.

Lockbox and Cash Management. The St. Louis Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the St. Louis Portfolio Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. During the continuation of a Cash Management Period, all funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the St. Louis Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Multifamily – Various	Loan #1	Cut-off Date Balance:	$50,000,000
Various	St. Louis Portfolio	Cut-off Date LTV:	67.7%
St. Louis, MO Various		UW NCF DSCR:	1.36x
		UW NOI Debt Yield:	9.9%

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the stated maturity date;
(ii)	the occurrence of a default or an event of default; or
(iii)	the net cash flow debt service coverage ratio falling below 1.15x as of the end of any calendar quarter (“DSCR Failure”); provided that a DSCR Failure will be deemed to have occurred in the event the borrowers fail to deliver any required records in accordance with the St. Louis Portfolio Mortgage Loan documents within 30 days after the date upon which such required record is due and such failure has not been cured within 15 days after the lender sends the borrowers notice of such failure (“DSCR Reporting Failure”).

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the St. Louis Portfolio Mortgage Loan and all other obligations under the St. Louis Portfolio Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the cure of such default or event of default and no other default or event of default has occurred and is continuing; or
●	with regard to clause (iii), the net cash flow debt service coverage ratio is at least 1.20x for two consecutive calendar quarters (and if such DSCR Failure resulted from the occurrence of a DSCR Reporting Failure, at such time that the borrowers have delivered the required records and the lender has determined that the St. Louis Portfolio Properties have achieved a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters).

Partial Release. The borrowers are permitted to release any individual St. Louis Portfolio Property owned by such borrower(s) in connection with the bona fide third-party sale of such St. Louis Portfolio Property (provided that the Kenmore Court Property and the Sherwood Court Property must be released together and not individually) subject to satisfaction of the conditions set forth in the St. Louis Portfolio Mortgage Loan documents, including, among other conditions, (i) no event of default, (ii) if such release is prior to the date that is two years after the closing date of the WFCM 2026-5C10 securitization (“St. Louis Portfolio Release Date”), prepayment of an amount of principal equal to 105% of the allocated loan amount for such individual St. Louis Portfolio Property (provided that with respect to the release of the Kenmore Court Property and the Sherwood Court Property, the release amount will be the aggregate of the release amount of the Kenmore Court Property and the Sherwood Court Property), together with payment of the applicable yield maintenance premium calculated in accordance with the St. Louis Portfolio Mortgage Loan documents, (iii) if such release is after the St. Louis Portfolio Release Date, defeasance of an amount of principal equal to 105% of the allocated loan amount for such individual St. Louis Portfolio Property (provided that with respect to the release of the Kenmore Court Property and the Sherwood Court Property, the release amount will be the aggregate of the release amount of the Kenmore Court Property and the Sherwood Court Property), (iv) the debt yield following the release is no less than the greater of (x) 10.5% and (y) the debt yield immediately prior to the release and (v) compliance with REMIC related conditions.

Additionally, the related borrower is permitted to subdivide the Fountain Row Property into four or fewer separate properties and obtain the release of an individual parcel in connection with the bona fide third-party sale of such individual parcel(s), subject to the satisfaction of the conditions in the immediately preceding paragraph and those set forth in the St. Louis Portfolio Mortgage Loan documents, including, among other conditions, (i) at the time of the release, each of the individual parcels is a separate legally subdivided parcel and separate tax lot, (ii) the conveyance of any such individual parcel does not (a) materially and adversely affect the use or operation of, or access to or from the remaining parcels at the Fountain Row Property, (b) cause any remaining parcels at the Fountain Row Property to be in violation of any legal requirements or (c) violate the terms of any document or instrument relating to the Fountain Row Property, (iii) if such release is prior to the St. Louis Portfolio Release Date, prepayment of an amount of principal equal 105% of the allocated loan amount for such individual parcel determined by the lender in its sole discretion in accordance with what would be acceptable to a prudent lender of securitized commercial mortgage loans (the “Individual Fountain Row Parcel Allocated Loan Amount”), together with payment of the applicable yield maintenance premium calculated in accordance with the St. Louis Portfolio Mortgage Loan documents, (iv) if such release is after the St. Louis Portfolio Release Date, defeasance of an amount of principal for such individual parcel equal to 105% of the Individual Fountain Row Parcel Allocated Loan Amount and (v) compliance with REMIC related conditions.

Terrorism Insurance. The St. Louis Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the St. Louis Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Mortgage Loan No. 2 – Westroads Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Omaha, NE 68114
Original Balance(1):		$49,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$49,000,000		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		9.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1968/2015
Borrower Sponsor:		BPR-FF JV LLC		Size:	538,040 SF
Guarantor:		BPR-FF JV LLC		Cut-off Date Balance PSF(1):	$125
Mortgage Rate:		7.4780%		Maturity Date Balance PSF(1):	$119
Note Date:		5/13/2026		Property Manager:	GGP Services Inc. (f/k/a Brookfield Properties Retail Inc.) (borrower-related)
Maturity Date:		6/6/2031
Term to Maturity:		60 months		Underwriting and Financial Information(1)
Amortization Term:		360 months		UW NOI:	$13,247,667
IO Period:		0 months		UW NCF:	$12,332,999
Seasoning:		0 months		UW NOI Debt Yield(1):	19.8%
Prepayment Provisions(2):		L(24),D(32),O(4)		UW NCF Debt Yield(1):	18.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	20.7%
Additional Debt Type(1)(4):		Pari Passu/Mezzanine		UW NCF DSCR(1):	2.20x
Additional Debt Balance(1)(4):		$18,000,000/$12,000,000		Most Recent NOI:	$13,246,995 (3/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$13,405,779 (12/31/2025)
Reserves(3)				3rd Most Recent NOI:	$13,692,737 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.0% (4/30/2026)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	94.6% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.6% (12/31/2024)
Replacement Reserve:	$0	$8,967	NAP	Appraised Value (as of):	$125,800,000 (12/12/2025)
Deferred Maintenance:	$106,557	$0	NAP	Appraised Value per SF:	$234
TI/LC Reserve:	$1,488,600	$67,255	NAP	Cut-off Date LTV Ratio(1):	53.3%
Gap Rent Reserve:	$91,001	$0	NAP	Maturity Date LTV Ratio(1):	50.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$67,000,000	76.6%	Loan Payoff(5):	$84,142,405	96.2%
Mezzanine Loan Amount(4):	$12,000,000	13.7%	Upfront Reserves:	$1,686,158	1.9%
Sponsor Equity Contribution:	$8,502,357	9.7%	Closing Costs:	$1,673,794	1.9%

Total Sources:	$87,502,357	100.0%	Total Uses:	$87,502,357	100.0%

(1)	The Westroads Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $67.0 million (the “Westroads Mall Whole Loan”). The financial information in the chart above reflects the Westroads Mall Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of July 6, 2026. Defeasance of the Westroads Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 13, 2029. The assumed lockout of 24 payments is based on the expected WFCM 2026-5C10 securitization closing date in June 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	See “Mezzanine Debt” below for further information.
(5)	Loan Payoff includes $14,731,672.77 in previous mezzanine loan balance.

The Mortgage Loan. The second largest mortgage loan (the “Westroads Mall Mortgage Loan”) is part of a whole loan secured by the borrower’s fee simple interest in a super regional mall property located in Omaha, Nebraska (the “Westroads Mall Property”). The Westroads Mall Whole Loan was originated by Argentic Real Estate Finance 2 LLC on May 13th, 2026 and consists of four pari passu promissory notes. The Westroads Mall Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal amount of $49,000,000. The Westroads Mall Whole Loan has a five-year term, amortizes on a 30-year schedule and accrues interest at a rate of 7.4780% per annum. The Westroads Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C10 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The table below summarizes the promissory notes that comprise the Westroads Mall Whole Loan:

Westroads Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	WFCM 2026-5C10	Yes
A-2(1)	$12,000,000	$12,000,000	AREF2	No
A-3	$9,000,000	$9,000,000	WFCM 2026-5C10	No
A-4(1)	$6,000,000	$6,000,000	AREF2	No
Whole Loan	$67,000,000	$67,000,000

(1)	Expected to be contributed to a future securitization.

The Borrower and the Borrower Sponsor. The borrower is Westroads Mall L.L.C., a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor and non-recourse carveout guarantor is BPR-FF JV LLC, an entity that is a joint venture between Brookfield Properties Retail and The Future Fund. Brookfield Properties Retail is a subsidiary of Brookfield Asset Management (NYSE: BAM) that currently owns and manages a portfolio of 130 malls across 40 states. The Future Fund is Australia’s sovereign wealth fund, with approximately $252 billion assets under management.

The Property. The Westroads Mall Property is comprised of a 538,040 square foot portion of an enclosed two-story super regional mall known as Westroads Mall located in Omaha, Nebraska. Situated on a 36.87-acre site, the Westroads Mall Property was built in 1968 and renovated in 2015. The borrower sponsor has invested approximately $5.9 million in capital expenditures and $4.5 million in tenant improvement allowances since 2019. The Westroads Mall Property is currently anchored by Von Maur, JCPenney, AMC Westroads, Dick’s Sporting Goods, and The Container Store. A sixth anchor tenant, Dillard’s, recently purchased a non-collateral anchor tenant space that is currently vacant and is expected to open by the first quarter of 2027. Of the six anchor tenants, AMC Westroads, Dick’s Sporting Goods, and The Container Store are part of the owned collateral for the Westroads Mall Whole Loan, and the Von Maur, JCPenney, and Dillard’s parcels are all separately owned and are not collateral of the Westroads Mall Whole Loan. The Westroads Mall Property currently features 70 in-line retail and fast casual restaurant tenants. The Toys R Us space includes a lower-level space that is accessible from the first floor. In addition to the enclosed mall space, the Westroads Mall Property includes four outparcels that comprise 34,166 square feet, three of which are occupied by restaurant tenants with the fourth being vacant. The Westroads Mall Property features 5,100 garage and surface parking spaces, resulting in a parking ratio of approximately 9.5 spaces per 1,000 square feet of net rentable area.

As of April 30, 2026, the Westroads Mall Property was 94.0% occupied by 78 tenants. The two largest tenants, Dick’s Sporting Goods and AMC Westroads, make up 29.2% of the net rentable area and 5.4% of underwritten base rent. The remaining rent roll is granular, with no tenant comprising greater than 5.7% of the net rentable area and 6.8% of underwritten base rent. Historical occupancy has been strong, with occupancy averaging 94.3% from 2019 through August 2025, with occupancy reaching a low of 90.6% in 2020. Since the start of 2025, the borrower sponsor has executed 35 new and renewal leases comprising 30.8% of net rentable area and 34.8% of base rent.

Major Tenants.

Dick’s Sporting Goods (84,000 SF, 15.6% of NRA, 5.4% of underwritten base rent). Dick’s Sporting Goods is a U.S. retailer of athletic gear, apparel and outdoor equipment that operates approximately 900 stores nationwide. Dick’s Sporting Goods has been a tenant at the Westroads Mall Property since July 2003 and has renewed its lease twice, with the most recent lease renewal taking effect in February 2024. Dick’s Sporting Goods has a current lease expiration date in January 2029 with no renewal or termination options remaining.

AMC Westroads (73,252 SF, 13.6% of NRA, 0.0% underwritten base rent). AMC Westroads is part of AMC Theatres which is the largest movie theater chain in the United States that was founded in 1920 and operates approximately 650 locations nationwide. AMC Westroads has been a tenant at the Westroads Mall Property since November 2008 and most recently renewed its lease in December 2023 to November 2028. AMC Westroads pays a percentage rent of 50% of its earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) at the Westroads Mall Property in lieu of base rent. AMC Theatres has no renewal options at the Westroads Mall Property and has the right to terminate its lease if its EBITDAR at its Westroads Mall Property is negative in any full year. AMC Theatres has 14 screens at the Westroads Mall Property.

Toys R Us (30,796 SF, 5.7% of NRA, 1.0% of underwritten base rent). Toys R Us is a children’s toy and baby product retailer. After closing most stores in 2018, Toys R Us was revived through partnerships with Macy’s and new flagship locations. Toys R Us now focuses on immersive retail experiences and online shopping to engage a new generation of families. Toys R Us signed its initial license agreement for its space at the Westroads Mall Property in November 2025 and has a license expiration date in October 2028. The tenant has no renewal options and has the right to terminate its lease at any time after January 31, 2027 by providing 30 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The following tables present certain information relating to the available tenant sales information at the Westroads Mall Property:

Major Tenant Sales
Tenant Name	Collateral/Non- Collateral	Size (SF)	Lease Expiration	Reported Sales(1)	Sales / SF
Von Maur	Non-Collateral	179,114	NAP	$38,000,000	$212
JCPenney	Non-Collateral	177,223	NAP	$12,800,000	$72
Dick's Sporting Goods	Collateral	84,000	1/31/2029	$10,000,000	$119
AMC Westroads	Collateral	73,252	11/30/2028	$2,039,000	$145,643(2)
Toys R Us	Collateral	30,796	10/31/2028	$993,080	$32
The Container Store	Collateral	25,604	2/29/2032	$2,655,023	$104

(1)	Information obtained from the borrower sponsor. Reported sales shown are for calendar year 2025, except for Toys R Us, which is based on the trailing four months ending February 28, 2026 annualized.
(2)	Sales for AMC Westroads are shown per screen.

Sales History(1)
Tenancy Type	2022	2023	2024	2025
Total In-Line Tenants < 10,000 SF
Total Sales	$94,716,903	$87,965,094	$86,580,323	$89,064,245
Total SF Reporting	184,588	191,023	194,977	191,310
Sales Per SF	$513	$460	$444	$466
Total In-Line Tenants
Total Sales	$110,108,081	$101,399,678	$98,867,158	$101,230,518
Total SF Reporting	257,528	263,963	267,917	264,250
Sales Per SF	$428	$384	$369	$383

(1)	Information obtained from the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The following table presents certain information relating to the tenancy at the Westroads Mall Property:

Retail Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(3)	Tenant SF	% of Total SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Term. Option (Y/N)(4)	Renewal Options
Dick's Sporting Goods	NR/Baa2/BBB	84,000	15.6%	$630,000	5.4%	$7.50	1/31/2029	No	None
AMC Westroads(5)	NR/Caa2/CCC+	73,252	13.6%	$0	0.0%	$0.00	11/30/2028	Yes(6)	None
Toys R Us	NR/NR/NR	30,796	5.7%	$113,300	1.0%	$3.68	10/31/2028	Yes(7)	None
The Container Store(8)	NR/NR/NR	25,604	4.8%	$0	0.0%	$0.00	2/29/2032	No	2 x 5 Years
H&M	NR/NR/BBB	18,377	3.4%	$410,000	3.5%	$22.31	1/31/2028	No	None
DSW	NR/NR/NR	14,704	2.7%	$294,080	2.5%	$20.00	1/31/2028	No	None
Old Navy	NR/Ba2/BB+	14,461	2.7%	$491,529	4.2%	$33.99	5/31/2030	No	None
Victoria's Secret / PINK	NR/Ba3/BB-	12,053	2.2%	$790,918	6.8%	$65.62	1/31/2029	No	None
The Cheesecake Factory	NR/NR/NR	10,209	1.9%	$510,450	4.4%	$50.00	1/31/2032	No	None
Five Below	NR/NR/NR	9,500	1.8%	$152,000	1.3%	$16.00	1/31/2032	No	3 x 5 Years
Subtotal/Wtd. Avg.		292,956	54.4%	$3,392,277	29.0%	$11.58

Other Tenants		212,679	39.5%	$8,297,195	71.0%	$39.01
Total/Wtd. Avg. Occupied Space		505,635	94.0%	$11,689,472	100.0%	$23.12

Vacant Space		32,405	6.0%
Total		538,040	100.0%

(1)	Information is based on the underwritten rent roll dated April 30, 2026, with rent steps taken through April 2027.
(2)	The Westroads Mall Property is anchored by six tenants. Three of the anchor tenants, Dillards, Von Maur, and JCPenney, are not part of the collateral for the Westroads Mall Whole Loan and are not included in the table above.
(3)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(4)	Term. Option (Y/N) does not include co-tenancy provisions.
(5)	AMC Westroads pays 50% of EBITDAR in lieu of base rent. The underwritten rent for AMC Westroads is $251,432, which is based on the rent paid in the trailing 12 months ending February 28, 2026.
(6)	AMC Westroads has the right to terminate its lease if EBITDAR is negative during any full calendar year.
(7)	Toys R Us has the right to terminate its lease at any time after January 31, 2027 by providing 30 days’ written notice.
(8)	The Container Store pays percentage rent in lieu of base rent equal to 7.0% of sales. The underwritten rent for The Container Store is $174,030, which is based on 7.0% of sales in the trailing 12 months ending February 28, 2026.

The following table presents certain information with respect to the lease rollover at the Westroads Mall Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	14	23,825	4.4%	4.4%	$276,382	2.4%	2.4%	$11.60
2027	18	60,047	11.2%	15.6%	$2,333,562	20.0%	22.3%	$38.86
2028	20	194,338	36.1%	51.7%	$3,439,180	29.4%	51.7%	$17.70
2029	10	112,858	21.0%	72.7%	$2,283,325	19.5%	71.3%	$20.23
2030	3	23,753	4.4%	77.1%	$642,387	5.5%	76.8%	$27.04
2031	6	20,658	3.8%	80.9%	$920,465	7.9%	84.7%	$44.56
2032	5	54,251	10.1%	91.0%	$955,970	8.2%	92.8%	$17.62
2033	1	4,000	0.7%	91.8%	$255,000	2.2%	95.0%	$63.75
2034	1	1,339	0.2%	92.0%	$95,106	0.8%	95.8%	$71.03
2035	1	1,028	0.2%	92.2%	$64,208	0.5%	96.4%	$62.46
2036	2	9,538	1.8%	94.0%	$423,888	3.6%	100.0%	$44.44
2037 & Thereafter	0	0	0.0%	94.0%	$0	0.0%	100.0%	$0.00
Vacant	0	32,405	6.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	81	538,040	100.0%		$11,689,472	100.0%		$23.12(2)

(1)	Information is based on the underwritten rent roll dated April 30, 2026, with rent steps taken through April 2027.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

The Market.

The Westroads Mall Property is located in Omaha, Nebraska, approximately 7.5 miles west of downtown Omaha. The Westroads Mall Property is located at the intersection of Interstate 680 and US Route 6, which provide direct access to downtown Omaha and the greater metropolitan area. The immediate area is a major commercial node of the surrounding neighborhood, featuring several office campuses, restaurants, hotels, and retail centers including a Topgolf, Whole Foods, and Regency Shopping Center being located directly adjacent to the Westroads Mall Property. The Westroads Mall Property is currently one of two enclosed super regional malls in Omaha. Oak View Mall, the only other enclosed super regional mall in Omaha, has experienced increasing vacancy rates in recent years and has lost all but one of its anchor tenants, with one of its two remaining anchors, Dillard’s, currently in the process of relocating from Oak View Mall into Westroads Mall.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Westroads Mall Property was 9,917, 96,295 and 272,670, respectively. Additionally, for the same radii, the median household income was $66,399, $75,947 and $76,734, respectively.

According to the appraisal, the Westroads Mall Property is located within the Central Omaha retail submarket within the Omaha/Council Bluffs retail market. As of the third quarter of 2025, the Central Omaha retail submarket had an inventory of approximately 7.5 million square feet of retail space, with an occupancy rate of 95.6% and an average asking rent of $19.77 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Westroads Mall Property:

Market Rent Summary(1)
	SF	Market Rent PSF	Rent Escalations	Term (Mos.)	Tenant Improvements PSF (New/Renewal)	Leasing Commissions (New/Renewal)
0-1,500 SF Space	28,169	$85.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
1,501-2,500 SF Space	27,052	$70.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
2,501-4,000 SF Space	36,126	$60.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
4,001-6,500 SF Space	66,331	$55.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
6,500-10,000 SF Space	52,942	$45.00	10% midterm	120	$25.00 / $5.00	6.0% / 3.0%
>10,000 SF Space	199,995	$20.00	10% midterm	120	$10.00 / $5.00	5.0% / 2.5%
Jewelry Space	10,556	$170.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Restaurant Space	1,952	$150.00	10% midterm	120	$50.00 / $10.00	6.0% / 3.0%
Snack Bars Space	1,444	$175.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Food Court Space	5,826	$150.00	3% per annum	60	$25.00 / $5.00	6.0% / 3.0%
Theater Space	73,252	$20.00	10% midterm	180	$25.00 / $10.00	5.0% / 2.5%
Outparcel Space	34,166	$40.00	10% midterm	120	$25.00 / $10.00	5.0% / 2.5%

(1)	Source: Appraisal.

The following table presents sales comparables with respect to the Westroads Mall Property:

Sales Comparables(1)
Property Name/Location	Year Built/Renovated	Total GLA (SF)	Occupancy %	Anchor/Major Tenant	Sale Price	Actual Sale Price PSF	Inline Sales PSF	Capitalization Rate
Westroads Mall Omaha, NE	1968/2015	538,040(2)	94.0%(2)	Dick's Sporting Goods			$466
One Bellevue Place Nashville, TN	2018/NAP	355,019	96.0%	AMC Theaters	$92,000,000	$259.14	NAV	7.0%
Crabtree Valley Mall Raleigh, NC	1972/2003	1,147,631	87.0%	Macy's	$290,000,000	$252.69	$615.00	11.0%
South Plains Mall Lubbock, TX	1972/2015	983,517	70.0%	Dillard's	$190,540,000	$193.73	$485.00	9.4%
Galleria at Sunset Henderson, NV	1996/2002	567,483	87.0%	JCPenney	$91,200,000	$160.71	$640.00	14.0%

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated April 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

Appraisal. The appraisal concluded to an “as-is” value for the Westroads Mall Property of $125,800,000 as of December 12, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 21, 2026, there was evidence of recognized environmental conditions at the Westroads Mall Property related to a former petroleum fueling station being located on the premises. A lender’s environmental insurance policy was obtained with a $2 million limit, representing more than three times the estimated worst case cost estimate of $515,000 noted in an opinion of probable cost. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westroads Mall Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$13,018,397	$11,659,997	$11,455,846	$11,444,163	$11,689,472	$21.73
Recovery Income	$5,830,683	$5,019,917	$4,466,371	$4,274,741	$6,633,733	$12.33
Other Income	$3,669,285	$3,745,940	$3,857,920	$3,758,054	$3,639,066	$6.76
Vacancy and Concessions	$88,939	($108,998)	($108,148)	($75,004)	($2,131,825)	($3.96)
Effective Gross Income	$22,607,303	$20,316,856	$19,671,989	$19,401,953	$19,830,446	$36.86

Taxes	$1,981,722	$1,550,367	$1,140,563	$976,116	$1,618,186	$3.01
Insurance	$192,995	$231,202	$235,030	$239,642	$221,879	$0.41
Other Operating Expenses	$5,187,882	$4,842,550	$4,890,618	$4,939,200	$4,742,714	$8.81
Total Operating Expenses	$7,362,599	$6,624,119	$6,266,210	$6,154,958	$6,582,779	$12.23

Net Operating Income	$15,244,704	$13,692,737	$13,405,779	$13,246,995	$13,247,667	$24.62
Capital Expenditures	$0	$0	$0	$0	$107,608	$0.20
TI/LC	$0	$0	$0	$0	$807,060	$1.50
Net Cash Flow	$15,244,704	$13,692,737	$13,405,779	$13,246,995	$12,332,999	$22.92

Occupancy (%)(2)	96.0%	95.6%	94.6%	94.0%(3)	89.4%
NOI DSCR(4)	2.72x	2.44x	2.39x	2.36x	2.36x
NCF DSCR(4)	2.72x	2.44x	2.39x	2.36x	2.20x
NOI Debt Yield(4)	22.8%	20.4%	20.0%	19.8%	19.8%
NCF Debt Yield(4)	22.8%	20.4%	20.0%	19.8%	18.4%

(1)	Gross Potential Rent includes contractual rent steps taken through April 2027.
(2)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy (%) represents underwritten economic occupancy.
(3)	Based on the underwritten rent roll dated April 30, 2026.
(4)	DSCRs and Debt Yields are based on the Westroads Mall Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Period (as defined below), the Westroads Mall Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes.

Insurance Premiums – During a Cash Management Period, the Westroads Mall Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium.

Deferred Maintenance Reserve – The Westroads Mall Whole Loan documents require an upfront deposit of $106,557 to fund deferred maintenance.

Replacements Reserve – The Westroads Mall Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $8,967 for replacement reserves.

TI/LC Reserve – The Westroads Mall Whole Loan documents require an upfront reserve of $488,600 to fund outstanding leasing costs related to existing tenants. Additionally, the Westroads Mall Whole Loan documents require an upfront reserve of $1,000,000 and an ongoing monthly deposit in an amount equal to $67,255 for future tenant improvements and leasing commissions.

Gap Rent Reserve – The Westroads Mall Whole Loan documents require an upfront deposit of approximately $91,001 to fund outstanding gap rent related to Dillard’s and Miss A. Dillard’s begins common area maintenance payments on January 1, 2027 and Miss A has a rent commencement date of December 1, 2026.

Lockbox and Cash Management. The Westroads Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the tenants at the Westroads Mall Property into a lender-controlled lockbox account within two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$49,000,000
10000 California Street	Westroads Mall	Cut-off Date LTV:	53.3%
Omaha, NE 68114		UW NCF DSCR:	2.20x
		UW NOI Debt Yield:	19.8%

business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Westroads Mall Whole Loan documents. During the continuance of a Cash Management Period, other than a Cash Management Period existing solely on account of an Anchor Tenant Trigger Event (as defined below), all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount. During the continuance of a Cash Management Period existing solely on account of an Anchor Tenant Trigger Event, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount for tenant improvements and leasing commissions, constructions costs, required work and other related costs associated with re-tenanting the applicable space.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 2.05x as of the end of any calendar quarter;
(iii)	the commencement of an Anchor Tenant Trigger Event; or
(iv)	an event of default under the Westroads Mall Mezzanine Loan (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	with respect to a matter described in clause (i) above, the cure or waiver of such event of default;
●	with respect to a matter described in clause (ii) above, upon the debt service coverage ratio being at least 2.05x for one calendar quarter;
●	with respect to a matter described in clause (iii) above, an Anchor Tenant Cessation Event (as defined below) has occurred; or
●	with respect to a matter described in clause (iv) above, the cure of such event of default under the Westroads Mall Mezzanine Loan.

An "Anchor Tenant Trigger Event" will commence upon the occurrence of any of the following:

(i)	an Anchor Tenant (as defined below) goes dark or vacates its space;
(ii)	an Anchor Tenant becomes subject to a bankruptcy action;
(iii)	an Anchor Tenant terminates, surrenders, or cancels its lease (or gives notice of its intent to do so);
(iv)	to the extent the parcel occupied by an Anchor Tenant is owned by the borrower, the Anchor Tenant fails to renew its lease prior to the earlier of (x) the date specified in its lease and (y) the date that is 12 months prior to the Anchor Tenant’s lease expiration; or
(v)	an Anchor Tenant defaults under its lease.

Provided, however, the fact that Dillard’s is not yet open and operating will not be deemed to trigger an Anchor Tenant Trigger Event until December 31, 2027.

An “Anchor Tenant Cessation Event” will occur upon the occurrence of the following:

●	if the parcel occupied by the related Anchor Tenant that triggered the Anchor Tenant Trigger Event is owned by the borrower, the entire parcel or not less than 80% of the net rentable square feet of the parcel becomes owned or leased by one or more replacement tenants.
●	with respect to a matter described in clause (i) above, the related Anchor Tenant operates its premises for at least 30 consecutive days;
●	with respect to a matter described in clause (ii) above, (a) if such premises occupied by the Anchor Tenant is then owned by the tenant, the related bankruptcy action is dismissed or the Anchor Tenant has emerged from the related bankruptcy action and (b) if such premises occupied by the Anchor Tenant is then leased by the borrower to the tenant, such lease is accepted and affirmed by the Anchor Tenant in the bankruptcy action;
●	with respect to a matter described in clause (iii) above, the related Anchor Tenant rescinds its notice of cancellation, termination, or non-renewal in writing;
●	with respect to a matter described in clause (iv) above, the related Anchor Tenant renews or extends its lease; or
●	with respect to a matter described in clause (v) above, the related default is cured and no other default occurs for a period of four consecutive months.

An “Anchor Tenant” means AMC Westroads, Dick’s Sporting Goods, Dillard’s, JCPenney, Von Maur, and any other tenant which covers 50,000 or more rentable square feet at the Westroads Mall Property.

Mezzanine Debt. Concurrently with the origination of the Westroads Mall Whole Loan, Principal Life Insurance Company originated a mezzanine loan in the amount of $12,000,000 (the “Westroads Mall Mezzanine Loan”) that is secured by 100% of the direct ownership interests in the borrower. The Westroads Mall Mezzanine Loan has a maturity date of June 1, 2031, five days prior to the maturity date of the Westroads Mall Whole Loan, and accrues interest at a rate of 10.0000% per annum.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Westroads Mall Property and business interruption insurance for at least 18 months with a 365-day extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mortgage Loan No. 3 – Northwest Atlanta Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Various, GA Various
Original Balance:		$49,000,000		General Property Type:	Various
Cut-off Date Balance:		$49,000,000		Detailed Property Type:	Various
% of Initial Pool Balance:		9.0%		Title Vesting(2):	Fee/Leasehold
Loan Purpose:		Refinance		Year Built/Renovated:	Various/Various
Borrower Sponsors:		Gabe Hrib and Michael Hrib		Size:	387,623 SF
Guarantors:		Gabe Hrib and Michael Hrib		Cut-off Date Balance per SF:	$126
Mortgage Rate:		6.5700%		Maturity Date Balance per SF:	$126
Note Date:		5/14/2026		Property Manager:	GM Property Group, LLC
Maturity Date:		6/6/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(3):	$5,007,262
IO Period:		60 months		UW NCF:	$4,774,661
Seasoning:		0 months		UW NOI Debt Yield:	10.2%
Prepayment Provisions:		L(24),D(32),O(4)		UW NCF Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:		NAP		UW NCF DSCR:	1.46x
Additional Debt Balance:		NAP		Most Recent NOI(3):	$4,561,941 (2/28/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$4,499,775 (12/31/2025)
Reserves(1)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.0% (5/8/2026)
RE Taxes:	$455,521	$50,613	NAP	2nd Most Recent Occupancy:	87.5% (12/31/2025)
Insurance:	$67,091	Springing	NAP	3rd Most Recent Occupancy(4):	NAV
Replacement Reserve:	$0	$3,230	NAP	Appraised Value (as of)(5):	$75,050,000 (Various)
Deferred Maintenance:	$51,854	$0	NAP	Appraised Value per SF:	$194
TI/LC Reserve:	$500,000	$16,151	$750,000	Cut-off Date LTV Ratio:	65.3%
Roof Repair Reserve:	$285,000	$0	NAP	Maturity Date LTV Ratio:	65.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,000,000	100.0%	Return of Equity:	$22,907,209	46.7%
			Loan Payoff(6):	$22,864,154	46.7%
			Upfront Reserves:	$1,359,466	2.8%
			Closing Costs:	$1,869,171	3.8%
Total Sources:	$49,000,000	100.0%	Total Uses:	$49,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Two of the Northwest Atlanta Industrial Portfolio Properties (as defined below) are currently subject to ground leases in connection with a tax abatement. See “Ground Leases” below.
(3)	The increase from Most Recent NOI to UW NOI is mainly attributable to the completion of construction at certain Northwest Atlanta Portfolio Properties.
(4)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available because certain of the Northwest Atlanta Industrial Portfolio Properties were acquired and/or constructed in 2024 and 2025.
(5)	The appraiser also concluded to an aggregate hypothetical “as stabilized” appraised value of $75,700,000 for the Northwest Atlanta Industrial Portfolio Properties, which assumes that the 51/55/220 Hickory Springs Industrial Drive property, which is currently vacant, is leased up to 97% occupancy.
(6)	Seven of the Northwest Atlanta Industrial Portfolio Properties were previously unencumbered and 11 were encumbered by low leverage bank debt.

The Mortgage Loan. The third largest mortgage loan (the “Northwest Atlanta Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the principal balance of $49,000,000 and secured by a first-priority mortgage encumbering the borrowers’ fee interests in 19 industrial properties and one medical office property and leasehold interests in two industrial properties comprising 387,623 square feet in the aggregate located throughout the greater Atlanta, Georgia metropolitan area (each, a “Northwest Atlanta Industrial Portfolio Property” and collectively, the “Northwest Atlanta Industrial Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are comprised of 21 entities, each a Georgia limited liability company and a special purpose, bankruptcy-remote entity; a single independent director serves at the sole member level for all of the borrowers. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the Northwest Atlanta Industrial Portfolio Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Gabe Hrib and Michael Hrib. Gabe Hrib is a principal of GM Capital, a Georgia-based privately held real estate developer focused on industrial and flex property development across northwest Atlanta. Additionally, Gabe Hrib and Michael Hrib are principals of Cobb Industrial, Inc. (“Cobb Industrial”), a steel fabrication company headquartered at one of the Northwest Atlanta Industrial Portfolio Properties. Cobb Industrial is the largest tenant at the Northwest Atlanta Industrial Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The Properties. The Northwest Atlanta Industrial Portfolio Properties are comprised of 21 industrial properties totaling 381,573 square feet and one medical office property totaling 6,050 square feet, located across seven cities in Georgia. The Northwest Atlanta Industrial Portfolio Properties were built between 1946 and 2024 and all but two were built or significantly renovated since 2017. The borrower sponsors have invested approximately $7.9 million in capital expenditures and tenant improvements since 2023. The Northwest Atlanta Industrial Portfolio Properties range in size from 3,600 square feet to 90,600 square feet, with the industrial properties consisting of warehouse, distribution, and flex spaces with clear heights ranging from 8’ to 34’.

As of May 8, 2026, the Northwest Atlanta Industrial Portfolio Properties were 97.0% occupied in the aggregate. Each of the Northwest Atlanta Industrial Portfolio Properties is 100% occupied by a single tenant, with the exception of the 51/55/220 Hickory Springs Industrial Drive property, which is vacant. Since November 2020, all current tenants have signed new or renewal leases, with 17 of the Northwest Atlanta Industrial Portfolio Properties currently leased through at least April 2029. The weighted average lease term as of May 8, 2026 was approximately seven years. The largest tenant, Cobb Industrial, making up 32.2% of net rentable area and 34.5% of underwritten base rent, is an affiliate of the borrower sponsors. See “Major Tenants” below. No other tenants make up greater than 11.7% of net rentable area or 11.8% of underwritten base rent of the aggregate portfolio.

The borrower sponsors have plans to remodel and/or expand six of the Northwest Atlanta Industrial Portfolio Properties. The borrower sponsors plan to remodel the 100 Saber Parkway and 100 Dixie Drive properties, with budgeted investments at each property totaling approximately $300,000. Additionally, the borrower sponsors plan to construct new buildings at the 88 Hickory Springs Industrial Drive property, 90 Hickory Springs Industrial Drive property and 51/55/220 Hickory Springs Industrial Drive property. The total budgeted construction costs across the three properties are approximately $7.5 million, with any new buildings serving as collateral for the Northwest Atlanta Industrial Portfolio Mortgage Loan. None of the planned construction or remodeling is expected to impact the operations of existing tenants at the applicable Northwest Atlanta Industrial Portfolio Properties. The borrower sponsors provided a completion guaranty that does not require commencement of the aforementioned construction but obligates completion of construction at any particular Northwest Atlanta Industrial Portfolio Property if construction is initiated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The following table presents a portfolio summary of the Northwest Atlanta Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	Property Subtype	SF	Allocated Cut-off Date Mortgage Loan Amount (“ALA”)	% of ALA	"As-Is" Appraised Value	UW NOI	% of UW NOI
120/130 Hickory Springs Industrial Drive	Holly Springs, GA	1987; 2022 / NAP	Flex	90,600	$12,371,000	25.2%	$21,100,000	$1,524,233	30.4%
1688 White Circle	Marietta, GA	2019 / NAP	Flex	45,500	$6,347,000	13.0%	$8,900,000	$595,188	11.9%
1686 White Circle	Marietta, GA	2017 / NAP	Flex	38,500	$4,795,000	9.8%	$6,800,000	$464,699	9.3%
115 Hickory Springs Industrial Drive	Canton, GA	2023 / NAP	Warehouse/Distribution	23,800	$3,591,000	7.3%	$4,950,000	$335,048	6.7%
2085 Redmond Circle	Rome, GA	2024 / NAP	Warehouse	20,000	$2,620,000	5.3%	$3,700,000	$284,550	5.7%
101 East 18th Street	Rome, GA	1950 / 2024	Warehouse	34,298	$2,255,000	4.6%	$2,600,000	$215,279	4.3%
1705 White Circle	Marietta, GA	1946 / 2020	Warehouse/Distribution	15,616	$2,095,000	4.3%	$2,850,000	$196,618	3.9%
980 Kenmill Drive	Marietta, GA	1994 / 2023	Warehouse/Distribution	13,532	$1,927,000	3.9%	$2,600,000	$180,569	3.6%
90 Hickory Springs Industrial Drive	Canton, GA	1994 / NAP	Flex	18,500	$1,821,000	3.7%	$3,800,000	$174,240	3.5%
145 Hickory Springs Industrial Drive	Canton, GA	1997 / 2023	Warehouse/Distribution	12,500	$1,635,000	3.3%	$2,550,000	$175,284	3.5%
3162 Acworth Forest Drive	Kennesaw, GA	2024 / NAP	Medical	6,050	$1,438,000	2.9%	$1,550,000	$136,566	2.7%
105 Hickory Springs Industrial Drive	Holly Springs, GA	2000 / 2021	Warehouse/Distribution	8,800	$1,255,000	2.6%	$1,700,000	$117,304	2.3%
51/55/220 Hickory Springs Industrial Drive	Canton, GA	1990 / 2025	Warehouse/Distribution	11,760	$1,225,000	2.5%	$2,950,000(1)	($31,788)	-0.6%
206 Univeter Court	Canton, GA	1998 / 2023	Warehouse/Distribution	7,080	$930,000	1.9%	$1,465,232	$97,304	1.9%
88 Hickory Springs Industrial Drive	Canton, GA	1999 / 2025	Warehouse/Distribution	7,387	$770,000	1.6%	$1,450,000	$99,796	2.0%
100 Saber Parkway	Villa Rica, GA	1996 / NAP	Warehouse/Distribution	7,500	$668,000	1.4%	$950,000	$65,032	1.3%
202 Univeter Court	Canton, GA	1998 / 2023	Warehouse/Distribution	5,000	$656,000	1.3%	$1,034,768	$67,891	1.4%
45 Hickory Springs Industrial Drive	Canton, GA	1988 / 2021	Warehouse/Distribution	6,000	$568,000	1.2%	$1,100,000	$54,722	1.1%
108 Dixie Drive	Woodstock, GA	1985 / 2025	Warehouse/Distribution	4,000	$525,000	1.1%	$500,000	$75,429	1.5%
195 Hickory Springs Industrial Drive	Canton, GA	1990 / 2025	Warehouse/Distribution	4,000	$525,000	1.1%	$950,000	$76,914	1.5%
182 Hickory Springs Industrial Drive	Holly Springs, GA	1980 / 2021	Warehouse/Distribution	3,600	$512,000	1.0%	$750,000	$48,028	1.0%
180 Hickory Springs Industrial Drive	Holly Springs, GA	1997 / 2024	Warehouse/Distribution	3,600	$471,000	1.0%	$800,000	$54,356	1.1%
Total / Wtd. Avg.				387,623	$49,000,000	100%	$75,050,000	$5,007,262	100.0%

(1)	The appraisal for the 51/55/220 Hickory Springs Industrial Drive property also concluded to a hypothetical “as stabilized” appraised value of $3,600,000, which assumes the completion of ongoing construction at the 51/55/220 Hickory Springs Industrial Drive property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the historical and current occupancy of the Northwest Atlanta Industrial Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2023	2024	2025	Current(2)
120/130 Hickory Springs Industrial Drive	100%	100%	100%	100%
1688 White Circle	100%	100%	100%	100%
1686 White Circle	100%	100%	100%	100%
115 Hickory Springs Industrial Drive	100%	100%	100%	100%
2085 Redmond Circle	Under Construction	100%	100%	100%
101 East 18th Street	Under Construction	100%	100%	100%
1705 White Circle	100%	100%	100%	100%
980 Kenmill Drive	100%	100%	100%	100%
90 Hickory Springs Industrial Drive	NAV	NAV	100%	100%
145 Hickory Springs Industrial Drive	100%	100%	100%	100%
3162 Acworth Forest Drive	Under Construction	Under Construction	100%	100%
105 Hickory Springs Industrial Drive	100%	100%	100%	100%
51/55/220 Hickory Springs Industrial Drive	NAV	NAV	0%	0%
206 Univeter Court	100%	100%	100%	100%
88 Hickory Springs Industrial Drive	NAV	NAV	100%	100%
100 Saber Parkway	100%	100%	100%	100%
202 Univeter Court	100%	100%	100%	100%
45 Hickory Springs Industrial Drive	100%	100%	100%	100%
108 Dixie Drive	NAV	NAV	100%	100%
195 Hickory Springs Industrial Drive	NAV	NAV	100%	100%
182 Hickory Springs Industrial Drive	100%	100%	100%	100%
180 Hickory Springs Industrial Drive	100%	100%	100%	100%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated May 8, 2026.

Major Tenants.

Cobb Industrial Inc. (124,898 SF, 32.2% of NRA, 34.5% of underwritten base rent): Cobb Industrial is a provider of steel fabrication and installation. Founded in 2010, the company operates facilities with annual capacity over 50,000 tons and has completed thousands of projects across the United States. Cobb Industrial provides a full suite of services, including design review, value engineering, detailing, fabrication and installation across commercial, industrial and residential sectors. As of calendar year 2024, Cobb Industrial reported sales of approximately $98.3 million and earnings before interest, taxes, depreciation, amortization and rent of $8.3 million. Cobb Industrial is the sole tenant at the 120/130 Hickory Springs Industrial Drive property, which serves as the company’s headquarters, and is also the sole tenant at the 101 East 18th Street property. The lease at the 120/130 Hickory Springs Industrial Drive property commenced in November 2020, with a lease expiration in October 2034. Cobb Industrial has the option to extend its lease at the 120/130 Hickory Springs Industrial Drive property by three years upon expiration and has no termination options. The lease at the 101 East 18th Street property commenced in October 2024, with a lease expiration date in September 2034. Cobb Industrial has no options to renew or terminate its lease at the 101 East 18th Street property.

Cobb Industrial is an affiliate of the borrower sponsors and guarantors. In the event that any Cobb Industrial lease triggers a Lease Sweep Period (as defined below) or is modified without the consent of the lender and such modifications reduce the term, rent, square footage or otherwise negatively impacts such Northwest Atlanta Industrial Portfolio Property, then the lender has the right to accelerate all remaining rent due under such lease. Such accelerated rent will be recourse to the guarantors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

Impact Partnerships (45,500 SF, 11.7% of NRA, 11.8% of underwritten base rent): Impact Partnerships is a Marietta, Georgia-based independent marketing and business development firm that helps financial advisors and insurance professionals grow their practices through comprehensive marketing, sales, operations and media support. Impact Partnerships provides branded marketing strategies, digital lead generation, training events, media production and operational coaching to elevate client’s visibility and business performance. Impact Partnerships has been the sole tenant at the 1688 White Circle property since August 2023 and has a current lease expiration in September 2037. The lease contains a right of first offer whereby the related borrower must provide an offer to Impact Partnerships to purchase the 1688 White Circle property before the borrower is free to sell the 1688 White Circle property to a third party. If Impact Partnerships does not accept such offer or make a counteroffer within 30 days, such borrower is permitted to market the 1688 White Circle property to third parties. Impact Partnerships has one seven-year renewal option remaining and no termination options.

Sunbelt Rentals Inc. (43,116 SF, 11.1% NRA, 10.9% of underwritten base rent): Sunbelt Rentals Inc., a subsidiary of Ashtead Group, is one of the largest equipment rental companies in North America, with over 14,000 product types and 1,200 locations. Sunbelt Rentals Inc. provides tools, machinery and specialty equipment to construction, industrial, commercial and residential customers. Sunbelt Rentals Inc. is the sole tenant at the 2085 Redmond Circle property, the 1705 White Circle property and the 100 Saber Parkway property. Sunbelt Rentals Inc. commenced its lease at the 2085 Redmond Circle property in June 2024 and has a lease expiration date in May 2034. There are two, five-year renewal options and no termination options remaining on Sunbelt Rental Inc.’s lease at the 2085 Redmond Circle property. Sunbelt Rentals Inc. commenced its lease at the 1705 White Circle property in November 2020 and has a lease expiration date in December 2030. There are two, five-year renewal options and no termination options remaining on Sunbelt Rental Inc.’s lease at the 1705 White Circle property. Sunbelt Rentals Inc. commenced its lease at the 100 Saber Parkway property in March 2018 before renewing the lease term in March 2023 through February 2028. There is one five-year renewal option and no termination options remaining on Sunbelt Rentals Inc.’s lease at the 100 Saber Parkway property.

The following table presents certain information relating to the tenancy at the Northwest Atlanta Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)	Renewal Options
Cobb Industrial Inc.	NR/NR/NR	124,898	32.2%	$1,762,265	34.5%	$14.11	Various(4)	No	Various(4)
Impact Partnerships	NR/NR/NR	45,500	11.7%	$603,387	11.8%	$13.26	9/30/2037	No	1 x 7 years
Sunbelt Rentals Inc.	BBB/Baa3/BBB-	43,116	11.1%	$553,422	10.8%	$12.84	Various(5)	No	Various(5)
Mountain Motorsports	NR/NR/NR	38,500	9.9%	$470,855	9.2%	$12.23	3/31/2031	No	1 x 10.2 years
Ferguson Enterprises LLC	NR/Baa1/BBB+	23,800	6.1%	$339,150	6.6%	$14.25	11/30/2035	Yes(6)	2 x 3 years
Subtotal/Wtd. Avg.		275,814	71.2%	$3,729,079	73.0%	$13.52
Other Tenants		100,049	25.8%	$1,382,300	27.0%	$13.82
Total Occupied Space		375,863	97.0%	$5,111,379	100.0%	$13.60
Vacant Space		11,760	3.0%
Total		387,623	100.0%

(1)	Based on the underwritten rent roll dated May 8, 2026.
(2)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent includes rent steps through May 2027 totaling $136,526.
(4)	Cobb Industrial has 90,600 square feet expiring November 1, 2034 and 34,298 square feet expiring September 30, 2034. Cobb Industrial has one three-year renewal option remaining in connection with its lease at the 120/130 Hickory Springs Industrial Drive property and no renewal options remaining in connection with its lease at the 101 East 18th Street property.
(5)	Sunbelt Rentals Inc. has 20,000 square feet expiring May 1, 2034, 15,616 square feet expiring December 31, 2030, and 7,500 square feet expiring February 29, 2028. Sunbelt Rentals Inc. has two five-year renewal options remaining in connection with its lease at the 2085 Redmond Circle property, two five-year renewal options in connection with its lease at the 1705 White Circle property, and one five-year renewal option in connection with its lease at the 100 Saber Parkway property.
(6)	Ferguson Enterprises LLC has the one-time right to terminate its lease at the 115 Hickory Springs Industrial Drive property, effective as of December 31, 2032, with between nine and 12 months’ prior written notice and reimbursement to the related borrower of the unamortized portion of the tenant improvement allowance and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

The following table presents certain information with respect to the lease rollover at the Northwest Atlanta Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(2)	Approx. % of Total UW Rent Rolling(2)	Approx. Cumulative % of Total UW Rent Rolling(2)	UW Rent PSF Rolling(2)
MTM/2026	1	3,600	0.9%	0.9%	$48,672	1.0%	1.0%	$13.52
2027	1	12,500	3.2%	4.2%	$177,568	3.5%	4.4%	$14.21
2028	2	13,500	3.5%	7.6%	$121,500	2.4%	6.8%	$9.00
2029	4	34,900	9.0%	16.6%	$426,952	8.4%	15.2%	$12.23
2030	4	40,535	10.5%	27.1%	$561,317	11.0%	26.1%	$13.85
2031	1	38,500	9.9%	37.0%	$470,855	9.2%	35.3%	$12.23
2032	0	0	0.0%	37.0%	$0	0.0%	35.3%	$0.00
2033	0	0	0.0%	37.0%	$0	0.0%	35.3%	$0.00
2034	5	156,978	40.5%	77.5%	$2,223,554	43.5%	78.9%	$14.16
2035	2	29,850	7.7%	85.2%	$477,574	9.3%	88.2%	$16.00
2036	0	0	0.0%	85.2%	$0	0.0%	88.2%	$0.00
2037 & Thereafter	1	45,500	11.7%	97.0%	$603,387	11.8%	100.0%	$13.26
Vacant	0	11,760	3.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	387,623	100.0%		$5,111,379	100.0%		$13.60(3)

(1)	Based on the underwritten rent roll dated May 8, 2026.
(2)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through May 2027.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets.

According to the related appraisals, all the of the Northwest Atlanta Industrial Portfolio Properties, with the exception of the 2085 Redmond Circle property and the 101 East 18th Street property, are located in the Atlanta, Georgia warehouse market. As of the third quarter of 2025, the Atlanta, Georgia warehouse market had an inventory of 865,636,258 square feet, with an occupancy of 91.5% and an average asking rent of $9.79 per square foot. The 2085 Redmond Circle property and the 101 East 18th Street property are located in the Rome – Georgia warehouse market. As of the third quarter 2025, the Rome – Georgia warehouse market had an inventory of 10,974,958 square feet, with an occupancy of 93.5% and an average asking rent of $5.19 per square foot.

Southeast Cobb County/Marietta Warehouse Submarket. According to the related appraisals, the 1705 White Circle property, the 1686 White Circle property, the 1688 White Circle property and the 980 Kenmill Drive property are located in the Southeast Cobb County/Marietta warehouse submarket within the Atlanta – Georgia warehouse market. As of the third quarter 2025, the Southeast Cobb/Marietta warehouse submarket had an inventory of 32,923,681 square feet, with an occupancy rate of 95.0% and an average asking rent of $12.23 per square foot.

Woodstock/Canton Submarket. According to the related appraisals, the 45 Hickory Springs Industrial Drive property, the 105 Hickory Springs Industrial Drive property, the 115 Hickory Springs Industrial Drive property, the 120/130 Hickory Springs Industrial Drive property, the 145 Hickory Springs Industrial Drive property, the 180 Hickory Springs Industrial Drive property, the 182 Hickory Springs Industrial Drive property, the 202 Univeter Court property, the 206 Univeter Court property, the 90 Hickory Springs Industrial Drive property, the 195 Hickory Springs Industrial Drive property, the 88 Hickory Springs Industrial Drive property, the 51/55/220 Hickory Springs Industrial Drive property and the 108 Dixie Drive property are located in the Woodstock/Canton submarket within the Atlanta – Georgia warehouse market. As of the third quarter of 2025, the Woodstock/Canton submarket had an inventory of 11,599,482 square feet, with an occupancy rate of 97.4% and an average asking rent of $11.76 per square foot.

I-20 W/Douglasville Warehouse Submarket. According to the related appraisal, the 100 Saber Parkway property is located in the I-20 W/Douglasville warehouse submarket within the Atlanta – Georgia warehouse market. As of the third quarter 2025, the I-20 W/Douglasville warehouse submarket had an inventory of 70,399,699 square feet, with an occupancy rate of 91.6% and an average asking rent of $8.87 per square foot.

Kennesaw/Town Center Submarket. According to the related appraisal, the 3162 Acworth Forest property is located within the Kennesaw/Town Center office submarket within the Atlanta – Georgia office market. As of the third quarter 2025, the Kennesaw/Town Center office submarket had an inventory of 12,417,532 square feet, with an occupancy of 91.0% and an average asking rent of $24.30 per square foot.

Appraisal. According to the appraisals, the Northwest Atlanta Industrial Portfolio Properties had an aggregate “as is” appraised value of $75,050,000 as of various dates between January 21 and January 27, 2026. The appraisal related to the 51/55/220 Hickory Springs Industrial Drive property also concluded to a hypothetical “as stabilized” appraised value of $3,600,000, which assumes the completion of ongoing construction at the 51/55/220 Hickory Springs Industrial Drive property.

Environmental Matters. According to the Phase I environmental site assessments (“ESAs”) as of various dates between January 15 and January 21, 2026, there was evidence of one recognized environmental condition (“REC”) impacting both the 206 Univeter Court property and the 202 Univeter Court property arising from potential petroleum hydrocarbons or related hazardous substances in the soil or subsurface media related to historical asphalt-related activities, other automotive service uses, and contractor/industrial operations at the related properties. A lender’s environmental insurance policy was obtained with a $6.5 million limit, which is more than three times the worst case estimate to investigate and remediate the REC of $2,050,000. Additionally, the ESA for the 2085 Redmond Circle property identified a controlled recognized environmental condition with respect to the 2085 Redmond Circle property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

arising from soil and groundwater contamination related to historical hazardous waste generation and the storage and use of petroleum products and other hazardous chemicals at the 2085 Redmond Circle property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Northwest Atlanta Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2025	2/28/2026 TTM	UW	UW PSF
Gross Potential Rent	$4,822,406	$4,866,773	$5,111,379	$13.19
Reimbursements	$15,383	$15,763	$1,379,805	$3.56
Other Income	$100	$23,102	$0	$0.00
(Vacancy/Credit Loss/Concessions)	$0	$0	($320,948)	($0.83)
Effective Gross Income	$4,837,889	$4,905,638	$6,170,236	$15.92

Real Estate Taxes	$285,430	$285,430	$477,965(3)	$1.23
Insurance	$0	$0	$200,335	$0.52
Other Operating Expenses	$52,684	$58,266	$484,675	$1.25
Total Operating Expenses	$338,115	$343,697	$1,162,974	$3.00

Net Operating Income	$4,499,775	$4,561,941	$5,007,262	$12.92
Replacement Reserves	$0	$0	$38,790	$0.10
TI/LC	$0	$0	$193,812	$0.50
Net Cash Flow	$4,499,775	$4,561,941	$4,774,661	$12.32

Occupancy (%)(2)	87.5%	97.0%	95.1%
NOI DSCR	1.38x	1.40x	1.53x
NCF DSCR	1.38x	1.40x	1.46x
NOI Debt Yield	9.2%	9.3%	10.2%
NCF Debt Yield	9.2%	9.3%	9.7%

(1)	Historical financial information prior to 2025 is not available because certain Northwest Atlanta Industrial Portfolio Properties were acquired and/or constructed in 2024 and 2025.
(2)	Historical Occupancy % represents the physical occupancy as of December 31 of that year, with the exception of 2/28/2026 TTM, which is based on the underwritten rent roll dated May 8, 2026. UW Occupancy (%) represents economic occupancy.
(3)	Real estate taxes have increased because the lender is underwriting to full, unabated taxes for two properties that benefit from a tax abatement related to a payment-in-lieu-of-taxes structure.

Escrows and Reserves.

Real Estate Taxes – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $455,521 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $50,613 monthly.

Insurance Premiums – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $67,091 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, provided, the borrowers are not required to make monthly deposits into the insurance reserve so long as an acceptable blanket policy is in place. As of origination, an acceptable blanket policy was in place.

Immediate Repairs – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $51,854 for immediate repairs.

Replacements Reserve – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $3,230 for replacement reserves (equal to approximately $0.10 per square foot annually).

TI/LC Reserve – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $500,000 and an ongoing monthly deposit in an amount equal to approximately $16,151 for future tenant improvements and leasing commissions (equal to $0.50 per square foot annually), subject to a cap of $750,000.

Roof Repair Reserve – The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require an upfront reserve of approximately $285,000 for roof repairs at the 120/130 Hickory Springs Industrial Drive property.

Lockbox and Cash Management. The Northwest Atlanta Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Northwest Atlanta Industrial Portfolio Properties into a borrower-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Northwest Atlanta Industrial Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.20x as of the end of any calendar quarter; or
(iv)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

(i)	with regard to clause (i), the Northwest Atlanta Industrial Portfolio Mortgage Loan and all other obligations under the Northwest Atlanta Industrial Portfolio Mortgage Loan documents have been repaid in full;
(ii)	with regard to clause (ii), the cure of such event of default, so long as no other event of default is occurring;
(iii)	with regard to clause (iii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.25x for two consecutive quarters; or
(iv)	with regard to clause (iv), the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the earlier of (a) the date that is 12 months prior to the end of (i) either of Cobb Industrial’s leases at the 120/130 Hickory Springs Industrial Drive property or the 101 East 18th Street property, (ii) Impact Partnerships’ lease at the 1688 White Circle property, (iii) any of Sunbelt Rentals Inc.’s leases at the 2085 Redmond Circle property, the 1705 White Circle property or the 100 Saber Parkway property, (iv) Mountain Motorsports’ lease at the 1686 White Circle property, or (v) Precision LLC’s lease at the 90 Hickory Springs Industrial Drive property, or any lease which covers 35,000 or more rentable square feet (any such lease a “Lease Sweep Lease”) (including any renewal terms) at the Northwest Atlanta Industrial Portfolio Properties or (b) the date the tenant of such lease actually gives notice (whether actual or constructive) of its intention not to renew or extend;
(ii)	the date required under a Lease Sweep Lease by which the tenant under such lease is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that such tenant gives notice of its intention not to renew or extend its lease;
(iii)	any Lease Sweep Lease (or 25% or more of the premises thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under such lease gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its lease (or 25% or more of the premises thereof);
(iv)	any tenant under a Lease Sweep Lease (a) subleases any of its premises; or (b) discontinues its business in 25% or more of its premises (“goes dark”) or gives notice (whether actual or constructive) that it intends to do the same;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Lease Sweep Lease by the tenant under such lease; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Northwest Atlanta Industrial Portfolio Mortgage Loan documents (a “Lease Sweep Tenant Insolvency Proceeding”).

A Lease Sweep Period will end upon the earlier to occur of (y) the determination by the lender that sufficient excess cash has been reserved to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable leases that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required thereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (z) the occurrence of any of the following:

●	with regard to clauses (i), (ii), (iii) or (iv), upon the earlier to occur of (A) the date on which the tenant under a Lease Sweep Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s judgement, sufficient excess cash has been reserved (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved lease sweep lease leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under a Lease Sweep Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Northwest Atlanta Industrial Portfolio Mortgage Loan documents, and all approved lease sweep lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with regard to clause (iii) or (iv), the tenant under a Lease Sweep Lease has reoccupied or continued its business such that less than 25% of its premises under the applicable Lease Sweep Lease is impacted or such tenant has rescinded, in writing, its notice to terminate, surrender, cancel, vacate or go dark in 25% or more of its premises under such lease and all approved lease sweep leasing expenses have been paid in full;
●	with regard to clause (v), the subject tenant default has been cured, and no other tenant default has occurred for a period of three consecutive months following such cure; or
●	with respect to clause (vi), if the applicable Lease Sweep Tenant Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Partial Releases. The borrowers are permitted to release a Northwest Atlanta Industrial Portfolio Property at any time after the date that is two years after the closing date of this securitization in the event a tenant exercises its contractual purchase option (or, with respect to the 88 Hickory Springs Industrial Drive property, in the event a certain prior tenant is granted its alleged right of first refusal that is the subject of ongoing litigation and purchases such property), subject to the conditions set forth in the Northwest Atlanta Industrial Portfolio Mortgage Loan documents, including, among other conditions, (i) the debt yield after giving effect to the release and defeasance is no less than the lesser of the debt yield prior to the release and 9.46%, (ii) the debt service coverage ratio after giving effect to the release and defeasance is no less than the lesser of the debt service coverage ratio prior to the release and 1.43x, (iii) the loan-to-value ratio after giving effect to the release and defeasance is no more than the lesser of the loan-to-value ratio prior to the release and 65.3%, (iv) a partial defeasance equal to the greater of (x) 100% of net sale proceeds and (y) 120% of the allocated loan amount for the applicable Northwest Atlanta Industrial Portfolio Property (except with respect to the 88 Hickory Springs Industrial Drive property, a partial defeasance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Various – Various	Loan #3	Cut-off Date Balance:	$49,000,000
Various	Northwest Atlanta Industrial Portfolio	Cut-off Date LTV:	65.3%
Various, GA Various		UW NCF DSCR:	1.46x
		UW NOI Debt Yield:	10.2%

equal to 100% of the allocated loan amount for such property) and (v) compliance with REMIC related conditions. HEM Leasing LLC, the sole tenant at both the 202 Univeter Court property and the 206 Univeter Court property, Enrichment Plus LLC, the sole tenant at the 182 Hickory Springs Industrial Drive property, Elite Radon Team, Inc., the sole tenant at the 45 Hickory Springs Industrial Drive property, and Impact Partnerships, the sole tenant at the 1688 White Circle property, have such tenant purchase options.

Additionally, in connection with ongoing litigation related to a disputed right of first refusal between the related borrower and a certain prior tenant at the 88 Hickory Springs Industrial Drive property, the related borrower is permitted to release the 88 Hickory Springs Industrial Drive property in the event the litigation results in the prior tenant being granted the right of first refusal and subsequently purchases such property. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus.

Ground Leases. The 115 Hickory Springs Industrial Drive and 120/130 Hickory Springs Industrial Drive properties are subject to ground leases related to a payment-in-lieu-of-taxes (“PILOT”) structure. In connection with each such PILOT structure, the related borrower deeded the applicable property to the Cherokee County Development Authority and is entitled to certain tax abatements that terminate at the expiration date of the related ground lease, which is December 1, 2031 with respect to the 115 Hickory Springs Industrial Drive property and December 1, 2027 with respect to the 120/130 Hickory Springs Industrial Drive property. The only rent due under each respective ground lease is the amount due at the maturity of the related PILOT agreement. Upon termination of each ground lease, the related borrower is required under the Northwest Atlanta Industrial Portfolio Mortgage Loan documents to purchase the fee interest in the related property for $100. The lender is underwriting to the full unabated taxes. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Terrorism Insurance. The Northwest Atlanta Industrial Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Northwest Atlanta Industrial Portfolio Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Mortgage Loan No. 4 – 2020 Main Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Irvine, CA 92614
Original Balance:		$48,000,000		General Property Type:	Office
Cut-off Date Balance:		$48,000,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		8.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1999/NAP
Borrower Sponsor:		MGR Real Estate		Size:	271,288 SF
Guarantor:		Michael G. Rademaker		Cut-off Date Balance PSF:	$177
Mortgage Rate:		7.1030%		Maturity Date Balance PSF:	$177
Note Date:		5/15/2026		Property Manager:	MGR Property Management, Inc. (borrower-related)
Maturity Date:		6/11/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(2):	$7,104,254
IO Period:		60 months		UW NCF:	$6,808,067
Seasoning:		0 months		UW NOI Debt Yield:	14.8%
Prepayment Provisions:		L(24),YM1(29),O(7)		UW NCF Debt Yield:	14.2%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI Debt Yield at Maturity:	14.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.97x
Additional Debt Balance:		NAP		Most Recent NOI(3):	$6,426,821 (2/28/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	$6,300,096 (12/31/2025)
Reserves(1)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	92.6% (5/1/2026)
RE Taxes(2):	$171,000	$42,670	NAP	2nd Most Recent Occupancy(3):	74.4% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	67.2% (12/31/2024)
Replacement Reserve:	$0	$7,438	$267,765	Appraised Value (as of):	$80,250,000 (3/27/2026)
TI/LC Reserve:	$2,000,000	$33,911	NAP	Appraised Value PSF:	$296
Existing TI/LC Reserve:	$274,621	$0	NAP	Cut-off Date LTV Ratio:	59.8%
Rent Concession Reserve:	$273,890	$0	NAP	Maturity Date LTV Ratio:	59.8%
Springing Major Tenant Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,000,000	100.0%	Loan Payoff:	$33,144,426	69.1%
			Return of Equity:	$11,976,984	25.0%
			Upfront Reserves:	$2,719,511	5.7%
			Closing Costs:	$159,079	0.3%
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Monthly RE Taxes include property taxes attributable to the 2020 Main Street Property’s Parcel A (the 12-story office building) only. Property taxes attributable to the 2020 Main Street Property’s Parcel B (the adjacent parking garage structure) are paid by a parking association that administers shared expenses and parking rights for 11 parcels including Parcel B. The borrower pays its share of expenses, including property taxes, to the parking association.
(3)	The increase in occupancy from 3rd Most Recent Occupancy to Most Recent Occupancy is primarily attributable to the borrower sponsor’s acquisition of the 2020 Main Street Property (as defined below) in 2024 and subsequent lease-up activity, which has driven higher occupancy. Since January 1, 2025, the borrower sponsor executed 12 new or renewal leases, representing approximately 25% of total net rentable area (“NRA”). The increase from 2nd Most Recent NOI to UW NOI is primarily attributable to such increase in occupancy.
(4)	Historical financials prior to 2025 are not available due to the acquisition of the 2020 Main Street Property in June 2024.

The Mortgage Loan. The fourth largest mortgage loan (the “2020 Main Street Mortgage Loan”) is evidenced by a single promissory note with an original principal amount of $48,000,000. The 2020 Main Street Mortgage Loan is secured by the borrower’s fee interest in a multi-tenant Class A suburban office property totaling 271,288 SF located in Irvine, California (the “2020 Main Street Property”).

The Borrower and the Borrower Sponsor. The borrower is MGR Main Street 2020 LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2020 Main Street Mortgage Loan. The borrower sponsor is MGR Real Estate and the non-recourse carveout guarantor is Michael G. Rademaker. Michael G. Rademaker is the founder and chief executive officer of MGR Property Management, Inc. MGR Real Estate and MGR Services Inc., a family of businesses based in the Inland Empire. MGR Real Estate is a commercial and residential owner, investor and property manager with properties throughout Southern California.

The Property. The 2020 Main Street Property is a 12-story Class A multi-tenant, suburban office property totaling 271,288 SF, located in Irvine, California. Built in 1999, the 2020 Main Street Property is situated on an approximately 1.2-acre site and contains 1,022 parking spaces via a shared parking agreement in connection with the parking garage serving the greater Irvine Concourse campus (approximately 3.77 spaces per 1,000 SF). The 2020 Main Street Property is a LEED Gold and Energy Star Certified building, with amenities including a fitness center and conference center/lounge. The borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

sponsor acquired the 2020 Main Street Property for approximately $53.7 million in June 2024, at which time occupancy was approximately 64.1%. As of May 1, 2026, the 2020 Main Street Property was 92.6% leased to 29 tenants and had a weighted-average remaining lease term of 3.4 years.

Major Tenants.

PricewaterhouseCoopers (46,802 SF; 17.3% of NRA; 21.3% of UW Rent). PricewaterhouseCoopers (“PwC”) is a global professional services firm providing audit and assurance, tax and advisory services to organizations across industries worldwide. Formed in 1998 through the merger of Price Waterhouse and Coopers & Lybrand and headquartered in London, PwC builds on a legacy that dates back to the mid-19th century. Operating in more than 136 countries with a network of hundreds of thousands of professionals, the firm supports clients in navigating complex business challenges through expertise in areas such as financial reporting, digital transformation, risk management, sustainability and regulatory compliance. PwC has been a tenant at the 2020 Main Street Property since 2000 and has a lease expiring in October 2030, with two five-year renewal options and no termination options remaining.

PNC Bank National Association (23,386 SF; 8.6% of NRA; 9.4% of UW Rent). PNC Bank National Association (“PNC”), the principal banking subsidiary of The PNC Financial Services Group, Inc., is one of the largest diversified financial services institutions in the United States, providing retail banking, corporate and institutional banking, and asset management solutions to individuals, businesses and organizations nationwide. With roots dating back to 1865 and headquarters in Pittsburgh, Pennsylvania, PNC has grown from a regional bank into a coast-to-coast financial services provider, which includes approximately 2,300 branches, 58,000 PNC and partner ATMs, thousands of skilled and knowledgeable bankers, and telephonic, online, and mobile banking channels. The bank offers a broad suite of products including consumer and small business banking, lending, treasury management, wealth management, and real estate finance. PNC has been a tenant at the 2020 Main Street Property since December 2013 and has a lease expiration date of September 30, 2028, with one five-year extension option remaining and no termination options.

New York Life Insurance Company (22,539 SF; 8.3% of NRA; 9.3% of UW Rent). New York Life Insurance Company is a leading mutual life insurance provider offering financial protection and long-term planning solutions to individuals, families and businesses across the United States. Founded in 1845 and headquartered in New York City, New York Life Insurance Company’s product offerings include life insurance, annuities, long-term care insurance, and asset management services, delivered through a nationwide network of financial professionals. New York Life Insurance Company has been located at the 2020 Main Street Property since October 2011 and has a lease expiration date of November 30, 2030, with one five-year renewal option and the one-time right to terminate its lease on February 28, 2028 by providing notice prior to February 28, 2027 and payment of a termination fee equal to the unamortized portion of free rent, tenant improvements and leasing commissions, plus two months of base rent, including common area maintenance charges.

The following table presents certain information relating to the tenancy at the 2020 Main Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
PricewaterhouseCoopers	NR/NR/NR	46,802	17.3%	$2,264,203	21.3%	$48.38	10/31/2030	2 x 5 Yr	N
PNC Bank National Association	A3/A/A-	23,386	8.6%	$996,201	9.4%	$42.60	9/30/2028	1 x 5 Yr	N
New York Life Insurance Company	Aa3/AA/AA-	22,539	8.3%	$987,394	9.3%	$43.81	11/30/2030	1 x 5 Yr	Y(4)
MGR / Regus	NR/NR/NR	22,145	8.2%	$957,993	9.0%	$43.26	5/31/2035	1 x 5 Yr	N
GSA, Public Buildings Service	Aa1/AA+/AA+	20,784	7.7%	$785,665	7.4%	$37.80	1/29/2031	None	Y(5)
Major Tenants Subtotal/Wtd. Avg.		135,656	50.0%	$5,991,456	56.3%	$44.17
Other Tenants		115,578	42.6%	$4,644,522	43.7%	$40.19
Occupied Subtotal/Wtd. Avg.		251,234	92.6%	$10,635,978	100.0%	$42.33
Vacant Space		20,054	7.4%
Total/Wtd. Avg.		271,288	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent or governmental entity guarantees the lease.
(3)	Annual UW Rent includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.
(4)	New York Life Insurance Company has a one-time option to terminate its lease effective February 28, 2028, by providing notice on or prior to February 28, 2027. In connection with such early termination, the tenant will be required to pay a termination fee equal to the unamortized portion of (i) tenant improvement allowances, (ii) leasing commissions and (iii) free rent, plus two months of base rent and common area maintenance charges.
(5)	GSA, Public Buildings Service has an ongoing option to terminate its lease at any time from and after January 29, 2029, by providing not less than 90 days’ prior written notice. No termination fee is payable in connection with such early termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

The following table presents certain information relating to the lease rollover schedule at the 2020 Main Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026(2)	2	17,935	6.6%	6.6%	$523,532	4.9%	4.9%	$40.10
2027	6	34,733	12.8%	19.4%	$1,529,912	14.4%	19.3%	$44.05
2028	5	42,069	15.5%	34.9%	$1,811,775	17.0%	36.3%	$43.07
2029	8	27,588	10.2%	45.1%	$1,142,333	10.7%	47.1%	$41.41
2030	3	75,552	27.8%	72.9%	$3,488,810	32.8%	79.9%	$46.18
2031	5	31,212	11.5%	84.4%	$1,181,623	11.1%	91.0%	$37.86
2032	0	0	0.0%	84.4%	$0	0.0%	91.0%	$0.00
2033	0	0	0.0%	84.4%	$0	0.0%	91.0%	$0.00
2034	0	0	0.0%	84.4%	$0	0.0%	91.0%	$0.00
2035	1	22,145	8.2%	92.6%	$957,993	9.0%	100.0%	$43.26
2036	0	0	0.0%	92.6%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	92.6%	$0	0.0%	100.0%	$0.00
Vacant	0	20,054	7.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	30	271,288	100.0%		$10,635,978	100.0%		$42.33(3)

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	The MTM/2026 rollover includes 4,880 SF of conference room/lounge space; however, no underwritten rent is attributed to this space. As a result, this space is excluded from the UW Rent PSF Rolling calculation given the absence of associated underwritten rent.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 2020 Main Street Property is located in Irvine, California, within the Anaheim-Santa Ana-Irvine Metropolitan Statistical Area (the “Anaheim MSA”). The 2020 Main Street Property is situated within a network of major freeways, including Interstate 5 to the north, Interstate 405 to the south, California Route 55 to the west, and California Route 133 to the east. The 2020 Main Street Property is near John Wayne Airport, a major air travel hub for the region. The closest rail facility is the Tustin Station, located approximately four miles northeast of the 2020 Main Street Property, providing access to the IE-OC and OC Metrolink lines. The Anaheim MSA benefits from a diverse employment base with a meaningful concentration in technology, manufacturing, and professional services employers, supported by a strong presence of software firms and computer/electronics manufacturers, alongside major employers such as Broadcom and Blizzard Entertainment. Other major employers include University of California Irvine, Broadcom, Kaiser Permanente Anaheim Medical Center, MasTec Inc., and Edwards Lifesciences LLC.

According to the appraisal, the 2020 Main Street Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2025, the Irvine/Tustin Legacy submarket had an inventory of approximately 27,378,478 SF, with a vacancy rate of 16.3% and asking rent of $31.61 PSF. The appraiser concluded a market rent of $39.00 for the 2020 Main Street Property.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the 2020 Main Street Property was 11,082, 174,654 and 566,831, respectively. The median household income within the same radii, as of 2025, was $105,798, $108,243 and $108,776, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 2020 Main Street Property:

Market Rent Summary
Market Rent (PSF)	$39.00
Lease Term (Years)	5.0
Lease Type	Base Year Stop
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$25 / $5
Leasing Commissions (New/Renewal)	6% / 3%
Free Rent (Months)	3.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

The table below presents certain information relating to comparable sales with respect to the 2020 Main Street Property:

Competitive Property Summary
Property / Location	Year Built	Sale Date	Total NRA (SF)	Occ. %	Price Per SF
2020 Main Street, Irvine, CA	1999	2024	271,288	92.6%(1)	$198
100 Bayview Circle, Newport Beach, CA	1989	March 2026	346,555	90%	$303
750, 770, 790 & 840 The City Drive South, Orange, CA	1988	December 2025	392,523	84%	$227
4000, 4010 & 4040 Barranca Parkway, Irvine, CA	1988	December 2025	107,028	92%	$299
1700 - 1787 Flight Way, Tustin, CA	2019	November 2025	476,524	85%	$418
2400 East Katella Avenue, Anaheim, CA	1988	April 2025	261,858	89%	$275
2525 Main Street, Irvine, CA	1982	February 2025	143,000	98%	$263
Average				90%	$298

Source: Appraisal, unless indicated otherwise.
(1)	Based on the underwritten rent roll dated May 1, 2026.

The table below presents certain information relating to comparable office leases with respect to the 2020 Main Street Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
2020 Main Street Property 2020 Main Street Irvine, CA	1999/NAP	92.6%(1)	271,288(1)	Pricewaterhouse Coopers	Oct-30 / 4.5	46,802	$48.38
Irvine/Tustin Legacy 2525 Main Street Irvine, CA	1982/NAV	92.0%	143,000	AG International	Nov-25 / 5.2	3,873	$33.60
2010 Main Plaza - Centerview East 2010 Main Street Irvine, CA	1988/NAV	91.0%	300,004	Hanmi Bank	Sep-25 / 5.0	5,304	$39.60
Centerview West 1920 Main Street Irvine, CA	1987/NAV	89.0%	295,000	Kind Lending	Nov-25 / 6.0	35,575	$40.80
Von Karman @ Main 17885 Von Karman Avenue Irvine, CA	2008/NAV	47.0%	153,846	RMD Law, LLP	Feb-26 / 5.5	7,902	$41.40
Irvine Center Towers 18200 Von Karman Avenue Irvine, CA	1983/NAV	59.0%	221,973	Tax Quotes Inc.	Sep-25 / 4.0	5,046	$33.00
CAVU 18952 Macarthur Boulevard Irvine, CA	1975/2022	100.0%	60,368	Stigler Homes	Feb-26 / 2.2	1,986	$37.20

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated May 1, 2026.

Appraisal. According to the appraisal, as of March 27, 2026, the 2020 Main Street Property had an “as-is” appraised value of $80,250,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 8, 2026, there was no evidence of any recognized environmental conditions at the 2020 Main Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 2020 Main Street Property:

Cash Flow Analysis(1)
	2025	TTM Feb 2026	UW	UW PSF
Base Rent(2)	$8,631,777	$8,848,678	$10,635,978	$39.21
Grossed Up Vacant Space	$0	$0	$782,106	$2.88
Gross Potential Rent	$8,631,777	$8,848,678	$11,418,084	$42.09
Vacancy/Credit Loss	$0	$0	($1,141,808)	($4.21)
Net Rental Income	$8,631,777	$8,848,678	$10,276,275	$37.88
CAM Reimbursements	$349,735	$341,487	$31,709	$0.12
Other Expense Reimbursements	$49,509	$56,576	$56,576	$0.21
Other Income	$557,605	$558,301	$601,965	$2.22
Effective Gross Income	$9,588,626	$9,805,042	$10,966,525	$40.42

Real Estate Taxes	$317,865	$317,865	$748,064	$2.76
Insurance	$72,224	$72,224	$72,224	$0.27
Management Fee	$419,477	$439,642	$493,494	$1.82
Other Operating Expenses	$2,478,965	$2,548,490	$2,548,490	$9.39
Total Expenses	$3,288,530	$3,378,221	$3,862,271	$14.24

Net Operating Income(3)	$6,300,096	$6,426,821	$7,104,254	$26.19
Replacement Reserves	$0	$0	$89,255	$0.33
TI/LC	$0	$0	$206,932	$0.76
Net Cash Flow	$6,300,096	$6,426,821	$6,808,067	$25.10

Occupancy (%)(4)	81.2%	92.6%	90.0%
NOI DSCR	1.82x	1.86x	2.06x
NCF DSCR	1.82x	1.86x	1.97x
NOI Debt Yield	13.1%	13.4%	14.8%
NCF Debt Yield	13.1%	13.4%	14.2%

(1)	Historical financials prior to 2025 are not available due to the acquisition of the 2020 Main Street Property in June 2024.
(2)	UW Base Rent includes contractual rent steps taken through May 2027 and straight-line rent averaging for investment grade tenants.
(3)	Since January 1, 2025, the borrower sponsor has executed 12 new or renewal leases, representing approximately 25% of total NRA. The increase in Net Operating Income from 2025 to UW is primarily attributable to the increase in occupancy resulting from such leasing activity.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. TTM Feb 2026 Occupancy (%) is based on the physical occupancy as of the underwritten rent roll dated May 1, 2026. UW Occupancy (%) represents underwritten economic occupancy.

Escrows and Reserves.

Tax Escrows – The 2020 Main Street Mortgage Loan documents require an upfront reserve of $171,000 for real estate taxes and monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially equal to $42,670.

Insurance Escrows – The 2020 Main Street Mortgage Loan documents require monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the 2020 Main Street Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies, which was the case at origination of the 2020 Main Street Mortgage Loan.

Replacement Reserve – The 2020 Main Street Mortgage Loan documents require a monthly replacement reserve deposit of $7,438 capped at $267,765.

TI/LC Reserves – The 2020 Main Street Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $2,000,000, and monthly deposits of $33,911 for future TI/LC expenses.

Existing TI/LC Reserve – The 2020 Main Street Mortgage Loan documents require an upfront deposit of $274,621 for outstanding tenant improvements pertaining to the GSA, Public Buildings Service (Suites 200 and 800) ($10,901), Dochterman Insurance Services (Suite 210) ($102,061), Metoro Immigration Consulting LLC (Suite 250) ($11,556), AmCan (Suite 680) ($135,408) and Gill Law Group PC (Suite 1140) ($14,695) leases at the 2020 Main Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Office - Suburban	Loan #4	Cut-off Date Balance:	$48,000,000
2020 Main Street	2020 Main Street	Cut-off Date LTV:	59.8%
Irvine, CA 92614		UW NCF DSCR:	1.97x
		UW NOI Debt Yield:	14.8%

Rent Concession Reserve – The 2020 Main Street Mortgage Loan documents require an upfront deposit of $273,890 for outstanding free rent or abatements related Dochterman Insurance Services (Suite 210) ($38,367), Metoro Immigration Consulting LLC (Suite 250) ($9,602), Global Bancorp (Suite 300) ($26,490), Kaufman Steinberg LLP (Suite 345) ($32,634), EcoFlow Technology Inc (Suite 750) ($143,767), Global Telecom Engineering Inc (Suite 1130) ($8,733 and Gill Law Group PC (Suite 1140) ($14,297) leases at the 2020 Main Street Property.

Springing Major Tenant Reserve – The 2020 Main Street Mortgage Loan documents require that, if the borrower elects to deposit an amount equal to the Springing Major Tenant Reserve Deposit (as defined below) to avoid a Cash Trap Event Period (as defined below), any such Springing Major Tenant Reserve Deposit made in the form of cash be deposited in a separate eligible account.

Lockbox and Cash Management. The 2020 Main Street Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit rents into such lockbox account within one business day of receipt. If a Cash Trap Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on a periodic basis to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 2020 Main Street Mortgage Loan during a Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.20x (tested quarterly);
(iii)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s (as defined below) going dark, vacating or otherwise failing to occupy the space;
(iv)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s filing, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becoming involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws;
(v)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s providing notice of its intention not to renew its lease or failing to exercise its extension option or renew its lease prior to the date that is 6-months prior to its then current expiration date; or
(vi)	unless the borrower makes a Springing Major Tenant Reserve Deposit, any Major Tenant’s terminating or canceling its lease or giving notice of, or commencing a legal proceeding asserting, any of the foregoing.

With respect to clauses (iii) through (vi) above, if the borrower makes a Springing Major Tenant Reserve Deposit, no Cash Trap Event Period will commence.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii), the NCF DSCR being at least 1.25x for two calendar quarters;
●	with regard to clause (iii)-(vi) above, a Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the Major Tenant has resumed occupancy of, and resumed its normal business operations in, the tenant space for a period of two consecutive calendar quarters;
●	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
●	with regard to clause (v) above, the lender receives a tenant estoppel certificate in form and substance satisfactory to the lender evidencing that the Major Tenant has exercised its renewal or extension option under the lease for a period not less than five years or pursuant to the terms and conditions reasonably satisfactory to the lender; or
●	with regard to clause (vi) the Major Tenant has resumed its normal business operations in its Major Tenant space and is open during customary hours for a period of two consecutive calendar quarters.

A “Re-Tenanting Event” will occur (i) when the lender has received satisfactory evidence that the applicable space has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant” means, individually or collectively, the tenant under a lease demising at least 15.0% of the ‘NRA at the 2020 Main Street Property. In the event that the Major Tenant reduces the occupied space below 15.0% of NRA pursuant to a new lease or a lease amendment, then such tenant will not be considered a Major Tenant.

“Springing Major Tenant Reserve Deposit” means an amount equal to (x) two years of the then current rent for the applicable Major Tenant in the form of cash or a reasonably acceptable letter of credit, less (y) the amount of funds on deposit in the leasing reserve.

Terrorism Insurance. The 2020 Main Street Property Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the 2020 Main Street Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mortgage Loan No. 5 – Astor Place Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	New York, NY 10003
Original Balance:	$36,000,000			General Property Type:	Retail
Cut-off Date Balance:	$36,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.6%			Title Vesting:	Leasehold(2)
Loan Purpose:	Refinance			Year Built/Renovated:	2004/NAP
Borrower Sponsor:	The Related Companies, L.P.			Size:	27,742 SF
Guarantor:	The Related Companies, L.P.			Cut-off Date Balance PSF:	$1,298
Mortgage Rate:	5.6800%			Maturity Date Balance PSF:	$1,298
Note Date:	5/5/2026			Property Manager:	Related Management Company, L.P. (borrower-related)
Maturity Date:	5/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,503,852
Amortization Term:	0 months			UW NCF	$2,482,651
IO Period:	60 months			UW NOI Debt Yield:	7.0%
Seasoning:	1 month			UW NCF Debt Yield:	6.9%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	7.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.20x
Additional Debt Type:	NAP			Most Recent NOI:	$2,811,838 (2/28/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,918,446 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,919,852 (12/31/2024)
Reserves(1)				Most Recent Occupancy(3):	100.0% (4/2/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.0% (12/31/2025)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$48,100,000 (4/3/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$1,734
				Cut-off Date LTV Ratio:	74.8%
				Maturity Date LTV Ratio:	74.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$36,000,000	93.3%	Loan Payoff:	$36,111,415	93.6%
Borrower Sponsor Equity:	$2,583,998	6.7%	Closing Costs:	$2,472,583	6.4%

Total Sources:	$38,583,998	100.0%	Total Uses:	$38,583,998	100.0%

(1)	See “Escrows and Reserves” section below.
(2)	See “The Property” and “Ground Lease” sections below.
(3)	Most Recent Occupancy excludes 240 SF of basement storage space.

The Mortgage Loan. The fifth largest mortgage loan (the “Astor Place Retail Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,000,000 and secured by a leasehold interest in a 27,742 SF anchored retail property located in New York, New York (the “Astor Place Retail Property”).

The Borrower and the Borrower Sponsor. The borrower is Astor Retail Associates, L.L.C., a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Astor Place Retail Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor for the Astor Place Retail Mortgage Loan is The Related Companies, L.P. The Related Companies, L.P. (“Related”) is a privately held real estate firm founded in 1972 and headquartered in New York City. Since its founding, Related has grown into a fully integrated, highly diversified organization with expertise across development, acquisitions, management, finance, marketing, and sales. Related owns and manages a portfolio of assets valued at over $60 billion, spanning residential, retail, office, hospitality, affordable housing, and data centers. It owns and operates affordable housing properties in 24 states across the U.S and most recently Related secured financing for a $16 billion data center campus in Saline Township, Michigan, purpose-built for Oracle. Related is led by CEO Jeff Blau and President Bruce Beal. The borrower sponsor disclosed that affiliates of the borrower sponsor have experienced certain defaults and foreclosures unrelated to the Mortgaged Property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings“ in the prospectus.

The Property. The Astor Place Retail Property is a two-level, 27,742 SF retail condominium anchored by the tenant JPMorgan Chase Bank, National Association (“JPMorgan Chase”), located in New York, New York within the NoHo neighborhood. Situated on a 0.41-acre site, the Astor Place Retail Property was constructed in 2004. The Astor Place Retail Property is situated beneath a 22-story, 39-unit, luxury residential condominium known as Astor Place (which is not part of the collateral for the Astor Place Retail Mortgage Loan). The Astor Place Retail Property, located on portions of the cellar floor, the first floor and the second floor, is comprised of 6,889 SF of ground floor retail space, 7,448 SF of second floor retail space, 1,165 SF of second floor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

residential space (a caretaker unit), 240 SF of basement storage space (which contains 12 storage units that are leased to residential tenants who reside in the Residential Unit (as defined below)) and a 12,000 SF parking garage (which contains 14 spaces and represents 43.3% of the total square footage of the Astor Place Retail Property). The parking garage is managed by an affiliate of Manhattan Parking Group (MPG), a third party parking operator. The parking management agreement commenced in 2020 and auto-renews annually in December and generates income for the Astor Place Retail Property. 12.3% of the underwritten rent is attributed to income from the parking garage. As of April 2, 2026, the Astor Place Retail Property was 100.0% leased (excluding 240 SF of basement storage space) to JPMorgan Chase through October 2035 and Cha of Yulin (Jurian Tea House) through July 2036, including the caretaker unit and parking garage.

The Astor Place building is comprised of two condominium units: a residential unit (the “Residential Unit”) and the Astor Place Retail Property. The Cooper Union for the Advancement of Science and Art (“Cooper Union”) owns the fee interests in both condominium units, ground leases the Astor Place Retail Property to the borrower pursuant to a 99-year ground lease (as described below under “Ground Lease”), and ground leases the Residential Unit to an affiliate of the borrower. For so long as at least one of the ground leases remains in effect, the affairs of the condominium are governed by a board consisting of five members, three designated by the ground lessee of the Residential Unit and two designated by the borrower.

Major Tenants.

JPMorgan Chase (13,318 SF; 48.0% of NRA; 77.2% of UW Rent; 10/31/2035 lease expiration). JPMorgan Chase is a leading financial services firm based in the United States, with operations worldwide. The firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. As of December 31, 2025, JPMorgan Chase held $4.4 trillion in assets and $362 billion in stockholders' equity. Under the J.P. Morgan and Chase brands, it serves millions of customers in the United States and corporate, institutional, and government clients globally. JPMorgan Chase operates in over 100 global markets and recently opened its new global headquarters in New York City. JPMorgan Chase has been in occupancy at the Astor Place Retail Property since February 2005 on an initial 20-year lease term. In December 2024, JPMorgan Chase entered into a new 10-year lease that extends the term through October 2035 and includes one, five-year renewal option and no termination options.

Cha of Yulin (“Jurian Tea House”) (1,019 SF; 3.7% of NRA; 7.0% of UW Rent; 7/31/2036 lease expiration). Jurian Tea House occupies 1,019 SF under a 10-year lease term that commenced on March 16, 2026, and expires in July 2036, with one, five-year renewal option and no termination options. Jurian Tea House is required to commence paying rent on the date that is 120 days after the premises are delivered to the tenant (which was March 18, 2026). Jurian Tea House is currently completing its space build-out and is expected to open for business in July 2026, with rent payments expected to commence in July 2026.

The following table presents certain information relating to the tenancy at the Astor Place Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
JPMorgan Chase	AA-/A1/A	13,318	48.0%	$2,261,000	77.2%	$169.77	10/31/2035	N	1 x 5 yr
Cha of Yulin (Jurian Tea House)(3)	NR/NR/NR	1,019	3.7%	$204,000	7.0%	$200.20	7/31/2036	N	1 x 5 yr
Occupied Collateral Total		14,337	51.7%	$2,465,000	84.1%	$171.93
Other Space(4)		13,405	48.3%	$464,405	15.9%	$34.64
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		27,742	100.0%	$2,929,405	100.0%	$105.59
(1)	Based on the underwritten rent roll dated April 2, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Jurian Tea House is not yet paying rent and is expected to commence rent payments in July 2026.
(4)	Other Space includes 1,165 SF of residential space, 240 SF of basement storage space and a 12,000 SF parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

The following table presents certain information relating to the lease rollover schedule at the Astor Place Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	1	13,318	92.9%	92.9%	$2,261,000	91.7%	91.7%	$169.77
2036 & Thereafter	1	1,019	7.1%	100.0%	$204,000	8.3%	100.0%	$200.20
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	14,337	100.0%		$2,465,000	100.0%		$171.93

(1)               Based on the underwritten rent roll dated April 2, 2026.

(2)               Lease Rollover Schedule is based on the two retail tenants totaling 14,337 SF and excludes 1,165 SF of residential space, 240 SF of basement storage space and a 12,000 SF parking garage, which make up the remaining 48.3% of Total SF and 15.9% of UW Rent.

The Market. The Astor Place Retail Property is located in New York, New York within the Manhattan retail market. Two of the area airports, LaGuardia and JFK International Airports, are the major attractions of the Manhattan retail market. Major employers in the area include NYC Department of Education, City of New York, Northwell Health, United States Government, Metropolitan Transportation Authority and State of New York. Access to the Astor Place Retail Property is provided via Astor Place station (6 train) and the N and R trains are a block away at the 8th Street – NYU station. In addition, Union Square is within a short walking distance to the north providing access to 14th Street/Union Square station (4, 5, 6, L, N, Q and R trains). Regional transportation is available to the north of the Astor Place Retail Property at Penn Station (34th Street and Seventh Avenue - Long Island Railroad, NJ Transit and Amtrak) and from Grand Central Station (42nd Street and Park Avenue – Metro North Railroad; access to Long Island Railroad through the East Side Access public works project). The local subway lines connect with these facilities, which also provide access to the regional airports (Newark Liberty Airport in New Jersey and JFK Airport in Queens).

According to the appraisal, the 2025 population within the 10003 New York ZIP code and New York county was 55,782 and 1,678,294, respectively. Additionally, the 2025 average household income within the same ZIP code and county was $243,080 and $203,456, respectively.

According to the appraisal, the Astor Place Retail Property is located within the Manhattan retail market and the SoHo retail submarket. As of year-end 2025, the overall New York, New York retail market reported inventory of approximately 434 million square feet, with a vacancy rate of 4.2% and an asking rent of $54.98 per square foot. As of year-end 2025, the SoHo submarket reported inventory of approximately 4.0 million square feet, with a vacancy rate of 4.5% and an asking rent of $133.35 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Astor Place Retail Property:

Market Rent Summary
	Retail (Astor Place)	Retail (Second Floor)	Retail (Cooper Square)	Garage
Market Rent (PSF)	$500.00	$80.00	$200.00	$0.00
Lease Term (Years)	10	10	10	30
Lease Type	Modified Gross	Modified Gross	Modified Gross	None
Escalations	3.00%	3.00%	3.00%	None
Tenant Improvements (New/Renewal)	$100.00 / $50.00	$100.00 / $50.00	$100.00 / $50.00	$0 / $0
Leasing Commissions (New/Renewal)	5.25% / 2.63%	5.25% / 2.63%	5.25% / 2.63%	None
Free Rent (Months) (New/Renewal)	6 / 3	6 / 3	3 / 1	None
Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

The following table presents certain information relating to the appraisal’s comparable leases for the Astor Place Retail Property:

Comparable Retail Leases
Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Astor Place Retail Property	JPMorgan Chase(1)	13,318(1)	Feb-05(1)	31(1)	$169.77(1)	Mod. Gross(1)
26 Astor Place
New York, NY
372 Lafayette Street	Wake and Late	2,350	Feb-26	N/A	$367.86	Taxes over base year
Btwn. Great Jones and Bond Streets
New York, NY
344 Bowery	SC Wren	2,998	Aug-25	10	$214.80	Taxes over base year
Btwn. 2nd and 3rd Streets
New York, NY
1 & 3 St. Marks Place	Sephora	5,922	Jul-25	10	$261.10	Taxes over base year
SWC of Broadway
New York, NY
740-744 Broadway	Hampton Chutney	2,786	Apr-25	13	$200.00	Taxes over base year
Btwn. Broadway and Lafayette Street
Brooklyn, NY
740-744 Broadway	Bookoff USA	2,015	Aug-24	10	$201.34	Taxes over base year
Btwn. Broadway and Lafayette Street
Brooklyn, NY
71 Fourth Avenue	Fushimi NYC	2,150	Jan-25	15	$270.68	Taxes over base year
SEC of 10th Street
New York, NY
360 Bowery	Chobani	5,278	Sep-24	20	$190.00	Taxes over base year
SEC of 4th Street
New York, NY
Source: Appraisal
(1)	Based on the underwritten rent roll dated April 2, 2026.

Appraisal. The appraisal concluded to an “as-is” value of $48,100,000 as of April 3, 2026 for the Astor Place Retail Property.

Environmental Matters. According to the Phase I environmental site assessment dated April 15, 2026 for the Astor Place Retail Property, there was no evidence of any recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Astor Place Retail Property:

Cash Flow Analysis
	2024	2025	2/28/2026 TTM	UW	UW PSF
Base Rent(1)	$2,928,119	$2,948,337	$3,050,827	$3,042,455	$109.67
Grossed Up Vacant Space	0	0	0	0	$0.00
Gross Potential Rent	$2,928,119	$2,948,337	$3,050,827	$3,042,455	$109.67
Total Recoveries	1,392,875	1,429,712	1,482,241	1,368,446	$49.33
Net Rental Income	$4,320,994	$4,378,048	$4,533,069	$4,410,901	$159.00
(Vacancy & Credit Loss)	0	0	0	(88,218)	($3.18)
Effective Gross Income	$4,320,994	$4,378,048	$4,533,069	$4,322,683	$155.82

Real Estate Taxes	$1,227,288	$1,237,169	$1,236,898	$1,286,552	$46.38
Insurance	14,863	14,397	14,517	13,491	$0.49
Management Fee	23,834	23,834	23,834	43,227	$1.56
Other Operating Expenses	135,157	184,203	445,982	475,562	$17.14
Total Expenses	$1,401,142	$1,459,602	$1,721,231	$1,818,831	$65.56

Net Operating Income	$2,919,852	$2,918,446	$2,811,838	$2,503,852	$90.25
Replacement Reserves	0	0	0	7,330	$0.26
TI/LC	0	0	0	13,871	$0.50
Net Cash Flow	$2,919,852	$2,918,446	$2,811,838	$2,482,651	$89.49

Occupancy (%)(2)	100.0%	96.0%	100.0%	98.0%
NOI DSCR	1.41x	1.41x	1.36x	1.21x
NCF DSCR	1.41x	1.41x	1.36x	1.20x
NOI Debt Yield	8.1%	8.1%	7.8%	7.0%
NCF Debt Yield	8.1%	8.1%	7.8%	6.9%
(1)	UW Base Rent is based on the underwritten rent roll dated April 2, 2026, and includes $113,050 of straight-line rent for the investment grade tenant, JPMorgan Chase.
(2)	Historical occupancies represent the physical occupancy as of December 31 in each respective year. 2/28/2026 TTM Occupancy (%) is based on the underwritten rent roll dated April 2, 2026, excluding 240 SF of basement storage space. UW Occupancy (%) represents underwritten economic occupancy.

Escrows and Reserves. At origination of the Astor Place Retail Mortgage Loan, the borrower was not required to fund any initial reserves.

Tax Escrows – During a Cash Sweep Event (as defined below), the borrower is required to deposit monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes the lender estimates to be payable during the next ensuing twelve months. Notwithstanding the foregoing, the borrower is not required to make the monthly tax deposit for so long as one of the following conditions is satisfied: (x) the JPMorgan Chase lease is in full force and effect, or (y) at all other times, (i) no event of default has occurred and is continuing and (ii) no Cash Sweep Event by reason of a Critical Tenant Trigger Event (as defined below) has occurred and is continuing (each of (x) and (y), a “Reserve Waiver Condition” and together, the “Reserve Waiver Conditions”). If a Reserve Waiver Condition is not satisfied during a Cash Sweep Event, the borrower is required to immediately commence making monthly tax deposits and to continue making such deposits until such time as either of the Reserve Waiver Conditions is satisfied.

Insurance Escrows – During a Cash Sweep Event, the borrower is required to deposit monthly insurance premium reserves in an amount equal to 1/12th of the insurance premiums the lender estimates to be payable for the renewal of the coverages afforded by the policies upon the expiration thereof; provided that, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. Notwithstanding the forgoing, the borrower is not required to make monthly insurance deposits for so long as one of the Reserve Waiver Conditions is satisfied.

Replacement Reserve – During a Cash Sweep Event, the borrower is required to deposit monthly replacement reserves in an amount equal to approximately $611. Notwithstanding the foregoing, ongoing monthly replacement reserves will not be required as long as one of the Reserve Waiver Conditions is satisfied. If a Reserve Waiver Condition is not satisfied during a Cash Sweep Event, the borrower is required to immediately commence making monthly capital expenditure deposits and to continue making such deposits until such time as either of the Reserve Waiver Conditions is satisfied.

Lockbox and Cash Management. The Astor Place Retail Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required (or is required to cause the property manager) to deliver letters to each tenant instructing them to deposit rents directly into the lockbox account. Additionally, the borrower is required to cause all rents received by the borrower or the property manager to be deposited into the lockbox account within two business days of receipt. During a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment day in accordance with the Astor Place Retail Mortgage Loan documents. Pursuant to the Astor Place Retail Mortgage Loan documents, all excess funds on deposit in the cash management account are required to be applied as follows: (a) if a Cash Sweep Event is in effect (other than due to the existence of a Critical Tenant Trigger Event), to the excess cash flow account, to be held as additional collateral for the Astor Place Retail Mortgage Loan; provided however, if no event of default then exists, such funds will be made available to the borrower to pay taxes, insurance premiums, capital expenditures, operating expenses and other costs (as more particularly described in the Astor Place Retail Mortgage Loan documents) and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event, to the Critical Tenant (as defined below) TI/LC account. Upon the termination of a Cash Sweep Event period, all funds on deposit in the excess cash flow account will be released to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Retail – Anchored	Loan #5	Cut-off Date Balance:	$36,000,000
26 Astor Place	Astor Place Retail	Cut-off Date LTV:	74.8%
New York, NY 10003		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.0%

A “Cash Sweep Event” will commence upon and continue during any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of the borrower or the guarantor, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of the event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition with respect to the borrower or the guarantor has been discharged, stayed or dismissed, or with respect to the guarantor, the approved additional guarantor conditions are satisfied, (c) with respect to clause (iii) above, the date the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters or (d) with respect to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x; provided that, from and after the occurrence of a Critical Tenant Lease (as defined below) extension or a Critical Tenant Space Re-Tenanting Event (as defined below), the calculation of the debt service coverage ratio will be based on the annualized in-place rents at the Astor Place Retail Property.

A “Critical Tenant Trigger Event” will occur upon (i) JPMorgan Chase or any other tenant (a) occupying no less than 30% of the space currently occupied by JPMorgan Chase (excluding subleases) or (b) whose lease provides for rental income representing 30% or more of the total base minimum rent for the Astor Place Retail Property (such tenant, the “Critical Tenant” and each such lease, the “Critical Tenant Lease”) gives written notice of its intention to not extend or renew its lease or to terminate the Critical Tenant Lease pursuant to a right contained in the Critical Tenant Lease or the Critical Tenant Lease is otherwise terminated, (ii) on or prior to the date that is twelve months prior to the related lease expiration date for such Critical Tenant Lease, if the Critical Tenant has failed to give irrevocable notice of its intention to renew the Critical Tenant Lease (or, if after delivering such notice, the Critical Tenant rescinds same in accordance with the Critical Tenant Lease), (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, if the Critical Tenant fails to give such notice, (iv) (a) a monetary event of default in the payment of base rent under a Critical Tenant Lease, (b) any other monetary event of default that exceeds $25,000 or (c) a material non-monetary event of default, in each case, beyond any applicable notice and cure periods under the Critical Tenant Lease, (v) any bankruptcy action of the Critical Tenant or a guarantor of any Critical Tenant Lease or (vi) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations due to force majeure, or in connection with repairs or renovations, or a suspension of business due to a casualty (so long as the Critical Tenant is actively pursuing the restoration of the Critical Tenant space improvements); provided, a Critical Tenant Trigger Event under clause (vi) will not occur if such Critical Tenant (or its parent company) is rated at least “BBB-“ or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) above, the date that (1) a Critical Tenant Lease extension is executed and delivered to the lender covering all or substantially all of the Critical Tenant space, and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any such costs and expenses, as reasonably determined by the lender, has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default or, in the case of a default by borrower, as landlord, an irrevocable written waiver by the Critical Tenant of such default, (c) with respect to clause (v) above, an affirmation that the Critical Tenant is actually paying all rents and other amounts required to be paid under the related Critical Tenant Lease in the applicable bankruptcy proceeding, (d) with respect to clause (vi) above, either (x) the related Critical Tenant re-commences its normal business operations at its leased premises or (y) a Critical Tenant Space Re-Tenanting Event has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the reletting of the related Critical Tenant space have been paid in full to the extent required to be paid in accordance with the applicable Critical Tenant Lease prior to the applicable Critical Tenant’s occupancy of the applicable portion of the Critical Tenant space and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Ground Lease. The Astor Place Retail Property is leased to the borrower from Cooper Union pursuant to a 99-year ground lease with a term expiring on December 31, 2102 and includes one 99-year extension option, resulting in an extended maturity date of December 31, 2201. Ground rent is $1.00 per annum, payable on or before January 5th of each year. The borrower prepaid $1.65 million as base rent under the ground lease at commencement of the ground lease in 2003.

Terrorism Insurance. The Astor Place Retail Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Astor Place Retail Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Mortgage Loan No. 6 – Rayford’s Edge Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Spring, TX 77386
Original Balance:	$33,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$33,000,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	6.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2023
Borrower Sponsors:	Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner			Size:	376 Units
Guarantors:	Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner			Cut-off Date Balance per Unit:	$87,766
Mortgage Rate:	6.8070%			Maturity Date Balance per Unit:	$87,766
Note Date:	3/27/2026			Property Manager:	Emerge Living LLC (borrower-related)
Maturity Date:	4/6/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,819,334
Amortization Term:	0 months			UW NCF:	$2,725,334
IO Period:	60 months			UW NOI Debt Yield:	8.5%
Seasoning:	2 months			UW NCF Debt Yield:	8.3%
Prepayment Provisions:	L(26),D(30),O(4)			UW NOI Debt Yield at Maturity:	8.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.20x
Additional Debt Type:	NAP			Most Recent NOI:	$2,637,967 (1/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,415,351 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,490,692 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	95.5% (2/27/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.6% (12/31/2024)
RE Taxes:	$266,287	$66,572	NAP	3rd Most Recent Occupancy:	92.6% (12/31/2023)
Insurance:	$139,395	$23,233	NAP	Appraised Value (as of):	$50,450,000 (12/15/2025)
Replacement Reserve:	$0	$7,888	NAP	Appraised Value per Unit:	$134,176
Deferred Maintenance:	$85,000	$0	NAP	Cut-off Date LTV Ratio:	65.4%
HVAC and Concrete Repairs Reserve:	$0	$6,667	NAP	Maturity Date LTV Ratio:	65.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,000,000	89.0%	Loan Payoff(2):	$35,058,876	94.6%
Sponsor Equity:	$4,061,103	11.0%	Closing Costs:	$1,511,545	4.1%
			Upfront Reserves:	$490,682	1.3%

Total Sources:	$37,061,103	100.0%	Total Uses:	$37,061,103	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Loan Payoff is net of approximately $2.2 million of reserves.

The Mortgage Loan. The sixth largest mortgage loan (the “Rayford’s Edge Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $33,000,000 and secured by the borrowers’ fee simple interest in a 376-unit multifamily property located in Spring, Texas (the “Rayford’s Edge Apartments Property”).

The Borrowers and the Borrower Sponsors. The borrowers are Rayfords Edge Apartments LSP, LLC and R&M Rayfords Holdings, LLC, each a Delaware limited liability company and single purpose entity with one independent director, as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Feras Moussa, Brian Murray, Benjamin Suttles and Brandon Turner. Feras Moussa and Benjamin Suttles are co-founders of Disrupt Equity LLC, a Houston-based real estate syndication company focused on multifamily properties primarily in Georgia, Florida, and Texas. Disrupt Equity LLC has acquired over 5,000 units since inception and has over $800 million in assets under management. Brian Murray and Brandon Turner are co-founders of Open Door Capital, LLC, a real estate investment company with over $350 million in assets under management.

The Property. The Rayford’s Edge Apartments Property is a 376-unit garden-style multifamily property located on a 14.81-acre site in Spring, Texas. The Rayford’s Edge Apartments Property was constructed in 1981, most recently renovated in 2023, and consists of 21 two-story apartment buildings. The borrower sponsors acquired the Rayford’s Edge Apartments Property in October 2022 and subsequently commenced significant renovations at a total cost of approximately $3.3 million (approximately $8,777 per unit) to fully renovate 263 units and make exterior upgrades. Renovations included new flooring, bathroom and countertop resurfacing, HVAC upgrades, new appliances, balcony upgrades, landscaping, and new paint. The Rayford’s Edge Apartments Property offers community amenities such as a clubhouse, two swimming pools, a fitness center, a business center, a dog park, a barbeque and picnic area, and reserved carports. Unit amenities include stainless steel appliances, vinyl wood flooring, quartz countertops, updated cabinets, and washer/dryers. The unit mix includes 232 one-bedroom floorplans and 144 two-bedroom floorplans with a weighted average unit size of approximately 789 square feet. The Rayford’s Edge Apartments Property features 563 surface parking spaces, resulting in a parking ratio of 1.5 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

As of February 27, 2026, the Rayford’s Edge Apartments Property was 95.5% occupied. From November 2022 through November 2025, occupancy at the Rayford’s Edge Apartments Property averaged 92.4%.

The Rayford’s Edge Apartments Property unit mix is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit
One Bedroom - Classic	73	71	97.3%	644	47,041	$915	$1,017
One Bedroom - Renovated	159	154	96.9%	642	102,071	$974	$1,124
Two Bedroom - Classic	40	37	92.5%	1024	40,940	$1,222	$1,336
Two Bedroom - Renovated	104	97	93.3%	1026	106,708	$1,298	$1,423
Total/Wtd. Avg.	376	359	95.5%	789	296,760	$1,075	$1,209

(1)	Based on the underwritten rent roll dated February 27, 2026.
(2)	Monthly Average Rent per Unit is based on occupied units only.

The Market. The Rayford’s Edge Apartments Property is located in Spring, Texas, approximately 27 miles north of downtown Houston. Primary access is provided by Interstate 45, which offers direct access to downtown Houston to the south and The Woodlands and Conroe to the north. ExxonMobil’s Houston campus is approximately three miles south of the Rayford’s Edge Apartments Property, is home to ExxonMobil’s Upstream, Downstream, and Chemicals companies and is designed to accommodate 10,000 employees. Three miles northwest of the Rayford’s Edge Apartments Property, The Woodlands is home to over 21 million square feet of office, research, institutional, and industrial space with over 63,000 employees. Nearby retail options in the immediate vicinity include Woodpark Shopping Center (0.3 miles), Picasso Village Shopping Center (0.5 miles), and The Woodlands Mall (3.0 miles). The Rayford’s Edge Apartments Property is located in the Conroe Independent school district, which has an A overall grade according to Niche.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Rayford’s Edge Apartments Property was 12,764, 70,266 and 197,316, respectively. The 2025 estimated median household income within the same radii was approximately $72,376, $94,459 and $108,746, respectively.

According to the appraisal, the Rayford’s Edge Apartments Property is located in the Southeast Montgomery County multifamily submarket within the Houston multifamily market. As of the third quarter of 2025, the Southeast Montgomery County multifamily submarket reported a total inventory of 5,286 units, an occupancy rate of approximately 83.2% and an average rental rate of $1,468 per unit. As of the third quarter of 2025, the Houston multifamily market reported a total inventory of 736,523 units, an occupancy of approximately 88.2%, and an average rental rate of $1,374 per unit. The appraisal concluded monthly market rents of $980 to $1,180 for one-bedroom units and $1,299 to $1,505 for two-bedroom units at the Rayford’s Edge Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents recent multifamily leasing data at comparable properties with respect to the Rayford’s Edge Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Rayford's Edge Apartments Spring, TX	1981 / 2023	376(2)	95.5%(2)	1BR	$955(2)(3)
				2BR	$1,277(2)(3)
Alexander Apartments Spring, TX	1999 / 2018	216	90.00%	1BR	$1,080
				2BR	$1,245 - $1,355
The Biltmore The Woodlands, TX	1983 / 2018	360	92.00%	1BR	$1,040 - $1,415
				2BR	$1,255 - $1,545
Woodwind Village Spring, TX	1983 / 2025	200	94.00%	1BR	$1,064
				2BR	$1,197 - $1,422
Trail Point The Woodlands, TX	1981 / 2019	270	89.00%	1BR	$1,080
				2BR	$1,225 - $1,490
Imperial Chase Spring, TX	1979 / 2024	348	70.00%	1BR	$980 - $1,180
				2BR	$1,120 - $1,635

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated February 27, 2026.
(3)	In-Place Monthly Rent per Unit is based on occupied units.

Appraisal. The appraisal concluded to an “As-Is” value for the Rayford’s Edge Apartments Property of $50,450,000 as of December 15, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 30, 2025, there was no evidence of any recognized environmental conditions at the Rayford’s Edge Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rayford’s Edge Apartments Property:

Cash Flow Analysis
	2023	2024	1/31/2026 TTM	UW	UW Per Unit
Gross Potential Rent	$5,016,255	$5,233,232	$4,962,210	$4,891,739	$13,010
Other Income(1)	$744,421	$886,225	$1,159,391	$1,209,228	$3,216
Vacancy, Credit Loss & Concessions	($588,385)	($698,741)	($470,181)	($382,719)	($1,018)
Effective Gross Income	$5,172,291	$5,420,716	$5,651,420	$5,718,249	$15,208

Taxes	$868,546	$840,021	$795,329	$800,325	$2,129
Insurance	$263,421	$460,415	$364,752	$278,790	$741
Other Operating Expenses	$1,549,632	$1,704,930	$1,853,372	$1,819,799	$4,840
Total Operating Expenses	$2,681,599	$3,005,365	$3,013,453	$2,898,915	$7,710

Net Operating Income	$2,490,692	$2,415,351	$2,637,967	$2,819,334	$7,498

Capital Expenditures	$0	$0	$0	$94,000	$250
Net Cash Flow	$2,490,692	$2,415,351	$2,637,967	$2,725,334	$7,248

Occupancy %(2)	92.6%	90.6%	95.5%	92.2%
NOI DSCR	1.09x	1.06x	1.16x	1.24x
NCF DSCR	1.09x	1.06x	1.16x	1.20x
NOI Debt Yield	7.5%	7.3%	8.0%	8.5%
NCF Debt Yield	7.5%	7.3%	8.0%	8.3%

(1)	Other Income is comprised of parking income and other miscellaneous fees.
(2)	Historical Occupancy % represents the average occupancy during each respective year. 1/31/2026 TTM Occupancy % represents the occupancy as of the underwritten rent roll dated February 27, 2026. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Rayford’s Edge Apartments Mortgage Loan documents require an upfront reserve of approximately $266,287 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $66,572.

Insurance – The Rayford’s Edge Apartments Mortgage Loan documents require an upfront reserve of approximately $139,395 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $23,233.

Replacement Reserve – The Rayford’s Edge Apartments Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $7,888 for replacement reserves.

Deferred Maintenance – The Rayford’s Edge Apartments Mortgage Loan documents require an upfront reserve of $85,000 for deferred maintenance.

HVAC and Concrete – The Rayford’s Edge Apartments Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $6,667 for approved capital expenses related to (i) any repairs and/or replacements to the heating, ventilation, and cooling systems at the Rayford’s Edge Apartments Property, and/or (ii) any repairs or replacements of any concrete or masonry work at the Rayford’s Edge Apartments Property.

Lockbox and Cash Management. The Rayford’s Edge Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The Rayford’s Edge Apartments Mortgage Loan documents require the borrowers to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to an account designated by the borrowers. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily into a cash management account controlled by the lender and applied in accordance with the Rayford’s Edge Apartments Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$33,000,000
25650 Interstate 45	Rayford’s Edge Apartments	Cut-off Date LTV:	65.4%
Spring, TX 77386		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the stated maturity date;
(ii)	the occurrence of an event of default; or
(iii)	on the last day of any calendar quarter, the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.15x.

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the Rayford’s Edge Apartments Mortgage Loan and all other obligations under the Rayford’s Edge Apartments Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the cure of such event of default, so long as no other event of default is occurring; or
●	with regard to clause (iii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.15x for two consecutive quarters.

Terrorism Insurance. The Rayford’s Edge Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Rayford’s Edge Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Mortgage Loan No. 7 – The Shops at Rockvale

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Lancaster, PA 17602
Original Balance:		$28,250,000		General Property Type:	Retail
Cut-off Date Balance:		$28,250,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		5.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1986-1994/2023
Borrower Sponsor:		Jeffrey Fernbach		Size:	292,452 SF
Guarantor:		Jeffrey Fernbach		Cut-off Date Balance PSF:	$97
Mortgage Rate:		7.0070%		Maturity Date Balance PSF:	$97
Note Date:		4/29/2026		Property Manager:	OP Management Limited Liability Company
Maturity Date:		5/6/2031			(borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(2):	$3,372,148
IO Period:		60 months		UW NCF:	$3,152,809
Seasoning:		1 month		UW NOI Debt Yield:	11.9%
Prepayment Provisions:		L(25),D(31),O(4)		UW NCF Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.57x
Additional Debt Balance:		NAP		Most Recent NOI(2):	$2,836,835 (1/31/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$2,666,827 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,491,784 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.4% (4/10/2026)
RE Taxes:	$55,541	$11,108	NAP	2nd Most Recent Occupancy:	78.4% (12/31/2024)
Insurance:	$26,230	$13,115	NAP	3rd Most Recent Occupancy:	66.6% (12/31/2023)
Replacement Reserve:	$0	$3,656	NAP	Appraised Value (as of):	$42,850,000 (2/4/2026)
Deferred Maintenance:	$103,354	$0	NAP	Appraised Value PSF:	$147
TI/LC Reserve:	$750,000	$14,623	$1,000,000	Cut-off Date LTV Ratio:	65.9%
Outstanding TI/LC Reserve:	$800,460	$0	NAP	Maturity Date LTV Ratio:	65.9%
Outstanding Free Rent:	$293,415	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,250,000	100.0%	Loan Payoff:	$17,765,572	62.9%
			Return of Equity:	$7,213,712	25.5%
			Upfront Reserves:	$2,029,000	7.2%
			Closing Costs:	$1,241,716	4.4%
Total Sources:	$28,250,000	100.0%	Total Uses:	$28,250,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to an increase in underwritten base rent as a result of 22 new and renewal leases being signed since the beginning of 2025, accounting for approximately $1.9 million in underwritten base rent and percentage rent.

The Mortgage Loan. The seventh largest mortgage loan (“The Shops at Rockvale Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $28,250,000 and secured by a first-priority fee mortgage encumbering a retail property located in Lancaster, Pennsylvania (“The Shops at Rockvale Property”).

The Borrower and the Borrower Sponsor. The borrower is MP Lancaster 3 LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is Jeffrey Fernbach. Jeffrey Fernbach is the president of Fernmoor Homes, a New Jersey-based real estate development firm founded in 2007 that has developed and managed approximately 93 buildings since inception.

The Property. The Shops at Rockvale Property is a 292,452 square foot anchored retail center located along Route 30 in Lancaster, Pennsylvania. The Shops at Rockvale Property consists of seven one-story multi-tenant buildings, two free-standing retail buildings, and one free-standing bank branch on a 33.56-acre site that were developed between 1986 and 1994. The borrower sponsor acquired The Shops at Rockvale Property in December 2022 for approximately $30.8 million and has since invested approximately $4.9 million in capital expenditures consisting of building improvements, parking lot improvements and tenant improvement allowances. The Shops at Rockvale Property consists of 108,875 square feet of anchor / junior anchor space, 170,253 square feet of in-line space, and 13,324 square feet of free-standing bank/restaurant space. The site also features four non-collateral buildings which are occupied by Olive Garden, Burger King, Panera Bread and KFC. The Shops at Rockvale Property features 826 surface parking spaces, resulting in a parking ratio of 2.82 spaces per 1,000 SF of net rentable area.

The Shops at Rockvale Property is part of a condominium regime comprised of 13 units, of which the borrower owns the seven units that comprise The Shops at Rockvale Property. These seven units have an aggregate 47.425% interest in the common elements. However, in connection with the origination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

of The Shops at Rockvale Mortgage Loan, the owner of two other units of the condominium (an affiliate of borrower) provided a voting proxy to the lender which will provide the lender a 74.225% controlling interest on the condominium regime.

As of April 10, 2026, The Shops at Rockvale Property was 82.4% leased by 37 tenants occupying suites ranging in size from 624 to 23,995 square feet. Since acquisition, the borrower sponsor has successfully increased occupancy from 61.4% in January 2023 to the current occupancy of 82.4% executing 22 new and renewal leases since January 2025 covering 124,889 square feet (42.7% of net rentable area). As of the origination of The Shops at Rockvale Mortgage Loan, eight tenants with recently executed leases comprising 38,382 square feet (13.1% of net rentable area) were building out their spaces and had not yet opened or commenced paying rent. 14 tenants accounting for 38.7% of net rentable area have been in occupancy for over 18 years, including three of the five anchor tenants. Additionally, the borrower sponsor is currently constructing a non-collateral 480-unit multifamily development adjacent to The Shops at Rockvale Property, which is expected to bring additional foot traffic once completed.

Major Tenants

Reading China&Glass / Nissley Wine (23,995 SF, 8.2% of NRA, 6.0% of UW rent). Reading China&Glass is a specialty retailer that offers tableware, glassware, kitchenware, and home décor items. Reading China&Glass has been a tenant at The Shops at Rockvale Property since 1990 and has renewed its lease multiple times, with the most recent renewal executed in February 2024 for a term of five years. The tenant has two, five year-renewal options remaining. Reading China&Glass has the right to reduce its base rent by 50% if less than 75% of the space at The Shops at Rockvale Property remains open and operating. If such 75% threshold is not achieved within 180 days, the tenant has the right to terminate its lease.

Reading China&Glass currently subleases approximately 600 square feet of its space to Nissley Wine, a family-owned winery that operates a wine shop and tasting room in the subleased space. The sublease is co-terminus with the prime lease and the rent under the sublease is equal to 10% of Nissley Wine’s sales.

Artisan Mill Co. (15,143 SF, 5.2% of NRA, 5.0% of UW rent). Artisan Mill Co. is a retailer offering handcrafted home décor, furniture, and artisan gifts. Artisan Mill Co. commenced its initial lease at The Shops at Rockvale Property in May 2025 through its current lease expiration in April 2030. The tenant has two, five-year renewal options available and no early termination options.

Carter’s (15,000 SF, 5.1% of NRA, 8.3% of UW rent). Carter’s is a retailer that offers apparel for babies and young children. The company is headquartered in Atlanta, Georgia and operates over 1,000 retail stores across the United States, Canada, and Mexico. Carter’s has been a tenant at The Shops at Rockvale Property since 1993 and has renewed its lease multiple times, with the most recent renewal executed in February 2025 through its current expiration in January 2030. The tenant has no remaining renewal options. Carter’s has the right to terminate its lease with 60 days’ written notice if The Shops at Rockvale Property is less than 70% leased for more than 120 consecutive days.

The following table presents certain information relating to the tenancy at The Shops at Rockvale Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Reading China&Glass / Nissley Wine	NR/NR/NR	23,995	8.2%	$215,955	6.0%	$9.00	1/31/2029	Yes(2)	2 x 5 yrs
Artisan Mill Co.	NR/NR/NR	15,143	5.2%	$181,716	5.0%	$12.00	4/30/2030	No	2 x 5 yrs
Carter's	NR/NR/NR	15,000	5.1%	$300,000	8.3%	$20.00	1/31/2030	Yes(3)	None
Baseball Academy	NR/NR/NR	12,733	4.4%	$152,796	4.2%	$12.00	10/31/2030	No	2 x 5 yrs
Lee | Wrangler Clearance	NR/NR/NR	12,154	4.2%	$206,618	5.7%	$17.00	4/30/2029	No	2 x 3 yrs
Subtotal/Wtd. Avg.		79,025	27.0%	$1,057,085	29.3%	$13.38

Other Tenants		161,907	55.4%	$2,547,047	70.7%	$15.73
Total Occupied Space		240,932	82.4%	$3,604,132	100.0%	$14.96

Vacant Space		51,520	17.6%
Total		292,452	100.0%

(1)	Information is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through February 2027.
(2)	Reading China&Glass has the right to terminate its lease if less than 75% of The Shops at Rockvale Property is open and operating for 180 consecutive days. Prior to the 180th day, base rent is temporarily reduced by 50%.
(3)	Carter’s has the right to terminate its lease with 60 days’ written notice if less than 70% of The Shops at Rockvale Property is leased for more than 120 consecutive days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

The following table presents certain information with respect to the lease rollover at The Shops at Rockvale Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	6,026	2.1%	2.1%	$97,923	2.7%	2.7%	$16.25
2027	4	22,741	7.8%	9.8%	$185,990	5.2%	7.9%	$8.18
2028	10	40,491	13.8%	23.7%	$850,992	23.6%	31.5%	$21.02
2029	5	62,487	21.4%	45.0%	$826,067	22.9%	54.4%	$13.22
2030	5	46,461	15.9%	60.9%	$685,072	19.0%	73.4%	$14.75
2031	3	11,629	4.0%	64.9%	$174,622	4.8%	78.3%	$15.02
2032	1	7,025	2.4%	67.3%	$119,425	3.3%	81.6%	$17.00
2033	0	0	0.0%	67.3%	$0	0.0%	81.6%	$0.00
2034	0	0	0.0%	67.3%	$0	0.0%	81.6%	$0.00
2035	4	15,425	5.3%	72.6%	$265,611	7.4%	88.9%	$17.22
2036	3	19,094	6.5%	79.1%	$259,910	7.2%	96.2%	$13.61
2037 & Thereafter	1	9,553	3.3%	82.4%	$138,519	3.8%	100.0%	$14.50
Vacant	0	51,520	17.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	37	292,452	100.0%		$3,604,132	100.0%		$14.96(2)

(1)	Information is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through February 2027.
(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The Shops at Rockvale Property is located in Lancaster, Pennsylvania, which is approximately 63 miles west of Philadelphia. The Shops at Rockvale Property is located along Lincoln Highway East (U.S. Route 30), which serves as the region’s primary commercial corridor, featuring hotels, restaurants, retail centers, and tourist attractions. The surrounding region is known as Pennsylvania Dutch Country and features several tourist attractions such as Host Farm Resort, Dutch Wonderland Amusement Park, the American Music Theater and the Amish Farm House. The Shops at Rockvale Property is located approximately 5 miles east of Lancaster City and is less than a mile west of Tanger Outlet Center, another major retail center in the area.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of The Shops at Rockvale Property was approximately 1,366, 19,031 and 52,801, respectively, and the 2025 estimated average household income within the same radii was approximately $99,417, $109,692 and $110,612, respectively.

The Shops at Rockvale Property is located within the Lancaster - PA retail market. According to the appraisal, as of the fourth quarter of 2025, the Lancaster - PA retail market had an inventory of 29,447,359 square feet of retail space with an occupancy rate of 96.6% and a monthly average asking rent of $16.70 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Shops at Rockvale Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	Restaurant	Freestanding	Large Inline	Large Inline (Front)	Inline	Inline (Front)	Bank Branch
Rentable Area	53,845	55,030	9,700	624	78,723	46,554	37,088	7,888	3,000
Market Rent (PSF)	$10.50	$13.00	$10.00	$35.00	$15.50	$16.50	$17.50	$19.50	$45.00
Lease Term (Months)	180	180	120	120	84	84	60	60	120
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Steps	10% in Year 6	10% in Year 6	10% in Year 6	10% in Year 6	2.5% per year	2.5% per year	2.5% per year	2.5% per year	10% in Year 6

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

The following tables present recent leasing data at comparable retail properties with respect to The Shops at Rockvale Property:

Comparable Anchor Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Commencement Year	Lease Term (years)	Annual Base Rent PSF
The Shops at Rockvale(2)	1986-1994/2023	Reading China&Glass / Nissley Wine	23,995(3)	2024	5(3)	$9.00(3)
Lancaster, PA
South Mall	1971/2025	Burlington Coat Factory	20,350	2025	15	$14.00
Allentown, PA
Silver Spring Commons	1992/NAV	Planet Fitness	21,000	2023	10	$7.00
Mechanicsburg, PA
Hershey Square	1994/2023	Big Lot's	40,996	2021	10	$7.22
Hummelstown, PA
Gateway Hanover Shopping Center	2011/NAV	Dicks Sporting Goods	40,029	2022	10	$10.00
Hanover, PA
Westgate Mall Shopping Center	1965/2022	Harbor Freight	16,000	2022	10	$12.00
Bethlehem, PA
1278 South Market	1982/2010	Giant	70,024	2020	15	$8.00
Elizabethtown, PA
Lycoming Crossing	2021/NAV	Dicks Sporting Goods	50,000	2024	11	$12.50
Muncy, PA
2040 Bennet Ave	1978/2021	Urban Air Adventure Park	60,510	2021	10	$11.00
Lancaster, PA
Shoppes at Stroud	2007/NAV	Ross	25,192	2024	11	$11.00
Stroud Township, PA

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 10, 2026.

(3)	Nissley Wine subleases approximately 600 square feet of Reading China&Glass’s premises at The Shops at Rockvale Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%
Inline Rent Comparables(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Year	Lease Term (years)	Annual Base Rent PSF
The Shops at Rockvale(2)	1986-1994/2023	King's Amish Furniture	10,877	2024	5	$16.00
Lancaster, PA
High Pointe Commons	2006/2016	Five Below	8,500	2023	11	$15.50
Harrisburg, PA
Perkasie Square Shopping Center	1994/2019	KM Patel	1,200	2024	5	$27.00
Perkasie, PA
Hershey Square	1994/2023	Five Below	8,515	2021	10	$15.00
Hummelstown, PA
Lycoming Crossing Shopping	2021/2024	Five Below	9,600	2024	15	$19.50
Muncy, PA
New Garden Shopping Center	1979/2000	UPS	1,974	2022	10	$19.00
New Garden, PA
North Londonderry Square	1991/NAV	LHM Physical Therapy Institute	2,000	2024	5	$17.00
Palmyra, PA
Carlisle Commerce Center	1988/2014	Red Wing Shoe	2,000	2022	5	$15.75
York, PA
331-389 N. Reading Road	1969/2002	George M Hanna	3,017	2023	5	$21.88
Ephrata, PA
Ephrata Commons	1987/NAV	Smoking & Vapor of Mochi	2,000	2024	5	$16.00
Ephrata, PA
Carlisle Crossing	2005/NAV	Five Below	9,450	2022	10	$14.50
Carlisle, PA

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for The Shops at Rockvale Property of $42,850,000 as of February 4, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 17, 2026, there was no evidence of any recognized environmental conditions at The Shops at Rockvale Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Shops at Rockvale Property:

Cash Flow Analysis
	2023	2024	1/31/2026 TTM	UW	UW PSF
Base Rent(1)	$3,016,707	$3,351,775	$3,213,852	$3,604,132	$12.32
Percentage Rent	$345,814	$237,100	$376,273	$327,537	$1.12
Vacancy Gross Up	$0	$0	$0	$807,202	$2.76
Gross Potential Rent	$3,362,521	$3,588,875	$3,590,125	$4,738,871	$16.20

Reimbursements	$490,776	$648,323	$741,188	$919,347	$3.14
Other Income(2)	$19,867	$12,042	$38,123	$38,123	$0.13
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	($807,202)	($2.76)
Effective Gross Income	$3,873,164	$4,249,240	$4,369,436	$4,889,138	$16.72

Real Estate Taxes	$264,676	$180,099	$163,144	$133,299	$0.46
Insurance	$45,225	$171,843	$172,272	$157,377	$0.54
Other Operating Expenses	$1,071,479	$1,230,471	$1,197,185	$1,226,315	$4.19
Total Operating Expenses	$1,381,380	$1,582,413	$1,532,601	$1,516,991	$5.19

Net Operating Income	$2,491,784	$2,666,827	$2,836,835	$3,372,148	$11.53
Replacement Reserves	$0	$0	$0	$43,868	$0.15
TI/LC	$0	$0	$0	$175,471	$0.60
Net Cash Flow	$2,491,784	$2,666,827	$2,836,835	$3,152,809	$10.78

Occupancy (%)(3)	66.6%	78.4%	76.0%	85.7%
NOI DSCR	1.24x	1.33x	1.41x	1.68x
NCF DSCR	1.24x	1.33x	1.41x	1.57x
NOI Debt Yield	8.8%	9.4%	10.0%	11.9%
NCF Debt Yield	8.8%	9.4%	10.0%	11.2%

(1)	UW Base Rent is based on the underwritten rent roll dated April 10, 2026, with rent steps taken through February 2027.
(2)	Other Income includes EV charging income, storage rent and other miscellaneous income.
(3)	UW Occupancy (%) represents the underwritten economic occupancy. Historical occupancies represent physical occupancies. 1/31/2026 TTM occupancy is as of the underwritten rent roll dated April 10, 2026.

Escrows and Reserves.

Real Estate Taxes – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of approximately $55,541 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $11,108 monthly.

Insurance – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of approximately $26,230 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $13,115.

Replacement Reserve – The Shops at Rockvale Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $3,656 for replacement reserves.

Deferred Maintenance – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $103,354 for deferred maintenance.

TI/LC Reserve – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $750,000 and an ongoing monthly deposit in an amount equal to approximately $14,623 for future tenant improvements and leasing commissions, subject to a cap of $1,000,000.

Outstanding TI/LC Reserve – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $800,460 for outstanding tenant improvement allowances and/or leasing commissions due in connection with previously executed leases.

Outstanding Free Rent Reserve – The Shops at Rockvale Mortgage Loan documents require an upfront reserve of $293,415 for outstanding free rent owed in connection with previously executed leases.

Lockbox and Cash Management. The Shops at Rockvale Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the tenants at The Shops at Rockvale Property into a lender-controlled lockbox account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Retail – Anchored	Loan #7	Cut-off Date Balance:	$28,250,000
35 South Willowdale Drive	The Shops at Rockvale	Cut-off Date LTV:	65.9%
Lancaster, PA 17602		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.9%

In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to an account specified by the borrower at any time other than during the continuance of a Cash Management Period (as defined below). During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with The Shops at Rockvale Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the stated maturity date;
(ii)	a default or an event of default;
(iii)	if, at the end of any calendar quarter, the debt service coverage ratio (“DSCR”) falling below 1.20x; or
(iv)	the commencement of a Trigger Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), The Shops at Rockvale Mortgage Loan and all other obligations under The Shops at Rockvale Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the default or event of default has been cured and no other default or event of default has occurred and is continuing;
●	with regard to clause (iii), the DSCR being at least 1.25x for two consecutive calendar quarters; or
●	with regard to clause (iv), the Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the earlier of (a) the date that is six months prior to the end of any lease which covers 20,000 or more rentable square feet (a “Trigger Lease”) (including any renewal terms) at The Shops at Rockvale Property or (b) the date the tenant of such lease actually gives notice (whether actual or constructive) of its intention not to renew or extend;
(ii)	the date required under a Trigger Lease by which the tenant under such lease is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that such tenant gives notice of its intention not to renew or extend its lease;
(iii)	any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under such lease gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its lease (or any material portion thereof);
(iv)	any tenant under a Trigger Lease (a) subleases 25% or more of its premises; or (b) discontinues its business in 25% or more of its premises (“goes dark”) or gives notice (whether actual or constructive) that it intends to do the same;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the tenant under such lease; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in The Shops at Rockvale Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period will end upon the earlier to occur of (y) the determination by the lender that sufficient excess cash has been reserved to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable leases that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required thereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (z) the occurrence of any of the following:

●	with regard to clauses (i), (ii), (iii) or (iv), the earlier to occur of (A) the date on which the tenant under a Trigger Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s judgement, sufficient excess cash has been reserved (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved trigger lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under a Trigger Lease (or portion thereof) that gave rise to the Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with The Shops at Rockvale Mortgage Loan documents, and all approved trigger lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with regard to clause (v), the subject tenant default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure; or
●	with respect to clause (vi), if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Terrorism Insurance. The Shops at Rockvale Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Shops at Rockvale Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Mortgage Loan No. 8 – Frontera Crossing

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Austin, TX 78728
Original Balance:		$27,600,000		General Property Type:	Office
Cut-off Date Balance:		$27,600,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		5.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1984/2022
Borrower Sponsor:		FREP III Holdings, L.L.C.		Size:	165,258 SF
Guarantor:		FREP III Holdings, L.L.C.		Cut-off Date Balance PSF:	$167
Mortgage Rate:		7.3660%		Maturity Date Balance PSF:	$167
Note Date:		4/22/2026		Property Manager:	Moore & Associates, Inc.
Maturity Date:		5/6/2031
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$3,532,138
IO Period:		60 months		UW NCF	$3,069,415
Seasoning:		1 month		UW NOI Debt Yield:	12.8%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield:	11.1%
Lockbox/Cash Mgmt Status:		Hard/In Place(1)		UW NOI Debt Yield at Maturity:	12.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.49x
Additional Debt Balance:		NAP		Most Recent NOI(3):	$4,093,804 (2/28/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(3):	$3,282,390 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$3,062,466 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	84.7% (3/1/2026)
RE Taxes:	$190,567	$38,113	NAP	2nd Most Recent Occupancy(4):	88.7% (12/31/2024)
Insurance:	$19,438	Springing	NAP	3rd Most Recent Occupancy(4):	83.8% (12/31/2023)
Replacement Reserve:	$0	$4,131	NAP	Appraised Value (as of)(5):	$44,500,000 (2/19/2026)
TI/LC Reserve:	$1,000,000	$34,429	$2,500,000	Appraised Value PSF:	$269
				Cut-off Date LTV Ratio:	62.0%
				Maturity Date LTV Ratio:	62.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$27,600,000	95.9%	Loan Payoff:	$27,005,221	93.8%
Sponsor Equity:	$1,189,286	4.1%	Upfront Reserves:	$1,210,005	4.2%
			Closing Costs:	$574,060	2.0%
Total Sources:	$28,789,286	100.0%	Total Uses:	$28,789,286	100.0%

(1)	A Cash Management Period (as defined below) commenced at the origination of the Frontera Crossing Mortgage Loan (as defined below) and will end when the TI/LC reserve balance is equal to $2,500,000 and the collective balance of the rollover reserve and excess cash flow accumulated during a Cash Management Period (as defined below) is equal to $4,236,115, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents.
(2)	See “Escrows and Reserves” below.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributable to the new and renewal leasing of four tenants since 2025 accounting for approximately $1.3 million in underwritten base rent.
(4)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the underwritten rent roll dated March 1, 2026.
(5)	The Appraised Value includes $3,600,000 for excess land at the Frontera Crossing Property (as defined below).

The Mortgage Loan. The eighth largest mortgage loan (the “Frontera Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,600,000 and secured by the borrower’s fee interest in a 165,258 square foot suburban office located in Austin, Texas (the “Frontera Crossing Property”).

The Borrower and the Borrower Sponsor. The borrower is Frontera Crossing LLC, a Delaware limited liability company and single purpose entity. The borrower sponsor and the non-recourse carveout guarantor is FREP III Holdings, L.L.C., an entity managed by Farallon Capital Management, L.L.C. Farallon Capital Management, L.L.C. is a San Francisco-based investment platform founded in 1986 by Thomas Steyer that pursues real estate, private equity, private credit, long/short equity, merger arbitrage, and risk arbitrage. Farallon Capital Management, L.L.C. has over 350 employees in seven offices across the United States, United Kingdom, Hong Kong, Japan, Singapore, and Brazil and currently has $44 billion in assets under management.

The Property. The Frontera Crossing Property is a single four-story office building containing 165,258 square feet of net rentable area in Austin, Texas, approximately 16 miles north of downtown Austin. The Frontera Crossing Property is situated on an approximately 19.437-acre site, of which 5.521 acres is considered excess land. The Frontera Crossing Property was constructed in 1984 and most recently renovated in 2022. Since acquiring the Frontera Crossing Property in 2021, the borrower sponsor has invested over $3 million in capital expenditures, consisting of a full remodel of the lobby, a new amenity center, modernization of elevators, chiller replacement, and fire corridor improvements. Property amenities include controlled access, an on-site management office, a newly renovated tenant lounge and game room, and a newly renovated locker room with showers. The Frontera Crossing Property features 706 surface parking spaces, resulting in a parking ratio of approximately 4.27 spaces per 1,000 square feet and is above average for the market. The excess land tract includes 290 surface parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

At acquisition in 2021, the Frontera Crossing Property was 77.0% occupied and the borrower sponsor successfully leased it up to 97.1% with 84.7% physical occupancy as of March 1, 2026. Since May 2023, the borrower sponsor has executed 119,201 square feet (72.1% of net rentable area) of new and renewal leases. The most recent occupancy of 84.7% excludes 20,440 square feet of space that is leased to tenants that are dark but continue to pay their contractual rents. Additionally, 59,513 square feet (36.0% of net rentable area) at the Frontera Crossing Property are occupied by five tenants under subleases from three prime tenants. See “Major Tenants” below.

Major Tenants.

Celink (37,539 SF, 22.7% of NRA, 26.4% of underwritten base rent). Celink, a private company founded in 1969 and headquartered in Lansing, Michigan, is a reverse mortgage servicer that manages loan portfolios and compliance for lenders across the United States. Celink has been a tenant at the Frontera Crossing Property since July 2019 when it commenced its initial lease for a period of 66 months. Shortly after commencement, the tenant expanded its space by an additional 16,977 square feet and extended the lease term through December 2027. Celink has no renewal or termination options.

Celink subleases its entire leased space to three subtenants, including (i) 16,977 square feet at $25.98 per square foot to Riot Platforms, Inc., (NASDAQ: RIOT) that operates Bitcoin mining facilities and develops data centers to support high-density computing, (ii) 8,440 square feet at $18.00 per square foot to WONIK IPS USA, Inc., a private semiconductor technology company that supplies advanced semiconductor equipment, specialty materials and process solutions to chip manufacturers and (iii) 12,122 square feet at $9.82 per square foot to BookedBy, Inc., a cloud-based business management and appointment-scheduling software company that is headquartered at the Frontera Crossing Property. The Celink subleases are co-terminus with the prime lease, which expires on December 31, 2027. None of the sublease tenants received any tenant improvement allowances.

BGE, Inc. (35,715 SF, 21.6% of NRA, 23.4% of underwritten base rent). BGE, Inc. (“BGE”), founded in 1975 and headquartered in Houston, Texas, is a privately-held civil engineering consulting firm with over 1,000 employees and 22 offices across six states. BGE provides services including civil engineering, environmental consulting, surveying, planning, and construction management for public and private infrastructure projects. BGE commenced its initial lease in April 2019 for a seven-year term and in March 2022 extended its lease to its current expiration in April 2029. BGE has one, five-year renewal option remaining and no termination options.

BGE is currently subleasing a portion of its space to Crossroads Utility Services, LLC (“Crossroads Utility”), a privately held utility operations company that provides full-service water and wastewater management solutions to municipal utility districts in Central Texas. Crossroads Utility currently subleases 9,781 square feet at a rate of $22.00 per square foot. The sublease is coterminous with the prime lease. Crossroads Utility did not receive any tenant improvement allowance as part of its sublease.

Micron Technology, Inc. (17,072 SF, 10.3% of NRA, 11.2% of underwritten base rent). Micron Technology, Inc. is a Boise, Idaho-based global semiconductor company (NASDAQ: MU) founded in 1978 that designs and manufactures memory and storage solutions used in computing, mobile, data center and artificial intelligence applications. Micron Technologies, Inc. has been a tenant at the Frontera Crossing Property since April 2015 and has since expanded its premises twice, increasing its footprint from 9,130 square feet to 17,072 square feet. In October 2021, Micron Technologies, Inc. renewed its lease through March 2028. Micron Technologies, Inc. has one, five year renewal option remaining and no termination options.

The following table presents certain information relating to the tenancy at the Frontera Crossing Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Celink(3)	NR/NR/NR	37,539	22.7%	$976,014	26.4%	$26.00	12/31/2027	No	None
BGE, Inc.	NR/NR/NR	35,715	21.6%	$928,590	25.1%	$26.00	4/30/2029	No	1 x 5 yr
Micron Technology, Inc.	BBB+/Baa2/BBB	17,072	10.3%	$447,177	12.1%	$26.19	3/31/2028	No	1 x 5 yr
US Marine Corps (USMC)	NR/NR/NR	12,957	7.8%	$390,524	10.5%	$30.14	4/22/2030	Yes(5)	None
Aspen University(4)	NR/NR/NR	12,193	7.4%	$323,114	8.7%	$26.50	10/31/2028	No	2 x 5 yr
Subtotal/Wtd. Avg.		115,476	69.9%	$3,065,420	82.8%	$26.55
Other Tenants		24,469	14.8%	$636,597	17.2%	$26.02
Total Occupied Space		139,945	84.7%	$3,702,016	100.0%	$26.45
Vacant Space		25,313	15.3%
Total/Wtd. Avg.		165,258	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Celink currently subleases all of its space to three subtenants.
(4)	Aspen University currently subleases 12,193 square feet of its total 22,073 square foot leased space to Galen Health Institutes. The remaining 9,880 square feet of space is currently dark and is underwritten as vacant.
(5)	If sufficient funds are not appropriated by the United States Government, the United States Government may terminate the lease of the US Marine Corps at any time by providing no less than 180 days prior written notice to the landlord.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

The following table presents certain information with respect to the lease rollover at the Frontera Crossing Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2026/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	37,539	23.0%	23.0%	$976,014	26.4%	26.4%	$26.00
2028	3	40,171	24.6%	47.6%	$1,086,949	29.4%	55.7%	$27.06
2029	2	45,094	27.6%	75.2%	$1,189,932	32.1%	87.9%	$26.39
2030	2	15,102	9.3%	84.5%	$449,121	12.1%	100.0%	$29.74
2031	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	84.5%	$0	0.0%	100.0%	$0.00
Vacant	0	25,313	15.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	163,219(2)	100.0%		$3,702,016	100.0%		$26.84(3)

(1)	Information is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.
(2)	Total SF Rolling is exclusive of a 2,039 SF Amenity Center that is not under a lease.
(3)	Weighted average UW Rent PSF Rolling excludes vacant space and Amenity Center SF.

The Market.

The Frontera Crossing Property is located in Austin, Texas, approximately 16 miles north of downtown Austin. Primary access to the Frontera Crossing Property is provided by Interstate 35, which provides direct access to downtown Austin and the greater metropolitan area, and U.S. Highway 45. The Frontera Crossing Property is located within a major industrial and commercial node of the surrounding area, featuring several industrial / distribution centers as well as large retail centers including Walmart, Target, H-E-B, Lowe’s, Home Depot and Sam’s. The Texas Capitol, The University of Texas at Austin, Dell Medical Center, St. David’s Round Rock Medical Center and Austin-Bergstrom International Airport are an approximately 40-minute drive from the Frontera Crossing Property, while Austin Executive Airport is 20 minutes away. The largest employers in the Austin metropolitan area include H-E-B, Tesla, Dell, St. David’s Healthcare, Ascension, Amazon, and Apple.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Frontera Crossing Property was 7,802, 92,189 and 273,584, respectively, and the 2025 estimated average household income within the same radii was approximately $94,725, $110,680 and $127,748, respectively.

According to the appraisal, the Frontera Crossing Property is located in the North/Domain submarket within the Austin-Round Rock-San Marcos, TX office market. As of the fourth quarter of 2025, the North/Domain office submarket had an inventory of 10.9 million square feet of office space, with an occupancy rate of 86.8% and an average asking rent of $46.65 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Frontera Crossing Property:

Market Rent Summary(1)
Market Rent (PSF per Year)	$26.50
Lease Term (Years)	5
Lease Type (Reimbursements)	Net
Rent Increase Projection (per Year)	3% per annum
Tenant Improvements (New Tenant) (PSF)	$40.00
Tenant Improvements (Renewal) (PSF)	$5.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

The following table presents recent leasing data at comparable retail properties with respect to the Frontera Crossing Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Frontera Crossing 101 West Louis Henna Boulevard Austin, TX	1984/2022	165,258(2)	BGE, Inc.(2)	35,715(2)	May-26(2)	36(2)	$26.00 (2)
The Summit at La Frontera 810 Hester's Crossing Round Rock, TX	2001/NAP	87,261	NAV	6,065	December-25	66	$28.50
Crossings at Lakeline 11001 Lakeline Boulevard Austin, TX	2007/NAP	232,773	Pulte Homes	28,715	July-26	108	$25.50
Pecan Park I 10800 Pecan Park Boulevard Austin, TX	2009/NAP	136,501	You’re My Boy Blue	2,772	November-25	63	$29.00
Amber Oaks 9301-9601 Amberglen Boulevard Austin, TX	1999/2007	648,301	CompuGroup Medical	3,160	July-25	65	$25.50
Paloma Ridge | Building A, B,C and Lot 4 13620 Ranch Road 620 North Austin, TX	2015/NAP	377,044	TriPointe Homes	4,377	March-24	66	$28.50

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.

Appraisal. The appraisal concluded to an “as-is” value for the Frontera Crossing Property of $44,500,000 as of February 19, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2026, there was no evidence of any recognized environmental conditions at the Frontera Crossing Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Frontera Crossing Property:

Cash Flow Analysis
	2023	2024	2/28/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,278,899	$3,605,080	$4,016,688	$4,372,811	$26.46
Recovery Income	$1,743,848	$1,814,908	$1,945,541	$1,711,192	$10.35
Other Income(2)	$86,156	$84,829	$89,670	$89,670	$0.54
Vacancy and Concessions	($182,443)	($345,743)	$0	($670,795)	($4.06)
Effective Gross Income	$4,926,460	$5,159,075	$6,051,899	$5,502,878	$33.30

Taxes	$570,483	$592,481	$439,683	$457,361	$2.77
Insurance	$67,833	$79,816	$91,387	$77,752	$0.47
Other Operating Expenses	$1,225,678	$1,204,388	$1,427,025	$1,435,628	$8.69
Total Operating Expenses	$1,863,994	$1,876,685	$1,958,095	$1,970,740	$11.93

Net Operating Income	$3,062,466	$3,282,390	$4,093,804	$3,532,138	$21.37
Capital Expenditures	$0	$0	$0	$49,577	$0.30
TI/LC	$0	$0	$0	$413,145	$2.50
Net Cash Flow	$3,062,466	$3,282,390	$4,093,804	$3,069,415	$18.57

Occupancy %(3)	83.8%	88.7%	84.7%	89.0%
NOI DSCR	1.49x	1.59x	1.99x	1.71x
NCF DSCR	1.49x	1.59x	1.99x	1.49x
NOI Debt Yield	11.1%	11.9%	14.8%	12.8%
NCF Debt Yield	11.1%	11.9%	14.8%	11.1%

(1)	Gross Potential Rent is based on the underwritten rent roll dated March 1, 2026, with rent steps taken through June 2027.
(2)	Other Income is comprised of telecom income and other miscellaneous fees.
(3)	Occupancy % represents the average physical occupancy in each respective year, except for 2/28/2026 TTM Occupancy %, which is as of the rent roll date of March 1, 2026. UW Occupancy % represents underwritten economic occupancy and considers dark spaces as vacant.

Escrows and Reserves.

Real Estate Taxes – The Frontera Crossing Mortgage Loan documents require an upfront reserve of approximately $190,567 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at approximately $38,113.

Insurance – The Frontera Crossing Mortgage Loan documents require an upfront reserve of approximately $19,438 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, initially estimated at approximately $6,479. Notwithstanding the foregoing, the borrower is not required to make such deposit if an acceptable blanket policy is in place. An acceptable blanket policy was in place at origination of the Frontera Crossing Mortgage Loan.

Replacement Reserve – The Frontera Crossing Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $4,131 for replacement reserves.

TI/LC Reserve – The Frontera Crossing Mortgage Loan documents require an upfront reserve of $1,000,000 and an ongoing monthly deposit in an amount equal to $2.50 per square foot, or approximately $34,429 for future tenant improvements and leasing commissions, capped at $2,500,000.

Lockbox and Cash Management. The Frontera Crossing Mortgage Loan is structured with a hard lockbox and in-place cash management. The Frontera Crossing Mortgage Loan documents require the borrower to direct all rents to be directly deposited into the lockbox account. During a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily into a cash management account controlled by the lender and applied in accordance with the Frontera Crossing Mortgage Loan documents. Once a Cash Management Period is no longer continuing, all funds in the lockbox account are required to be swept daily to an account designated by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Office – Suburban	Loan #8	Cut-off Date Balance:	$27,600,000
101 West Louis Henna Boulevard	Frontera Crossing	Cut-off Date LTV:	62.0%
Austin, TX 78728		UW NCF DSCR:	1.49x
		UW NOI Debt Yield:	12.8%

A “Cash Management Period” commenced at the origination of the Frontera Crossing Mortgage Loan and will end upon (a) the Frontera Crossing Mortgage Loan and all other obligations under the Frontera Crossing Mortgage Loan documents being repaid in full, or (b) the lender giving notice that the Cash Management Period may end, which the lender will only be required to give if the TI/LC reserve balance is equal to $2,500,000 and the collective balance of the TI/LC reserve and the excess cash flow accumulated during a Cash Management Period is equal to $4,236,115, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents. Following the end of the initial Cash Management Period, a Cash Management Period will commence upon any of the following:

(i)	the stated maturity date;
(ii)	the occurrence of a default or an event of default;
(iii)	on the last day of any calendar quarter, the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) falling below 1.45x; or
(iv)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period, other than the initial Cash Management Period, will end upon the occurrence of the following:

●	with regard to clause (i), the Frontera Crossing Mortgage Loan and all other obligations under the Frontera Crossing Mortgage Loan documents have been repaid in full;
●	with regard to clause (ii), the cure of such default or event of default and no other default or event of default has occurred and is continuing;
●	with regard to clause (iii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.45x for two consecutive calendar quarters; or
●	with regard to clause (iv), the cure of such Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence upon the earliest of the following:

(i)	the date that is twelve months prior to the end of the lease of Celink, BGE, or any current or future lease which covers 25,000 or more of the rentable square footage at the Frontera Crossing Property (a “Lease Sweep Tenant”), including any renewal terms, and the applicable tenant has not renewed its lease;
(ii)	the date required under a lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option, and such renewal has not been exercised;
(iii)	any lease is surrendered, cancelled or terminated prior to its then current expiration date by a Lease Sweep Tenant, or any Lease Sweep Tenant gives notice of its intention to terminate, surrender or cancel its lease (or any material portion thereof);
(iv)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (“goes dark”) excluding (y) any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the related Lease Sweep Tenant is otherwise in compliance with its lease, (B) caused solely by casualty or condemnation or renovations pursuant to the terms of its lease or (C) caused by force majeure and (z) the sublease of any portion of its space to one or more subtenants who are actively conducting business in their premises and the Lease Sweep Tenant remains liable for the payment of rent under its lease and are otherwise in compliance with the terms contained therein;
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default by a Lease Sweep Tenant under its lease; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding by any Lease Sweep Tenant, its parent company or the lease guarantor under a Lease Sweep Tenant’s lease, as described in the Frontera Crossing Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Lease Sweep Period will end upon the earliest of the following:

●	with regard to clauses (i), (ii), (iii) and (iv), the earliest of the following:
o	if Celink is the Lease Sweep Tenant, the collective balance of the rollover reserve and the excess cash flow accumulated during a Cash Management Period is at least $4,236,115, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents;
o	if BGE is the Lease Sweep Tenant, the collective balance of the rollover and special rollover reserves is at least $2,931,110, which amount may be reduced as described in the Frontera Crossing Mortgage Loan documents;
o	the lender determines sufficient funds have accumulated in the special rollover reserve to pay for all expenses related to re-leasing the applicable space, including brokerage commissions and tenant shortfalls, and any anticipated shortfalls of payments required under the Frontera Crossing Mortgage Loan documents as a result of down-time or free rent periods;
o	the date on which the Lease Sweep Tenant exercises its renewal or extension option (or otherwise enters into an extension with the borrower and acceptable to the lender) with respect to all of the space under its lease and in the lender’s judgment, sufficient funds have accumulated in the special rollover reserve for any anticipated expenses related to such renewal or extension; or
o	the date on which all space under the applicable lease has been fully leased to a replacement lease(s), has been entered into in accordance with the Frontera Crossing Mortgage Loan documents and all expenses related to such re-leasing have been paid in full; or
●	with regard to clause (v), the tenant default has been cured, and no other default has occurred for a period of six consecutive months following such cure; or
●	with respect to clause (vi), if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

Terrorism Insurance. The Frontera Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Frontera Crossing Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

20450 STEVENS CREEK BOULEVARD

8
7
6
5
4
3
2
1
Amazon.com
39,839 SF 4/30/27
Apple - CBA
120,403 SF 4/30/32
Gridmatic
5,246 SF 12/31/27
Vacant
962 SF
Apple - CBA
948 SF 4/30/32
Vacant
7,292 SF

20400 STEVENS CREEK BOULEVARD

8
7
6
5
4
3
2
1
Vacant
5,817 SF
Aptiv Services US, LLC
2,710 SF 02/28/31
Aptiv Services US, LLC
11,778 SF 05/31/31
Aemetis
9,880 SF 5/31/28
Vacant
11,990 SF
Amazon AWS
72,461 SF 01/31/29
Morgan Stanley (CBA)
22,775 SF 02/28/33
Powerquark Inc
2,160 SF 06/30/27
EFINIX
7,342 SF 10/31/27
Biel Crystal (USA) Inc.
2,197 SF 03/31/27
Vacant
8,398 SF
Keyence Corporation of America
3,115 SF 07/31/31
RealSense (Eyesno)
3,191 SF 07/31/28
Sunway Communication, Inc.
7,597 SF 05/31/31
PROM Eng
1,467 SF 01/31/36
PROM Mgmt
3,420 SF 3/31/36
Gridmatic
6,850 SF 12/31/27

Vacant | 2027 – 2028 | 2029 – 2030 | 2031 – 2032 | 2033+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 9 – The Towers at Cupertino City Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Cupertino, CA 95014
Original Balance(1):	$25,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2024
Borrower Sponsor:	Prometheus Real Estate Group, Inc.			Size:	357,838 SF
Guarantor:	DNS Real Estate, LLC			Cut-off Date Balance PSF(1):	$405
Mortgage Rate:	6.4420%			Maturity Date Balance PSF(1):	$405
Note Date:	2/20/2026			Property Manager:	Prometheus Real Estate Group, Inc. (borrower-related)
Maturity Date:	3/11/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$16,406,214
IO Period:	60 months			UW NCF:	$15,997,889
Seasoning:	3 months			UW NOI Debt Yield(1):	11.3%
Prepayment Provisions(2):	L(27),D(31),O(2)			UW NCF Debt Yield(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.69x
Additional Debt Balance(1):	$120,000,000			Most Recent NOI:	$16,942,082 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$17,571,384 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$15,854,039 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	89.8% (2/11/2026)
RE Taxes:	$273,252	$273,252	NAP	2nd Most Recent Occupancy:	91.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	95.8% (12/31/2023)
Replacement Reserve:	$171,433	$5,962	$214,632	Appraised Value (as of):	$228,000,000 (1/13/2026)
Leasing Reserve:	$2,000,000	$59,615	$3,000,000	Appraised Value PSF:	$637
Existing TI/LC Reserve:	$3,069,418	$0	NAP	Cut-off Date LTV Ratio(1):	63.6%
Rent Concession Reserve:	$665,801	$0	NAP	Maturity Date LTV Ratio(1):	63.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$145,000,000	100.0%	Loan Payoff:	$117,743,428	81.2%
			Return of Equity:	$17,663,238	12.2%
			Upfront Reserves:	$6,179,904	4.3%
			Closing Costs:	$3,413,431	2.4%
Total Sources:	$145,000,000	100.0%	Total Uses:	$145,000,000	100.0%

(1)	The Towers at Cupertino City Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $145,000,000. The information presented above is based on The Towers at Cupertino City Center Whole Loan (as defined below).
(2)	Defeasance of The Towers at Cupertino City Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Towers at Cupertino City Center Whole Loan to be securitized and (b) February 20, 2029. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2026-5C10 securitization in June 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (“The Towers at Cupertino City Center Mortgage Loan”) is part of a whole loan (“The Towers at Cupertino City Center Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal amount of $145,000,000. The Towers at Cupertino City Center Whole Loan is secured by the borrower’s fee interest in a suburban office property totaling 357,838 SF located in Cupertino, California (“The Towers at Cupertino City Center Property”).

The Towers at Cupertino City Center Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). The Towers at Cupertino City Center Mortgage Loan is evidenced by the non-controlling Note A-2-1-1 of The Towers at Cupertino City Center Whole Loan, with an original principal balance of $25,000,000. The Towers at Cupertino City Center Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

The following table identifies the promissory notes that comprise The Towers at Cupertino City Center Whole Loan:

The Towers at Cupertino City Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-1-2	$20,000,000	$20,000,000	BBCMS 2026-5C41	No
A-1-3	$20,000,000	$20,000,000	WFCM 2026-5C9	No
A-2-1-1	$25,000,000	$25,000,000	WFCM 2026-5C10	No
A-2-1-2(1)	$15,000,000	$15,000,000	WFB	No
A-2-2	$5,000,000	$5,000,000	WFCM 2026-5C9	No
Total	$145,000,000	$145,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is CCC Buildings, LP, a California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Towers at Cupertino City Center Whole Loan. The borrower sponsor is Prometheus Real Estate Group, Inc. and the non-recourse carveout guarantor is DNS Real Estate, LLC.

Headquartered in San Mateo, California, Prometheus Real Estate Group, Inc. (“Prometheus”) has focused on the acquisition, development, and management of high-quality residential, office and retail properties since its founding by Sanford Diller in 1965. Over more than six decades, Prometheus has grown to manage 13,600 apartments and over 25 office and retail properties, representing over one million SF, across the San Francisco Bay Area, Portland, Oregon and Seattle, Washington. Prometheus currently has 2,100 apartments in its development pipeline, and its portfolio spans 52 distinct neighborhoods.

The Property. The Towers at Cupertino City Center Property is a Class A multi-tenant, suburban office property consisting of two, eight-story office buildings, each featuring a subterranean garage, totaling 357,838 SF, located in Cupertino, California. Built in 1987 and most recently renovated in 2024, The Towers at Cupertino City Center Property is constructed on an approximately 3.22-acre site and contains 1,102 parking spaces (approximately 3.1 spaces per 1,000 SF). As of February 11, 2026, The Towers at Cupertino City Center Property was 89.8% leased to 13 unique tenants and has a weighted-average remaining lease term of 4.1 years.

Major Tenants.

Apple (121,351 SF; 33.9% of NRA; 34.7% of UW Rent). Apple is a public technology company headquartered in Cupertino, California, known for creating consumer electronics, software platforms, and digital services. Apple’s ecosystem spans hardware (iPhone, Mac, iPad, Apple Watch, AirPods), software (iOS, macOS, watchOS), and services (Apple Music, iCloud, App Store, Apple TV+). Apple has been at The Towers at Cupertino City Center Property since 2014, has a lease expiration date in April 2032, has two, five-year renewal options and has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. The termination option requires Apple to pay a termination fee equal to three months of base rent, plus the unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.

Amazon (112,300 SF; 31.4% of NRA; 36.1% of UW Rent). Each of Amazon Web Services, Inc. (72,461 SF; 20.2% of NRA; 25.0% of UW Rent) (“Amazon AWS”) and Amazon.com (39,839 SF; 11.1% of NRA; 11.1% of UW Rent) (“Amazon.com”, and together with Amazon AWS, “Amazon”) lease a space at The Towers at Cupertino City Center Property. Amazon AWS provides cloud computing services. Amazon AWS has been located at The Towers at Cupertino City Center Property since 2018 and has a lease expiration date of January 31, 2029, with two five-year renewal options and no termination option. Amazon.com has been located at The Towers at Cupertino City Center Property since 2007 and has a lease expiration date of April 30, 2027, with two five-year renewal options and no termination option.

Morgan Stanley (22,775 SF; 6.4% of NRA; 8.1% of UW Rent). Founded in 1935 and headquartered in New York City, Morgan Stanley is a global financial services firm employing over 80,000 people and operating across over 40 countries. Morgan Stanley has been located at The Towers at Cupertino City Center Property since 1998 and has a lease expiration date of February 28, 2033, with two, five-year renewal options and has the one time right to terminate its lease on November 30, 2030 by providing a notice prior to January 31, 2030 and subject to a termination fee of approximately $1,134,332.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at The Towers at Cupertino City Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
Apple	Aaa/NR/AA+	121,351	33.9%	$5,947,662	34.7%	$49.01	4/30/2032	2 x 5 Yr	Y(3)
Amazon	A1/AA-/AA	112,300	31.4%	$6,182,671	36.1%	$55.05	Various(4)	Various(5)	N
Morgan Stanley	A1/A+/A-	22,775	6.4%	$1,386,942	8.1%	$60.90	2/28/2033	2 x 5 Yr	Y(6)
Aptiv Services US, LLC	Baa2/BBB/BBB	14,488	4.0%	$752,101	4.4%	$51.91	Various(7)	1 x 5 Yr	N
Gridmatic	NR/NR/NR	12,096	3.4%	$657,539	3.8%	$54.36	12/31/2027	1 x 3 Yr	N
Major Tenants Subtotal/Wtd. Avg.		283,010	79.1%	$14,926,915	87.1%	$52.74
Other Tenants		38,209	10.7%	$2,203,807	12.9%	$57.68
Occupied Subtotal/Wtd. Avg.		321,219	89.8%	$17,130,722	100.0%	$53.33
Vacant Space		36,619	10.2%
Total/Wtd. Avg.		357,838	100.0%

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Apple has an ongoing option to terminate up to two contiguous floors per calendar year, effective on April 30, 2030 and April 30, 2031, by delivering a notice at least 12 months prior to the effective date of such termination. Apple will be required to pay a termination fee equal to three months of base rent, plus unamortized portion of (i) leasing commissions, (ii) tenant improvement allowance, and (iii) amount of abated base rent with respect to the early termination space.
(4)	Amazon has multiple leases, with the Amazon.com lease expiring April 30, 2027 (39,839 SF) and the Amazon AWS lease expiring January 31, 2029 (72,461 SF).
(5)	Amazon has two, five-year renewal options with respect to its Amazon.com space (39,839 SF) and Amazon AWS space (72,461 SF).
(6)	Morgan Stanley has a one-time right to terminate its lease effective November 30, 2030 by providing notice prior to January 31, 2030 and payment of a termination fee of approximately $1,134,332.
(7)	Aptiv Services US, LLC has multiple leases which are set to expire February 28, 2031 (2,710 SF) and May 31, 2031 (11,778 SF).

The following table presents certain information relating to the lease rollover schedule at The Towers at Cupertino City Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	61,474	17.2%	17.2%	$3,158,646	18.4%	18.4%	$51.38
2028	2	13,071	3.7%	20.8%	$799,947	4.7%	23.1%	$61.20
2029	1	72,461	20.2%	41.1%	$4,275,666	25.0%	48.1%	$59.01
2030	0	0	0.0%	41.1%	$0	0.0%	48.1%	$0.00
2031	4	25,200	7.0%	48.1%	$1,340,658	7.8%	55.9%	$53.20
2032	1	121,351	33.9%	82.0%	$5,947,662	34.7%	90.6%	$49.01
2033	1	22,775	6.4%	88.4%	$1,386,942	8.1%	98.7%	$60.90
2034	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2035	0	0	0.0%	88.4%	$0	0.0%	98.7%	$0.00
2036	2	4,887	1.4%	89.8%	$221,201	1.3%	100.0%	$45.26
2037 & Thereafter	0	0	0.0%	89.8%	$0	0.0%	100.0%	$0.00
Vacant	0	36,619	10.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	357,838	100.0%		$17,130,722	100.0%		$53.33(2)

(1)	Based on the underwritten rent roll dated February 11, 2026.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Towers at Cupertino City Center Property is a two-building, eight-story, Class A suburban office complex located in Cupertino, California, and within the San Jose-Sunnyvale-Santa Clara, California Metropolitan Statistical Area. The Santa Clara Valley is characterized as a highly urbanized area and is known as Silicon Valley, home to many of the world’s largest high-technology corporations. Positioned along Stevens Creek Boulevard, a six-lane major highway with full urban improvements, The Towers at Cupertino City Center Property benefits from strong visibility and drive-by exposure in a central part of Cupertino, with I-280 and SR-85 providing regional connectivity across Santa Clara County and adjacent employment nodes. The immediate land-use pattern around The Towers at Cupertino City Center Property is mixed, with a concentration of office and multifamily units supported by retail and industrial developments. Retail amenities such as Target and Whole Foods, and other retail centers are within close proximity (less than approximately one mile) along Steven Creek Boulevard, providing dining and convenience options. Demand is reinforced by proximity to major technology employers such as the Apple Campus and the broader Silicon Valley technology/research and development base.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

According to the appraisal, The Towers at Cupertino City Center Property is located within the Cupertino office submarket of the Santa Clara County office market. As of the fourth quarter of 2025, the Cupertino office submarket had an inventory of approximately 7,567,340 SF with a vacancy rate of 2.4% and asking rent of $57.38 PSF. The appraiser concluded a market rent of $51.00 for The Towers at Cupertino City Center Property.

According to a third party research report, the 2025 population within a one-, three- and five-mile radius of The Towers at Cupertino City Center Property was 22,146, 197,935 and 479,618, respectively. The median household income within the same radii, as of 2025, was $209,161, $203,120 and $184,522, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Towers at Cupertino City Center Property:

Market Rent Summary
Market Rent (PSF)	$51.00
Lease Term (Years)	5.3
Lease Type	Triple Net
Escalations (Annual)	3.0%
Tenant Improvements (New/Renewal)	$50 / $20
Leasing Commissions (New/Renewal)	$23 / $18
Free Rent (Months) (New/Renewal)	4 / 2

Source: Appraisal.

The table below presents certain information relating to comparable office leases with respect to The Towers at Cupertino City Center Property:

Comparable Office Leases
Property Name/Location	Year Built/Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
The Towers at Cupertino City Center 20400 & 20450 Stevens Creek Boulevard Cupertino, CA 95014	1987/2024	89.8%(1)	357,838(1)	-	-	-	-
Century Plaza I 550 S. Winchester Blvd San Jose, CA 95128	1986/NAV	96.7%	105,673	BMC Software	Feb-26 / 4.0	9,826	$66.00
One Santana West 3155 Olsen Drive San Jose, CA 95117	2022/NAV	88.4%	365,968	Etched.AI	Jan-26 / 4.6	15,197	$53.16
Santa Clara Square 2755 Augustine Drive Santa Clara, CA 95054	2015/NAV	100.0%	244,062	REEVO	Oct-25 / 3.3	11,922	$55.80
Mountain View Gateway 800 W El Camino Real Mountain View, CA 94040	1988/NAV	86.9%	118,457	Otter.ai	Jul-25 / 2.3	35,053	$77.76
Techmart Commerce Center 5201 Great America Pkwy Santa Clara, CA 95054	1986/NAV	86.0%	284,418	Regus	May-25 / 5.0	27,369	$68.52

Source: Appraisal.

(1)	Based on the underwritten rent roll dated February 11, 2026.

Appraisal. According to the appraisal, as of January 13, 2026, The Towers at Cupertino City Center Property had an “as-is” appraised value of $228,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated January 21, 2026, there was no evidence of any recognized environmental conditions at The Towers at Cupertino City Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Towers at Cupertino City Center Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Base Rent(1)	$17,362,021	$17,938,745	$17,708,109	$17,130,722	$47.87
Straight-Line Rent(2)	$0	$0	$0	$146,727	$0.41
Grossed Up Vacant Space	$1,206,660	$825,456	$1,094,985	$1,867,569	$5.22
Gross Potential Rent	$18,568,681	$18,764,201	$18,803,094	$19,145,018	$53.50
Vacancy/Credit Loss	($1,209,735)	($825,456)	($1,094,985)	($1,867,569)	($5.22)
Free Rent Adjustment	($82,192)	($1,112,607)	($457,891)	$0	$0.00
Net Rental Income	$17,276,754	$16,826,138	$17,250,218	$17,277,449	$48.28
CAM Reimbursements	$6,277,436	$10,620,242	$9,283,630	$8,022,689	$22.42
Other Income	$3,675	$4,300	$3,388	$3,388	$0.01
Effective Gross Income	$23,557,865	$27,450,680	$26,537,236	$25,303,526	$70.71

Real Estate Taxes	$2,314,687	$3,426,914	$3,473,722	$3,049,689	$8.52
Insurance	$493,246	$637,136	$666,420	$435,791	$1.22
Management Fee	$810,820	$963,557	$928,803	$885,623	$2.47
Other Operating Expenses	$4,085,073	$4,851,690	$4,526,209	$4,526,209	$12.65
Total Expenses	$7,703,826	$9,879,297	$9,595,154	$8,897,312	$24.86

Net Operating Income(3)	$15,854,039	$17,571,384	$16,942,082	$16,406,214	$45.85
Replacement Reserves	$0	$0	$0	$71,568	$0.20
TI/LC	$0	$0	$0	$336,757	$0.94
Net Cash Flow	$15,854,039	$17,571,384	$16,942,082	$15,997,889	$44.71

Occupancy (%)(4)	95.8%	91.0%	89.8%	90.2%
NOI DSCR(5)	1.67x	1.86x	1.79x	1.73x
NCF DSCR(5)	1.67x	1.86x	1.79x	1.69x
NOI Debt Yield(5)	10.9%	12.1%	11.7%	11.3%
NCF Debt Yield(5)	10.9%	12.1%	11.7%	11.0%

(1)	UW Base Rent includes contractual rent steps taken through February 2027.
(2)	Straight-Line Rent represents straight line rent averaging for investment grade tenants.
(3)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily due to the Real Estate Taxes increasing between 2023 and 2024 due to a reassessment as a result of a death of the principal's father and the subsequent transfer of the controlling interest to her. As such, a portion of the 2023 common area maintenance billings were delayed until 2024, while the ownership waited for the property tax reassessment to be finalized. This resulted in lower collections in 2023 and above 100% collections in 2024.
(4)	Historical occupancy figures represent the physical occupancy as of December 31 in each respective year. 2025 Occupancy (%) is based on the underwritten rent roll as of February 11, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(5)	Figures based on The Towers at Cupertino City Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $273,252 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially $273,252).

Insurance – The Towers at Cupertino City Center Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) The Towers at Cupertino City Center Property is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies.

Replacement Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront reserve of $171,433 for replacement reserves and ongoing monthly replacement reserve deposits of $5,962, capped at $214,632.

Leasing Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit for tenant improvements and leasing commissions (“TI/LC”) in the amount of $2,000,000 and ongoing monthly deposits of $59,615 for future TI/LC expenses, provided, that the borrower must fund the account only to the extent that the balance of the leasing reserve is less than $3,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Office - Suburban	Loan #9	Cut-off Date Balance:	$25,000,000
20400 & 20450 Stevens Creek Boulevard	The Towers at Cupertino City Center	Cut-off Date LTV:	63.6%
Cupertino, CA 95014		UW NCF DSCR:	1.69x
		UW NOI Debt Yield:	11.3%

Existing TI/LC Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $3,069,418 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with Amazon ($813,510), Apple ($100,000), Aptiv Services US, LLC ($948,415), Keyence Corporation of America ($172,761) and Morgan Stanley’s ($1,034,732) leases at The Towers at Cupertino City Center Property.

Rent Concession Reserve – The Towers at Cupertino City Center Whole Loan documents require an upfront deposit of $665,801 for outstanding free rent or abatements at the origination of The Towers at Cupertino City Center Whole Loan related to the Apple ($61,302), Aptiv Services US, LLC ($418,826), Keyence Corporation of America ($73,223) and Morgan Stanley ($112,450) leases at The Towers at Cupertino City Center Property.

Lockbox and Cash Management. The Towers at Cupertino City Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit rents if received into such lockbox account within three business days of receipt. Upon the occurrence and during the continuation of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Towers at Cupertino City Center Whole Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in The Towers at Cupertino City Center Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for The Towers at Cupertino City Center Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Deposit” means the deposit of an amount equal to $50 PSF of the applicable leased premises to which the Cash Trap Event Period applies.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), falling below 1.15x (amortizing);
(iii)	Amazon or Apple goes dark, vacates or otherwise fails to occupy at least 50% or more of its space;
(iv)	Amazon fails to exercise its extension option on 50% or more of its leased premises at the earlier of (a) nine-months prior to its then current expiration date and (b) the date on which it is required to provide its notice exercising its extension option (which, for the avoidance of doubt, is 15 months prior to its lease expiration with respect to the leased premises occupied by Amazon AWS);
(v)	Amazon or Apple is in monetary default pursuant to the terms of its lease; or
(vi)	Amazon or Apple, as a debtor, files a voluntary petition under the bankruptcy code or any other creditors rights laws.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.20x for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, Amazon or Apple, as applicable, has resumed occupancy of, and resumed its normal business operations in, such tenant space for a period of no less than 45 consecutive days;
(iv)	with regard to clauses (iii), (iv) and (v) above, a Replacement Tenant Event (as defined below) has occurred;
(v)	with regard to clause (iv) above, the lender receives satisfactory evidence and a tenant estoppel certificate in form and substance acceptable to the lender that the Amazon has exercised its renewal or extension option under at least 50% or more of its leased premises to the terms and conditions reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, Amazon and/or Apple, as applicable, has cured all monetary defaults; or
(vii)	with regard to clause (vi) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender.

Additionally, with regard to clause (iii), (iv), (v), and/or (vi) above, then in lieu of satisfying the cure requirements set forth above with respect to clauses (iii), (iv), (v) and/or (vi), as applicable, the borrower will be required to make a Cash Trap Deposit with respect to the applicable leased premises to which a Cash Trap Event Period applies, which Cash Trap Deposit will be held by the lender as Leasing Reserve funds, provided, however, such Cash Trap Deposit (less any portion of the Cash Trap Deposit already disbursed to the borrower pursuant to The Towers at Cupertino City Center Whole Loan documents) will be disbursed to the borrower promptly upon a cure of such Cash Trap Event Period pursuant to another clause.

A “Replacement Tenant Event” will occur when the lender has received satisfactory evidence that (i) the space currently occupied by Amazon or Apple, as applicable, has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

Terrorism Insurance. The Towers at Cupertino City Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of The Towers at Cupertino City Center Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Mortgage Loan No. 10 – Hamilton Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	GSMC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	TBD/TBD/TBD			Location:	Chattanooga, TN 37421
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$25,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2011
Borrower Sponsor:	CBL & Associates Limited Partnership			Size:	385,318 SF
Guarantor:	CBL & Associates Limited Partnership			Cut-off Date Balance PSF(1):	$187
Mortgage Rate:	6.84700%			Maturity Date Balance PSF(1):	$177
Note Date:	5/29/2026			Property Manager:	CBL & Associates
Maturity Date:	6/6/2031				Management, Inc. (borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$12,313,996
Seasoning:	0 months			UW NCF:	$11,485,563
Prepayment Provisions(2):	L(24),D(29),O(7)			UW NOI Debt Yield(1):	17.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	16.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	18.1%
Additional Debt Balance(1):	$46,900,000			UW NCF DSCR(1):	2.03x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$11,854,316 (3/31/2026 TTM)

Reserves(3)				2nd Most Recent NOI:	$11,496,419 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$11,227,972 (12/31/2024)
RE Taxes:	$815,971	$163,194	NAP	Most Recent Occupancy:	98.4% (5/4/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	94.0% (12/31/2025)
Replacement Reserve:	$1,511,281	$8,027	$240,824	3rd Most Recent Occupancy:	92.4% (12/31/2024)
Lease Rollover Reserve:	$1,500,000	$64,220	$1,926,590	Appraised Value (as of):	$106,300,000 (2/27/2026)
Unfunded Obligation Reserve(4):	$1,320,000	$0	NAP	Appraised Value PSF:	$276
				Cut-off Date LTV Ratio(1):	67.6%
				Maturity Date LTV Ratio(1):	64.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$71,900,000	80.9%	Loan Payoff:	$82,475,666	92.7%
Borrower Equity:	$17,025,196	19.1%	Upfront Reserves:	$5,147,252	5.8%
			Closing Costs:	$1,302,278	1.5%
Total Sources:	$88,925,196	100.0%	Total Uses:	$88,925,196	100.0%

(1)	The Hamilton Place Mortgage Loan (as defined below) is part of the Hamilton Place Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate original principal balance of $71,900,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Hamilton Place Whole Loan.
(2)	Defeasance of the Hamilton Place Whole Loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) three years after the origination date of May 29, 2026. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2026-5C10 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Hamilton Place Mortgage Loan”) is part of a whole loan (the “Hamilton Place Whole Loan”) evidenced by four notes issued by Hamilton Place CMBS, LLC in the aggregate original principal amount of $71,900,000. The Hamilton Place Mortgage Loan is evidenced by the non-controlling Note A-2, which has an outstanding principal balance as of the Cut-off Date of $25,000,000. The Hamilton Place Whole Loan was originated on May 29, 2026, by Goldman Sachs Bank USA (“GSBI”). The Hamilton Place Whole Loan is secured by the borrower’s fee simple interest in a 385,318 SF retail property located in Chattanooga, Tennessee (the "Hamilton Place Property"). The Hamilton Place Whole Loan has a five-year term, amortizes on a 360-month schedule and accrues interest a rate of 6.84700% per annum on an Actual/360 basis. The Hamilton Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-5C10 transaction until such time the controlling Note A-1 is securitized after which it will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The table below summarizes the promissory notes that comprise the Hamilton Place Whole Loan:

Hamilton Place Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$25,000,000	$25,000,000	GSBI	Yes
A-2	$25,000,000	$25,000,000	WFCM 2025-5C10	No
A-3(1)	$10,000,000	$10,000,000	GSBI	No
A-4(1)	$11,900,000	$11,900,000	GSBI	No
Whole Loan	$71,900,000	$71,900,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Hamilton Place CMBS, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton Place Whole Loan. The borrower sponsor and non-recourse carveout guarantors is CBL & Associates Limited Partnership (“CBL Properties”). CBL Properties is an American real estate investment trust that invests in shopping centers, primarily in the Southeastern and Midwestern United States. CBL Properties owns and manages a portfolio of 88 properties totaling 55 million SF across 23 states.

The Property. The Hamilton Place Property is a 385,318 SF portion (the “Collateral SF”) of a two-story, 1,010,409 SF super regional mall located in Chattanooga, Tennessee (the “Hamilton Place Mall”). Unless otherwise noted, all metrics are based on the Collateral SF. According to the appraisal, the Hamilton Place Mall is anchored by JCPenney, Belk Women & Kids, Dillard's Women, Dillard's Men, Kid & Home, Belk Men & Home, Dick's, Crunch Fitness and Dave & Buster's (all such tenants are non-collateral). Other major tenants include American Eagle Outfitters, Barnes & Noble Booksellers, JD Sports, Victoria’s Secret, and Sephora (all such tenants are collateral). Built in 1987 and renovated in 2011, the Hamilton Place Mall is situated on a 72.19-acre site. The Hamilton Place Mall contains 5,135 surface spaces, which results in a parking ratio of 5.08 spaces per 1,000 SF. As of May 4, 2026, the Hamilton Place Property was 98.4% occupied.

Major Tenants.

Barnes & Noble Booksellers (29,743 SF, 7.7% of NRA, 5.3% of underwritten rent): Founded in 1971, Barnes & Noble Booksellers is a major retailer of books, magazines, toys, games, and music. Barnes & Noble Booksellers has been a tenant at the Hamilton Place Property since November 2008 and has a lease expiration on January 31, 2029.

H&M (23,231 SF, 6.0% of NRA, 3.2% of underwritten rent): H&M is a Swedish multinational clothing company headquartered in Stockholm, Sweden and operating stores globally. H&M has been a tenant at the Hamilton Place Property since November 2017 and has a lease expiration on January 31, 2028.

Rodizio Grill (11,284 SF, 2.9% of NRA, 2.5% of underwritten rent): Established in 1995, Rodizio Grill is a Brazilian cuisine restaurant with 24 locations across the United States. Rodizio Grill has been a tenant at the Hamilton Place Property since December 2017 and has a lease expiration on December 31, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to tenancy at the Hamilton Place Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Barnes & Noble	NR/NR/NR	29,743	7.7%	$650,000	5.3%	$21.85	1/31/2029	1, 5-year	Y
H&M	NR/NR/BBB	23,231	6.0%	$388,405	3.2%	$16.72	1/31/2028	None	Y
Rodizio Grill	NR/NR/NR	11,284	2.9%	$300,000	2.5%	$26.59	12/31/2035	1, 10-year	N
Shoe Department/Encore	NR/NR/NR	11,096	2.9%	$150,000	1.2%	$13.52	7/31/2029	None	Y
Rose & Remington	NR/NR/NR	9,844	2.6%	$0.00	0.0%	$0.00	1/31/2031	None	N
Texas Roadhouse	NR/NR/NR	8,860	2.3%	$190,000	1.6%	$21.44	10/31/2038	3, 5-year	N
American Eagle	NR/NR/NR	8,813	2.3%	$453,094	3.7%	$51.41	1/31/2027	None	Y
Express	NR/NR/NR	8,148	2.1%	$95,690	0.8%	$11.74	1/31/2029	None	Y
Victoria's Secret / Pink	NR/B1/BB-	8,135	2.1%	$329,468	2.7%	$40.50	1/31/2034	None	Y
Vintage Stock	NR/NR/NR	7,958	2.1%	$90,000	0.7%	$11.31	4/30/2029	None	N

Subtotal/Wtd. Avg.		127,112	33.0%	$2,646,657	21.8%	$20.82

Other Tenants		251,986	65.4%	$9,508,835	78.2%	$37.74

Occupied Total		379,098	98.4%	$12,155,492	100.0%	$32.06

Vacant		6,220	1.6%
Total/Wtd. Avg.		385,318	100.0%

(1)	Based on the underwritten rent roll dated as of May 2026, inclusive of contractual rent steps through June 2027.
(2)	Certain tenants’ leases in-place at the Hamilton Place Property include co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following tables present sales history figures at the Hamilton Place Property:

Tenant Sales(1)
	2023	2024	2025
Tenant Sales PSF	$332	$346	$357
Wtd. Avg Occupancy Cost(2)	N/A	N/A	13.6%
Total Mall Sales (Collateral SF)	$127,920,595	$133,504,203	$137,573,200

(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported by the tenant, such information is not independently verified by the borrower sponsor. Not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based on the sum of contractual rent (including % rent) and reimbursements divided by gross sales, weighted on total reported sales.

Top Tenant Sales(1)(2)
	2022	2023	2024	2025	2025 $ PSF	Occupancy Cost
Barnes & Noble	$5,982,811	$6,301,868	$6,558,157	$7,023,476	$236	9.3%
H&M	$4,179,150	$3,709,437	$3,581,778	$3,308,206	$142	11.6%
Rodizio Grill	$2,816,736	$3,101,070	$3,432,350	$3,712,491	$329	9.1%
Shoe Department/Encore	$1,575,100	$1,340,399	$1,377,038	$1,392,025	$125	10.8%
Rose & Remington	$254,398	$874,396	$656,184	$861,632	$88	12.31%
Texas Roadhouse	$0	$0	$0	$0	$0	N/A
American Eagle	$5,718,231	$5,384,238	$5,945,288	$5,816,740	$660	14.1%
Express	$1,505,192	$1,401,356	$963,695	$996,773	$122	13.4%
Victoria's Secret / Pink	$3,719,837	$3,495,716	$4,433,949	$4,578,127	$563	13.1%
Vintage Stock	N/A	N/A	$590,117	$962,906	$121	11.9%

(1)	All sales information presented above is based upon information provided by the borrower sponsor. Further, because sales are self-reported by the tenant, such information is not independently verified by the borrower sponsor. Not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to the lease rollover schedule at the Hamilton Place Property:

Lease Rollover Schedule(1)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2026/MTM	15	28,683	7.4%	7.4%	$510,887	4.2%	$510,887	4.2%	$17.81
2027	21	61,174	15.9%	23.3%	$2,113,016	17.4%	$2,623,903	21.6%	$34.54
2028	21	81,936	21.3%	44.6%	$2,456,081	20.2%	$5,079,984	41.8%	$29.98
2029	17	76,560	19.9%	64.5%	$1,963,773	16.2%	$7,043,756	57.9%	$25.65
2030	8	26,311	6.8%	71.3%	$1,180,482	9.7%	$8,224,238	67.7%	$44.87
2031	9	33,192	8.6%	79.9%	$920,319	7.6%	$9,144,557	75.2%	$27.73
2032	2	4,502	1.2%	81.1%	$172,683	1.4%	$9,317,240	76.7%	$38.36
2033	5	11,697	3.0%	84.1%	$924,448	7.6%	$10,241,688	84.3%	$79.03
2034	1	8,135	2.1%	86.2%	$329,468	2.7%	$10,571,156	87.0%	$40.50
2035	5	25,239	6.6%	92.8%	$837,132	6.9%	$11,408,288	93.9%	$33.17
2036	2	12,809	3.3%	96.1%	$557,204	4.6%	$11,965,492	98.4%	$43.50
2037 & Thereafter	1	8,860	2.3%	98.4%	$190,000	1.6%	$12,155,492	100.0%	$21.44
Vacant	0	6,220	1.6%	100.0%	$0	0.0%	$12,155,492	100.0%	$0.00
Total / Wtd. Avg.	107	385,318	100.0%		$12,155,492	100.0%			$32.06(2)

(1)	Based on the underwritten rent roll dated as of May 2026 inclusive of contractual rent steps through June 2027.
(2)	Total/Wtd. Avg UW Base Rent Rolling excludes vacant space.

The Market. The Hamilton Place Property is located in the Chattanooga core based statistical area (the “Chattanooga CBSA”) which is a six county region located in Southeast Tennessee near the border of Georgia at the junction of three interstate highways: I-24, I-75 and I-59. The City of Chattanooga is the fourth largest city in Tennessee, and its economy is a diverse mix of manufacturing and service industries. The area serves as the headquarters for two of America’s top 10 long-haul trucking companies, Covenant Transport and U.S. Xpress, Inc. According to the appraisal, the Chattanooga CBSA had a population of approximately 591,800 as of 2025.

According to the appraisal, the 2025 population within a 5-, 10- and 15- mile radius of the Hamilton Place Property was 111,521, 348,369, and 480,196, respectively. The average household income within the same radii was $102,067, $97,937, and $102,207 respectively.

According to the appraisal, the Hamilton Place Property is located within the Lovell Field/East submarket of the Chattanooga retail market. As of the fourth quarter of 2025, the Lovell Field/East submarket reported a total inventory of approximately 2,826,000 SF, with a 13.4% vacancy rate and average asking rent of $13.93 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Hamilton Place Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Inline < 1,000 SF	$110.00	5	Level Over Term	$25.00	$1.00
Inline 1,000 - 2,500 SF	$60.00	5	Level Over Term	$25.00	$1.00
Inline 2,500 - 5,000 SF	$42.50	5	Level Over Term	$25.00	$1.00
Inline > 5,000 SF	$40.00	5	Level Over Term	$5.00	$1.00
Jewelry	$132.50	5	Level Over Term	$25.00	$1.00
Food Court	$150.00	5	3% per annum	$25.00	$1.00
Kiosk	$325.00	5	3% per annum	$0.00	$0.00
ATM	$900.00	3	Level Over Term	$0.00	$0.00
Restaurant	$30.00	10	10% in Year 6	$25.00	$1.00
Anchor	$20.00	10	10% in Year 6	$25.00	$1.00
Major	$15.00	10	10% in Year 6	$25.00	$1.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The table below presents certain information relating to retail centers comparable to the Hamilton Place Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Hamilton Place
Hamilton Place	1987/2011	1,145,511	98.4%(2)	JC Penney, Belk Women & Kids, Dillard’s Women, Dillard’s Men, Kid & Home, Belk Men & Home, Dick’s, Crunch Fitness, Dave & Buster’s(4)	NAP
Northgate Mall	1972/2014	643,021	74.0%	Sound Force, BJ’s Wholesale Club, Belk, Vacant	8.0 miles
Bradley Square Mall	1991/2013	447,026	70.0%	Dunham’s Sports, Belk, AMC Theatres, Ultimate Bunker Games	21.0 miles
Dalton Mall	1980/1990	318,757	68.0%	Belk, Vacant, AMC Theaters, Fitness 1440	23.0 miles
West Town Mall	1972/2018	1,281,108	98.0%	Dillard’s, Belk, JCPenney, Belk Men’s, Dick’s House of Sort, Cinebarre	88.0 miles
Weighted Average			84.1%(3)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of May 2026.
(3)	Weighted Average excludes the Hamilton Place Property.
(4)	Anchors JC Penney, Belk Women & Kids, Dillard’s Men, Kid & Anchors JC Penney, Belk Women & Kids, Dillard’s Women, Dillard’s Men, Kid & Home, Belk Men & Home, Dick’s, Crunch Fitness, and Dave & Buster’s are not included as part of the collateral SF.

Appraisal. According to the appraisal, the Hamilton Place Property had an “as-is” appraised value of $106,300,000 as of February 27, 2026.

Environmental Matters. According to the Phase I environmental assessment dated March 24, 2026, there was no evidence of recognized environmental conditions at the Hamilton Place Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hamilton Place Property:

Cash Flow Analysis
	2023	2024	2025	March 2026 TTM	UW(1)	UW PSF
Base Rent	$11,740,377	$11,574,269	$12,094,237	$12,328,816	$12,866,970	$33.39
Overage / Percentage Rent	$1,436,280	$1,357,608	$982,469	$1,003,634	$1,058,746	$2.75
Kiosks / Temporary / Specialty	$957,313	$952,090	$986,886	$1,022,337	$948,897	$2.46
Vacant Income	$0	$0	$0	$0	$516,289	$1.34
Gross Potential Rent	$14,133,970	$13,883,967	$14,063,591	$14,354,787	$15,390,901	$39.94
Reimbursements	$5,017,866	$4,526,193	$4,658,021	$4,644,423	$4,880,440	$12.67
Other Income	$445,544	$382,350	$445,804	$409,084	$408,688	$1.06
Net Rental Income	$19,597,380	$18,792,510	$19,167,416	$19,408,294	$20,680,029	$53.67
Vacancy	$0	$0	$0	$0	($1,034,001)	$(2.68)
Effective Gross Income	$19,597,380	$18,792,510	$19,167,416	$19,408,294	$19,646,028	$50.99
Real Estate Taxes	$2,295,962	$2,322,305	$1,902,517	$1,750,935	$1,958,330	$5.08
Insurance	$166,911	$279,314	$257,631	$269,704	$146,298	$0.38
Management	$894,081	$885,414	$893,052	$905,218	$589,381	$1.53
Utilities	$1,328,570	$1,321,909	$1,414,318	$1,397,141	$1,436,233	$3.73
Other Expenses	$3,231,734	$2,755,596	$3,203,479	$3,230,981	$3,201,790	$8.31
Total Expenses	$7,917,258	$7,564,539	$7,670,997	$7,553,978	$7,332,032	$19.03
Net Operating Income	$11,680,122	$11,227,972	$11,496,419	$11,854,316	$12,313,996	$31.96
Replacement Reserves	$0	$0	$0	$0	$96,329	$0.25
TI/LC	$0	$0	$0	$0	$732,103	$1.90
Net Cash Flow	$11,680,122	$11,227,972	$11,496,419	$11,854,316	$11,485,563	$29.81

Occupancy %(2)	93.8%	92.4%	94.0%	98.4%	95.0%
NOI DSCR(3)	2.07x	1.99x	2.03x	2.10x	2.18x
NCF DSCR(3)	2.07x	1.99x	2.03x	2.10x	2.03x
NOI Debt Yield(3)	16.2%	15.6%	16.0%	16.5%	17.1%
NCF Debt Yield(3)	16.2%	15.6%	16.0%	16.5%	16.0%

(1)	Based on the underwritten rent roll dated as of May 2026, inclusive of contractual rent steps through June 2027.
(2)	Historical occupancy represents physical occupancy and UW occupancy represents economic occupancy.
(3)	DSCRs and Debt Yields are based on the Hamilton Place Whole Loan.

Escrows and Reserves. At origination of the Hamilton Place Whole Loan, the borrower deposited (a) approximately $815,971 into a tax reserve, (b) approximately $1,511,281 into a capital expenditure reserve to pay for expenses associated with improvements to the roadways, landscaping and other areas of the Hamilton Place Property, (c) $1,320,000 into an unfunded obligations reserve to be used for outstanding tenant improvement allowances owed to certain tenants, and (d) $1,500,000 into a rollover reserve.

RE Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be $163,194.

Insurance – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period (provided that such reserve will be conditionally waived (i) so long as no event of default under the Hamilton Place Whole Loan documents has occurred and is continuing, and (ii) the borrower has provided evidence that insurance satisfying the requirements set forth in the Hamilton Place Whole Loan documents has been obtained under one or more blanket insurance policies and insurance premiums have been paid in accordance with the requirements of the Hamilton Place Whole Loan documents). At the origination of the Hamilton Place Mortgage Loan, an acceptable blanket policy was in place such that the monthly reserves were waived.

Replacement Reserve – On each payment date, the borrower is required to deposit approximately $8,027 into a replacement reserve account for replacements and repairs required to be made to the Hamilton Place Property during the calendar year, subject to a cap of approximately, $240,824 (excluding any portion of the deposits made on the origination date of the Hamilton Place Whole Loan which is to be used to pay for expenses associated with improvements to the roadways, landscaping and other areas of the Hamilton Place Property).

Rollover Reserve – On each payment date, the borrower is required to deposit approximately, $64,220 into a rollover reserve account for anticipated lease rollover during the term of the Hamilton Place Whole Loan, subject to a cap of $1,926,590, excluding any deposits of lease termination payments held in the rollover reserve account.

Operating Expense Reserve – On each payment date during the continuance of a Trigger Period (as defined below), the borrower is required to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Anchor Reserve Account – Upon the occurrence of an Anchor Trigger Event (as defined below), the borrower has the option, but is not required, to deposit with the lender a cash deposit or deliver to the lender a letter of credit in an aggregate amount equal the applicable Anchor Threshold Amount (as defined below). To the extent such deposit is timely made or letter of credit is timely delivered to the lender, a Trigger Period will not commence as a result of the Anchor Trigger Event and, to the extent such deposit is made or letter of credit is delivered to the lender following the commencement and during the existence of a Trigger Period resulting solely from an Anchor Trigger Event, such Trigger Period will no longer be deemed to exist. If the borrower fails to timely make a deposits or deliver a letter of credit pursuant to the terms above, a Trigger Period will immediately commence. To the extent a Trigger Period occurs as a result of an Anchor Trigger Event, the borrower is required to deposit into the anchor reserve account, all excess cash flow in the cash management account, provided, to the extent the cash management account has not yet been established as of any payment date following the commencement of the related Trigger Period, the borrower is required to deposit into the anchor reserve account, as of such payment date, all excess cash flow which would otherwise be deposited therein pursuant to the cash management agreement, as evidenced by the monthly or quarterly operating statements delivered to the lender in accordance with the terms of the Hamilton Place Whole Loan agreement.

An “Anchor Trigger Event” means the date that one or more Anchors goes dark, discontinues its operations or business or vacates its Anchor Space (as defined below) (other than in connection with a remodeling or as a result of a casualty event and there is otherwise not any credible evidence that any such Anchor intends to permanently cease its operations, go dark or vacate), provided, if only one of JCPenney or Belk West (aka Belk Men) goes dark, discontinues its operations or business or vacates its Anchor Space, an Anchor Trigger Event will not be deemed to have occurred.

An "Anchor" means any of the following which are currently occupying an Anchor Space in the areas immediately surrounding the Hamilton Place Property: (i) Dillard’s West (aka Dillard's Men), (ii) Dillard's East (aka Dillard's Women), (iii) Belk West (aka Belk Men), (iv) Belk East (aka Belk Women), (v) JCPenney and (vi) any successor occupant which takes occupancy of all or at least 51% of an Anchor Space.

An "Anchor Space" means the premises occupied by a current or future Anchor.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of an “event of default” under any mezzanine loan, (iii) the debt yield being less than 14.5% for two (2) consecutive calendar quarters (each, a “Debt Yield Trigger Event”) and the failure of the borrower to timely make a cash deposit into the excess cash reserve account or deliver a letter of credit to the lender pursuant to the terms of the Hamilton Place Whole Loan documents and (iv) the occurrence of an Anchor Trigger Event and the failure of the borrower to timely make a cash deposit into the anchor reserve account or deliver a letter of credit to the lender pursuant to the terms of the Hamilton Place Whole Loan documents; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A) (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A) (ii) above, the cure (if applicable) of such “event of default”, (y) with regard to any Trigger Period commenced in connection with clause (A) (iii) above, the earlier of (a) the date the Hamilton Place Property achieves a debt yield of at least 14.5% for two (2) consecutive calendar quarters or (b) an appropriate deposit of cash is made to the excess cash flow reserve account or a letter of credit is deposited with the lender pursuant to the terms of the Hamilton Place Whole Loan documents, and (z) with regard to any Trigger Period commenced in connection with clause (A) (iv) above, the earlier of (a) any Anchor Spaces which were subject to an Anchor Trigger Event are occupied by one or more replacement occupants or tenants who are operating in the Anchor Space or (b) the cumulative amount of funds deposited into the anchor reserve account or the face amount of any letter of credit deposited with the lender is equal to the applicable Anchor Threshold Amount. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

"Anchor Threshold Amount" means any of the following:

(a) if (i) one or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor (as defined below) who occupies a portion of an Anchor Space currently occupied by any of the foregoing Anchors is subject to an Anchor Trigger Event but (ii) neither JCPenney nor any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is not subject to an Anchor Trigger Event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing Anchor Trigger Event;

(b) if (i) two (2) or more of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women) or Dillard's West (aka Dillard's Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing Anchors are subject to an Anchor Trigger Event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an Anchor Trigger Event, the cumulative square footage of all Anchor Spaces which are subject to an ongoing Anchor Trigger Event less 157,799 SF; or

(c) if (i) only one of Belk East (aka Belk Women), Dillard's East (aka Dillard's Women), Dillard's West (aka Dillard's Men), or Belk West (aka Belk Men) or any successor Anchor who occupies a portion of the Anchor Space currently occupied by any of the foregoing Anchors is subject to an Anchor Trigger Event and (ii) JCPenney or any successor Anchor who occupies a portion of the Anchor Space currently occupied by JCPenney is also subject to an Anchor Trigger Event, 157,799 SF.

Lockbox and Cash Management. The Hamilton Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all gross income, forfeited security deposits and other revenues from the Hamilton Place Whole Loan into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower in accordance with the lockbox agreement. During the continuance of a Trigger Period, all funds in the lockbox will be transferred on a daily basis to a lender-controlled cash management account to be disbursed in accordance with the Hamilton Place Whole Loan documents, with any excess funds required to be deposited in either (i) the anchor reserve account during a Trigger Period caused by an Anchor Trigger Event and held as additional security for so long as the Trigger Period continues, provided, the borrower may obtain disbursements from the anchor reserve account for the payment of tenant improvements and leasing commissions for either (y) a new lease (or lease extension) for any leased premises for which any co-tenancy requirements are no longer satisfied as a result of the related Anchor Trigger Event or (z) a new lease for any premises previously occupied by an Anchor which has been acquired and added as collateral for the Hamilton Place Whole Loan as described below or (ii) an excess cash flow reserve account controlled by the lender during a Trigger Period caused by any event other than an Anchor Trigger Event and held as additional security, provided, if a Trigger Period is caused by a Debt Yield Trigger Event and the debt yield is equal to or greater than 13.5%, only one-half (1/2) of the excess flow will be deposited in the excess cash flow reserve account with the entirety of such excess cash flow required to be deposited as described herein if the debt yield is less than 13.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Retail – Super Regional Mall	Loan #10	Cut-off Date Balance:	$25,000,000
2100 Hamilton Place Boulevard	Hamilton Place	Cut-off Date LTV:	67.6%
Chattanooga, TN 37421		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Partial Release. The Hamilton Place Whole Loan documents permit the borrower to obtain a release of a non-income producing portion of the Hamilton Place Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Additional Property. The borrower may acquire (the "Acquisition") the real property and related improvements of one or more Anchors and the appurtenant interests therein (the "Additional Property"), and such Additional Property will be added as collateral of the Hamilton Place Whole Loan and subject to the related lien, provided certain condition precedents are satisfied, including: (a) the related Anchor has vacated its leased premises on a permanent basis, on a date that is not within the period commencing 30 days prior to and terminating 30 days after the closing date of this securitization, and there is no credible evidence of a replacement party planning to take occupancy of such property; (b) the lender has obtained a rating agency confirmation with respect to the Acquisition; (c) the lender has received acceptable third party reports with respect to the Additional Property as reasonably required by the lender; and (d) the lender has received a REMIC opinion.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Wells Fargo Commercial Mortgage Trust 2026-5C10	Transaction Contact Information

III.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (212) 214-7648

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

Goldman Sachs & Co. LLC

Scott Epperson	Tel. (212) 934-2882

Justin Peterson	Tel. (212) 902-4283

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

SG Americas Securities, LLC

Jim Barnard	Tel. (212) 278-6263

Justin Cappuccino	Tel. (212) 278-6393

Mark Lacerenza	Tel. (212) 278-5243

Anne Bekasi	Tel. (212) 278-7370

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Andrew Lisa	Tel. (212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100